As filed with the Securities and Exchange Commission on December 15, 2005
                                                     Registration No. __________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
             -------------------------------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                         SAMARITAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                  88-0431538
                 ------                                  ----------
     (State or Other Jurisdiction of                   (IRS Employer
     Incorporation or Organization)                Identification Number)

                                                                               Eugene Boyle
                                                                           Chief Financial Officer
                                                                      Samaritan Pharmaceuticals, Inc.
101 Convention Center Drive, Suite 310                             101 Convention Center Drive, Suite 310
       Las Vegas, Nevada 89109                                              Las Vegas, Nevada 89109
      Telephone: (702) 735-7001                                            Telephone: (702) 735-7001
      Telecopier: (702) 737-7016                 8731                      Telecopier: (702) 737-7016
      --------------------------                 ----                      --------------------------
 (Address and telephone number of     (Primary Standard Industrial     (Name, address and telephone number
 principal Executive offices and         Classification Number)              of agent for service)
 principal place of business)


                                         With Copies To:

       Clayton E. Parker, Esq.                                Matthew L. Ogurick, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP          Kirkpatrick & Lockhart Nicholson Graham LLP
 201 South Biscayne Boulevard, Suite 2000               201 South Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                                    Miami, Florida 33131
      Telephone: (305) 539-3300                               Telephone: (305) 539-3300
      Facsimile: (305) 358-7095                               Facsimile: (305) 358-7095

Approximate date commencement of proposed sale to the public: As soon as practicable and from time to time after this registration statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                              Proposed
                                                                                               Maximum
                                                                          Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share            16,700,000 shares (2)       $0.40       $6,680,000         $786.24
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                               16,700,000 shares (2)       $0.40       $6,680,000         $786.24
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the last reported market sale price of our Common Stock on November 29, 2005.
(2) 16,700,000 of these shares are being registered pursuant to that certain Purchase Agreement II with Fusion Capital, as amended, including 1,700,000 shares which have already been issued to Fusion Capital as a commitment fee.
                                ----------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION DATED DECEMBER 15, 2005

The information in this prospectus (this "Prospectus") is not complete and may be changed. These securities may not be sold until this registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") is effective. This Prospectus is not an offer to sell securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                         SAMARITAN PHARMACEUTICALS, INC.

                        16,700,000 Shares of Common Stock

This Prospectus relates to the registration of 16,700,000 shares of the common stock ("Common Stock") of Samaritan Pharmaceuticals, Inc. ("Samaritan"), and such 16,700,000 shares shall be offered for sale from time to time by Fusion Capital Fund II, LLC ("Fusion Capital") pursuant to the terms of a common stock purchase agreement, as amended (the "Purchase Agreement II"), including 1,700,000 shares previously issued to Fusion Capital as a commitment fee. Please refer to Section entitled "Selling Shareholder" for information on Fusion Capital beginning on page 38 herein. All costs associated with this registration will be borne by Samaritan. The prices at which Fusion Capital may sell the shares pursuant to the Purchase Agreement II will be determined by the prevailing market price for the shares or in negotiated transactions.

Our Common Stock is quoted on the American Stock Exchange under the symbol "LIV". On November 29, 2005, the last reported market sale price for our Common Stock as reported on the American Stock Exchange was $0.40 per share.

                                ----------------

Fusion Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

                                ----------------

Investing in our Common Stock involves a high degree of risk. You should consider the "Risk Factors" beginning on page 4 before purchasing our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

          The date of this Prospectus is _______________________, 2005.

                                TABLE OF CONTENTS

                                                                           PAGE

PROSPECTUS SUMMARY...........................................................1
FORWARD-LOOKING STATEMENTS...................................................3
RISK FACTORS.................................................................4
DESCRIPTION OF BUSINESS.....................................................12
USE OF PROCEEDS.............................................................19
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS....................20
THE FUSION TRANSACTION......................................................21
DILUTION....................................................................25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS........................................26
LEGAL PROCEEDINGS...........................................................31
MANAGEMENT..................................................................32
PRINCIPAL SHAREHOLDERS......................................................40
DESCRIPTION OF CAPITAL STOCK................................................42
SHARES ELIGIBLE FOR FUTURE SALE.............................................44
SELLING SHAREHOLDER.........................................................45
PLAN OF DISTRIBUTION........................................................46
LEGAL MATTERS...............................................................48
EXPERTS.....................................................................48
WHERE YOU CAN FIND MORE INFORMATION.........................................48
CHANGES IN AND DISAGREEMENTS  WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE...................................................49
DISCLOSURE OF COMMISSION POSITION  OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES.................................................50
FINANCIAL STATEMENTS........................................................F-i
PART II.....................................................................II-1
SIGNATURES..................................................................II-6

                               PROSPECTUS SUMMARY


General

This summary highlights certain information found in greater detail elsewhere in this Prospectus (this "Prospectus"). This summary may not contain all of the information that may be important to you. We urge you to read this entire Prospectus carefully, including the risks of investing in our common stock ("Common Stock") discussed under the Section entitled "Risk Factors" and the financial statements and other information that is incorporated by reference into this Prospectus, before making an investment decision. In addition, this Prospectus summarizes other documents which we urge you to read. All references in this Prospectus to "Samaritan", the "Company", "we", "us" and "our" refer to Samaritan Pharmaceuticals, Inc.


Our Company

We are a small cap biopharmaceutical company focused on the development of novel therapeutic and diagnostic products. We have devoted substantially all of our resources to undertaking our drug discovery and development programs.

The majority of our resources have been expended in the pursuit of FDA required preclinical studies and Phase II/III clinical trials for Samaritan's HIV drug SP-01A (Sphirewall), an oral entry inhibitor. In a previous Phase I/II study, SP-01A was observed to significantly lower the amount of HIV in blood, improve quality of life (how well subjects have felt), have a favorable safety profile (minimal side effects) and be well-tolerated. Moreover, in vitro testing of SP-01A: (a) demonstrated comparable or greater efficacy than currently approved anti-HIV drugs in preventing HIV virus replication; (b) was observed to have minimal toxic effect on human cells; and (c) demonstrated significant efficacy in preventing virus replication of HIV virus strains that resist currently approved anti-HIV treatments. The goal of our SP-01A monotherapy study, which is currently recruiting patients, is to further look at the dose response, efficacy and safety of SP-01A as monotherapy, given as a capsule to be swallowed, in the treatment of HIV-infected patients.

In addition, and at the same time, Samaritan has devoted major resources to its Alzheimer's technology, which features: (a) three (3) therapeutics: SP-04, SP-08, and SP-233; (b) two (2) stem cell/neuron differentiation therapies:
SP-sc4 and SP-sc7; (c) a predictive Alzheimer's diagnostic; and (d) an Alzheimer's animal model. Samaritan has also devoted resources to its cancer drug SP-C007, a breast cancer diagnostic and our cholesterol recognition peptide, which plays a role in transforming and binding LDL cholesterol while subsequently raising HDL.

Samaritan has established its European headquarters in Athens, Greece which we believe will provide access to the markets of East Europe, Asia and Africa, regions with a high proportion of HIV patients and a target population for our most advanced drug, SP-01A. "Samaritan Pharmaceuticals Europe" is currently seeking to build a sales and marketing infrastructure through distribution agreements for niche high valued products from other companies in the fields of HIV/Infectious diseases, CNS, Cancer/Oncology and Cardiovascular diseases for the undeveloped regions of Greece, Bulgaria, Romania, Croatia, Serbia, Bosnia and Slovenia. Samaritan Pharmaceuticals Europe: (a) has established a manufacturing arm in Ireland with Pharmaplaz, LTD, (b) plans to develop its pipeline of drugs through clinical trials in preparation for European approval,
(c) plans to increase its university research collaborations and (d) plans to apply for applicable European grants.

Samaritan is a Nevada corporation. We were formed in September 1994 and became a public company in October 1997. Our principal executive offices are located at 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. Our telephone number is (702) 735-7001. The address of our website is www.samaritanpharmaceuticals.com. Information on our website is not part of this Prospectus.


The Offering

On May 12, 2005, we entered into a common stock purchase agreement, as amended (the"Purchase Agreement II") with Fusion Capital Fund II, LLC ("Fusion Capital") pursuant to which Fusion Capital has agreed, under certain conditions, to purchase on each trading day $40,000 of our Common Stock up to an aggregate of $40,000,000 over a fifty (50) month period subject to earlier termination at our discretion. We may also elect, at our discretion, to sell more of our Common Stock to Fusion Capital than the $40,000 daily amount. The purchase price of the shares of Common Stock will be equal to a price based upon the future market price of the Common Stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our Common Stock in the event that the price of our Common Stock is less than $0.25.

Fusion Capital, the selling shareholder under this Prospectus, is offering for sale up to 16,700,000 shares of our Common Stock, including the 1,700,000 shares which have previously been issued to Fusion Capital as a commitment fee. In connection with entering into the Purchase Agreement II, we authorized the sale to Fusion Capital of up to 15,000,000 shares of our Common Stock for a maximum proceeds of $40,000,000. We only have the right to receive $40,000 per trading day under the Purchase Agreement II will be 15,000,000 shareswith Fusion Capital unless our stock price equals or exceeds $1.50, in which case the daily amount may be increased under certain conditions as the price of our Common Stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our Common Stock on any trading days that the market price of our Common Stock is less than $0.25. Since we are registering 16,700,000 shares to be offered for sale from time to time by Fusion Capital pursuant to this Prospectus, the selling price of our Common Stock to Fusion Capital will have to average at least $2.67 per share for us to receive the maximum proceeds of $40,000,000 without registering additional shares of Common Stock. Assuming a purchase price of $0.40 per share (the last reported market sale price of our Common Stock on November 29, 2005) and the purchase by Fusion Capital of the full 15,000,000 shares under the Purchase Agreement II (excluding the 1,700,000 shares previously issued to Fusion Capital as a commitment fee). , proceeds to us would only be $6,000,000 unless we choose to register more than 15,000,000 shares, which we have the right, but not the obligation, to do. Subject to approval by our Board of Directors, we have the right but not the obligation to sell more than 15,000,000 shares to Fusion Capital. In the event we elect to sell more than the 15,000,000 shares, we will be required to file a new registration statement and have it declared effective by the U.S. Securities & Exchange Commission. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the Purchase Agreement II. In order to be in compliance with the rules and regulations of the American Stock Exchange, the Company would be required to obtain shareholder approval to sell more than 26,643,192 shares of our Common Stock (i.e., 19.9% of our issued and outstanding shares as of May 12, 2005, the date of the Purchase Agreement II).

As of November 14, 2005, there were 136,198,761 shares of our Common Stock issued and outstanding, including the 1,700,000 shares we issued to Fusion Capital as a commitment fee and excluding the 15,000,000 shares to be offered by Fusion Capital pursuant to this Prospectus which Fusion Capital has not yet purchased from us. If all of the shares offered by this Prospectus were issued and outstanding as of the date hereof, the number of shares offered by this Prospectus would represent 13.74% of the total Common Stock outstanding.

                           FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding, among other things: (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                                  RISK FACTORS

You should carefully consider the risks described below before purchasing our Common Stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our Common Stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our Common Stock only if you can afford to lose your entire investment.


We Have A Limited Operating History With Significant Losses And Expect Losses To Continue For The Foreseeable Future

We have yet to establish any history of profitable operations. We have incurred annual operating losses of $4,864,361 and $5,520,531 during the years ended December 31, 2004 and 2003, respectively. As a result, at September 30, 2005, we had an accumulated deficit of $32,255,304. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of one or more of drugs for AIDS, Alzheimer's, Cancer and Cardiovascular disease. No assurances can be given when this will occur or that we will ever be profitable.

We Will Require Additional Financing To Sustain Our Operations And Without It We Will Not Be Able To Continue Operations

We do not currently have sufficient financial resources to fund our operations. At September 30, 2005, we had a limited working capital of$1,342,067 and $850,095 in cash. Therefore, we need additional funds to continue operations.

     We only have the right to receive $40,000 per trading day under the Purchase Agreement II with Fusion Capital unless our stock price equals or exceeds $1.50, in which case the daily amount may be increased under certain conditions as the price of our Common Stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our Common Stock on any trading days that the market price of our Common Stock is less than $0.25. Since we are registering 16,700,000 shares to be offered for sale from time to time by Fusion Capital pursuant to this Prospectus, the selling price of our Common Stock to Fusion Capital will have to average at least $2.67 per share for us to receive the maximum proceeds of $40,000,000 without registering additional shares of Common Stock. Assuming a purchase price of $2.67 per share (the last reported market sale price of our Common Stock on November 29, 2005) and the purchase by Fusion Capital of the full 15,000,000 shares under the Purchase Agreement II (excluding the 1,700,000 shares previously issued as a commitment fee), proceeds to us would only be $6,000,000 unless we choose to register more than 15,000,000 shares, which we have the right, but not the obligation, to do. Subject to approval by our Board of Directors, we have the right but not the obligation to issue more than 15,000,000 shares to Fusion Capital. In the event we elect to issue more than 15,000,000 shares offered hereby, we will be required to file a new registration statement and have it declared effective by the U.S. Securities & Exchange Commission (the "SEC"). In order to be in compliance with the rules and regulations of the American Stock Exchange, the Company would be required to obtain shareholder approval to sell more than 26,643,192 shares of our Common Stock (i.e., 19.9% of our issued and outstanding shares as of May 12, 2005, the date of the Purchase Agreement II).

To the extent we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. Specifically, Fusion Capital shall not have the right or the obligation to purchase any shares of our Common Stock on any trading days that the market price of our Common Stock is less than $0.25. If obtaining sufficient financing from Fusion Capital were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $40,000,000 under the Purchase Agreement II, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

We Have A Substantial Accumulated Deficit And Limited Working Capital

The Company had an accumulated deficit of $32,255,304 as of September 30, 2005. Since the Company presently has no source of revenues and is committed to continuing its product research and development program, significant expenditures and losses will continue until development of new products is completed and such products have been clinically tested, approved by the FDA and successfully marketed. In addition, the Company has funded its operations primarily through the sale of Company securities, and has had limited working capital for its product development and other activities. We do not believe that debt financing from financial institutions will be available until at least the time that one of our products is approved for commercial production.


We Have No Current Product Sales Revenues Or Profits

The Company has devoted its resources to developing a new generation of therapeutic drug products, but such products cannot be marketed until clinical testing is completed and governmental approvals have been obtained. Accordingly, there is no current source of revenues, much less profits, to sustain the Company's present activities, and no revenues will likely be available until, and unless the new products are clinically tested, approved by the FDA and successfully marketed, either by the Company or a marketing partner, an outcome which the Company is not able to guarantee.

The Sale Of Our Common Stock To Fusion Capital May Cause Dilution And The Sale Of The Shares Of Common Stock Acquired By Fusion Capital Could Cause The Price Of Our Common Stock To Decline

The purchase price for the Common Stock to be sold to Fusion Capital pursuant to the Purchase Agreement II will fluctuate based on the price of our Common Stock. All shares in this offering are freely tradable. Fusion Capital may sell none, some or all of the shares of Common Stock purchased from us at any time. We expect that the shares offered by this Prospectus will be sold over a period of up to fifty (50) months from the date of this Prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our Common Stock to decline. The sale of a substantial number of shares of our Common Stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The sale of shares to Fusion Capital pursuant to the Purchase Agreement II will have a dilutive impact on our shareholders. For illustrative purposes, if we assume that we issued 15,000,000 shares of Common Stock under the Purchase Agreement II (i.e., the number of shares being registered in connection with the Purchase Agreement II in this registration statement) at an assumed offering price of $0.40 per share (the last reported market sale price of our Common Stock on November 29, 2005), less offering expenses of $85,000, our net tangible book value as of September 30, 2005 would have been $8,799,576 or $0.0583 per share. Such an offering would represent an immediate increase in net tangible book value to existing shareholders of $0.0371 per share and an immediate dilution to new shareholders of $0.3417 per share. The 15,000,000 shares of Common Stock offered by this Prospectus in connection with the Purchase Agreement II represent approximately 13.74% of our total outstanding Common Stock as of November 14, 2005. As a result, our net income per share could decrease in future periods, and the market price of our Common Stock could decline. In addition, the lower our stock price is, the more shares of Common Stock we will have to issue under the Purchase Agreement II to draw down the full amount. If our stock price is lower, then our existing shareholders would experience greater dilution.


Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Purchase Agreement II With Fusion Capital And Any Other Equity Financing

The sale of shares pursuant to the Purchase Agreement II with Fusion Capital or any other future equity financing transaction will have a dilutive impact on our shareholders. As a result, our net income or loss per share could decrease in future periods, and the market price of our Common Stock could decline. In addition, the lower our stock price is, the more shares of Common Stock we will have to issue under the Purchase Agreement II in order to draw down the full amount. If our stock price is lower, then our existing shareholders would experience greater dilution. We cannot predict the actual number of shares of Common Stock that will be issued pursuant to the Purchase Agreement II or any other future equity financing transaction, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we do not know the exact amount of funds we will need.


The Market Price Of Our Common Stock Is Highly Volatile, Which Could Hinder Our Ability To Raise Additional Capital

The market price of our Common Stock has been and is expected to continue to be highly volatile. Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to agreements, title to our properties or proprietary rights, may have a significant impact on the market price of our stock. The range of the high and low bid prices of our Common Stock over the last three (3) full fiscal years has been between $0.12 and $1.69. In addition, potential dilutive effects of future sales of shares of Common Stock by shareholders and by the Company, and subsequent sale of Common Stock by the holders of warrants and options could have an adverse effect on the price of our securities, which could hinder our ability to raise additional capital to fully implement our business, operating and development plans.


Penny Stock Regulations Affect Our Stock Price, Which May Make It More Difficult For Investors To Sell Their Stock

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our securities will be subject to the penny stock rules, and investors may find it more difficult to sell their securities.

It Is Uncertain That The Company Will Have Access To Future Capital Or Government Grants

It is not expected that the Company will generate positive cash flow from operations for at least the next several years. As a result, substantial additional equity or debt financing or the receipt of one or more government grants for research and development and/or clinical development will be required to fund our activities. We cannot be certain that we will be able to consummate any such financing on favorable terms, if at all, or receive any such government grants or that such financing or government grants will be adequate to meet our capital requirements. Any additional equity financing could result in substantial dilution to shareholders, and debt financing, if available, will most likely involve restrictive covenants which preclude the Company from making distributions to shareholders and taking other actions beneficial to shareholders. If adequate funds are not available, the Company may be required to delay or reduce the scope of its drug development program or attempt to continue development by entering into arrangements with collaborative partners or others that may require the Company to relinquish some or all of its rights to proprietary drugs. The inability to fund its capital requirements would have a material adverse effect on the Company.


The Company Is Not Certain That It Will Be Successful In The Development Of Its Drug Candidates

The successful development of any new drug is highly uncertain and is subject to a number of significant risks. Our drug candidates, all of which are in a development stage, require significant, time-consuming and costly development, testing and regulatory clearance. This process typically takes several years and can require substantially more time. Risks include, among others, the possibility that a drug candidate will (a) be found to be ineffective or unacceptably toxic, (b) have unacceptable side effects, (c) fail to receive necessary regulatory clearances, (d) not achieve broad market acceptance, (e) be subject to competition from third parties who may market equivalent or superior products or (f) be affected by third parties holding proprietary rights that will preclude the Company from marketing a drug product. There can be no assurance that the development of drug candidates will demonstrate the efficacy and safety of a drug candidate as a therapeutic drug, or, even if demonstrated, that there will be sufficient advantages to its use over other drugs or treatments so as to render the drug product commercially viable. In the event that the Company is not successful in developing and commercializing one or more drug candidates, investors are likely to realize a loss of their entire investment.

Positive results in preclinical and early clinical trials do not ensure that future clinical trials will be successful or that drug candidates will receive any necessary regulatory approvals for the marketing, distribution or sale of such drug candidates.

Success in preclinical and early clinical trials does not ensure that large-scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict.

The Company Will Face Intense Competition From Other Companies In The Pharmaceutical Industry

The Company is engaged in a segment of the pharmaceutical industry that is highly competitive and rapidly changing. If successfully developed and approved, any of the Company's drug candidates will likely compete with several existing therapies. In addition, other companies are pursuing the development of pharmaceuticals that target the same diseases as are targeted by the drugs being developed by the Company. The Company anticipates that it will face intense and increasing competition in the future as new products enter the market and advanced technologies become available. We cannot assure that existing products or new products developed by competitors will not be more effective, or more effectively marketed and sold than those by the Company. Competitive products may render the Company's drugs obsolete or noncompetitive prior to the Company's recovery of development and commercialization expenses.

Many of the Company's competitors will also have significantly greater financial, technical and human resources and will likely be better equipped to develop, manufacture and market products. In addition, many of these competitors have extensive experience in preclinical testing and clinical trials, obtaining FDA and other regulatory approvals and manufacturing and marketing pharmaceutical products. A number of these competitors also have products that have been approved or are in late-stage development and operate large, well-funded research and development programs. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Furthermore, academic institutions, government agencies and other public and private research organizations are becoming increasingly aware of the commercial value of their inventions and are actively seeking to commercialize the technology they have developed. Accordingly, competitors may succeed in commercializing products more rapidly or effectively than the Company, which would have a material adverse effect on the Company.


There Is No Assurance That The Company's Products Will Have Market Acceptance The success of the Company will depend in substantial part on the extent to which a drug product, once approved, achieves market acceptance. The degree of market acceptance will depend upon a number of factors, including (a) the receipt and scope of regulatory approvals, (b) the establishment and demonstration in the medical community of the safety and efficacy of a drug product, (c) the product's potential advantages over existing treatment methods and (d) reimbursement policies of government and third party payors. We cannot predict or guarantee that physicians, patients, healthcare insurers or maintenance organizations, or the medical community in general, will accept or utilize any drug product of the Company.

The unavailability of health care reimbursement for any of our products will likely adversely impact our ability to market effectively such products and whether health care reimbursement will be available for any of our products is uncertain.

The Company's ability to commercialize its technology successfully will depend in part on the extent to which reimbursement for the costs of such products and related treatments will be available from government health administration authorities, private health insurers and other third-party payors. Significant uncertainty exists as to the reimbursement status of newly-approved medical products. The Company cannot guarantee that adequate third-party insurance coverage will be available for the Company to establish and maintain price levels sufficient for realization of an appropriate return on its investments in developing new therapies. Government, private health insurers, and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA. Accordingly, even if coverage and reimbursement were provided by government, private health insurers, and third-party payors for uses of the Company's products, the market acceptance of these products would be adversely affected if the amount of reimbursement available for the use of the Company's therapies proved to be unprofitable for health care providers.


Uncertainties Related To Health Care Reform Measures May Affect The Company's Success

There have been a number of federal and state proposals during the last few years to subject the pricing of health care goods and services, including prescription drugs, to government control and to make other changes to the U.S. health care system. It is uncertain which legislative proposals will be adopted or what actions federal, state, or private payors for health care treatment and services may take in response to any health care reform proposals or legislation. The Company cannot predict the effect health care reforms may have on its business, and there is no guarantee that any such reforms will not have a material adverse effect on the Company.

Further Testing Of Our Drug Candidates Will Be Required And There Is No Assurance Of FDA Approval

The FDA and comparable agencies in foreign countries impose substantial requirements upon the introduction of medical products, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years or more and varies substantially based upon the type, complexity, and novelty of the product.

The effect of government regulation and the need for FDA approval will delay marketing of new products for a considerable period of time, impose costly procedures upon the Company's activities, and provide an advantage to larger companies that compete with the Company. There can be no assurance that FDA or other regulatory approval for any products developed by the Company will be granted on a timely basis or at all. Any such delay in obtaining, or failure to obtain, such approvals would materially and adversely affect the marketing of any contemplated products and the ability to earn product revenue. Further, regulation of manufacturing facilities by state, local, and other authorities is subject to change. Any additional regulation could result in limitations or restrictions on the Company's ability to utilize any of its technologies, thereby adversely affecting the Company's operations.

Human pharmaceutical products are subject to rigorous preclinical testing, clinical trials, and other approval procedures mandated by the FDA and foreign regulatory authorities. Various federal and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of pharmaceutical products. The process of obtaining these approvals and the subsequent compliance with appropriate U.S. and foreign statutes and regulations are time-consuming and require the expenditure of substantial resources. In addition, these requirements and processes vary widely from country to country.

Among the uncertainties and risks of the FDA approval process are the following:
(a) the possibility that studies and clinical trials will fail to prove the safety and efficacy of the drug, or that any demonstrated efficacy will be so limited as to significantly reduce or altogether eliminate the acceptability of the drug in the marketplace, (b) the possibility that the costs of development, which can far exceed the best of estimates, may render commercialization of the drug marginally profitable or altogether unprofitable and (c) the possibility that the amount of time required for FDA approval of a drug may extend for years beyond that which is originally estimated. In addition, the FDA or similar foreign regulatory authorities may require additional clinical trials, which could result in increased costs and significant development delays. Delays or rejections may also be encountered based upon changes in FDA policy and the establishment of additional regulations during the period of product development and FDA review. Similar delays or rejections may be encountered in other countries.


The Company's Success Will Be Dependent On Licenses And Proprietary Rights It Receives From Other Parties, And On Any Patents It May Obtain

Our success will depend in large part on the ability of the Company and its licensors to (a) maintain license and patent protection with respect to their drug products, (b) defend patents and licenses once obtained, (c) maintain trade secrets, (d) operate without infringing upon the patents and proprietary rights of others and (e) obtain appropriate licenses to patents or proprietary rights held by third parties if infringement would otherwise occur, both in the United States and in foreign countries. The Company has obtained licenses to patents and other proprietary rights from Georgetown University.

The patent positions of pharmaceutical companies, including those of the Company, are uncertain and involve complex legal and factual questions. There is no guarantee that the Company or its licensors have or will develop or obtain the rights to products or processes that are patentable, that patents will issue from any of the pending applications or that claims allowed will be sufficient to protect the technology licensed to the Company. In addition, we cannot be certain that any patents issued to or licensed by the Company will not be challenged, invalidated, infringed or circumvented, or that the rights granted thereunder will provide competitive disadvantages to the Company.

Litigation, which could result in substantial cost, may also be necessary to enforce any patents to which the Company has rights, or to determine the scope, validity and unenforceability of other parties' proprietary rights, which may affect the rights of the Company. U.S. patents carry a presumption of validity and generally can be invalidated only through clear and convincing evidence. There can be no assurance that the Company's licensed patents would be held valid by a court or administrative body or that an alleged infringer would be found to be infringing. The mere uncertainty resulting from the institution and continuation of any technology-related litigation or interference proceeding could have a material adverse effect on the Company pending resolution of the disputed matters.

The Company may also rely on unpatented trade secrets and expertise to maintain its competitive position, which it seeks to protect, in part, by confidentiality agreements with employees, consultants and others. There can be no assurance that these agreements will not be breached or terminated, that the Company will have adequate remedies for any breach or that trade secrets will not otherwise become known or be independently discovered by competitors.

The Company's License Agreements May Be Terminated In The Event Of A Breach

The license agreements pursuant to which the Company has licensed its core technologies for its potential drug products permit the licensors, respectively Georgetown University, to terminate such agreements under certain circumstances, such as the failure by the licensee to use its reasonable best efforts to commercialize the subject drug or the occurrence of any uncured material breach by the licensee. The license agreements also provide that the licensor is primarily responsible for obtaining patent protection for the licensed technology, and the licensee is required to reimburse the licensor for costs it incurs in performing these activities. The license agreements also require the payment of specified royalties. Any inability or failure to observe these terms or pay these costs or royalties may result in the termination of the applicable license agreement in certain cases. The termination of any license agreement would have a material adverse effect on the Company.


Protecting Our Proprietary Rights Is Difficult And Costly

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. Accordingly, we cannot predict the breadth of claims allowed in these companies' patents or whether the Company may infringe or be infringing these claims. Patent disputes are common and could preclude the commercialization of our products. Patent litigation is costly in its own right and could subject us to significant liabilities to third parties. In addition, an adverse decision could force us to either obtain third-party licenses at a material cost or cease using the technology or product in dispute.


The Company's Success Is Dependent On Its Key Personnel

The Company is dependent on a small management group and on independent researchers, some of whom are inventors of the patents licensed to the Company for core technologies and drugs developed at Georgetown University. Scientific personnel may from time to time serve as consultants to the Company and may devote a portion of their time to the Company's business, as well as continue to devote substantial time to the furtherance of the Company's sponsored research at Georgetown University and at other affiliated institutions as may be agreed to in the future, but such personnel are not employees of the Company and are not bound under written employment agreements. The services of such persons are important to the Company, and the loss of any of these services may adversely affect the Company.

Our success is dependent upon the continued services and performance of Dr. Janet Greeson, our Chief Executive Officer, President and Chairman of the Board of Directors, and Dr. Vassilios Papadopoulos, Chief Scientist of the Science of Technology Advisory Committee on the Board of Directors and our Key Consultant. Please refer to the Section entitled "Management" for a description of Dr. Papadopoulos' relationship as Key Consultant to the Company. We do not maintain key man insurance on either of these individuals. We have a five (5) year employment agreement with Dr. Greeson that expires in 2006 and a verbal employment arrangement with Dr. Papadopoulos. The loss of their services could delay our product development programs and our research and development efforts at Georgetown University. In addition, the loss of Dr. Greeson is grounds for our Research Collaboration with Georgetown University to terminate. In addition, competition for qualified employees among companies in the biotechnology and biopharmaceutical industry is intense and we cannot assure you that we would be able to recruit qualified personnel on commercially acceptable terms, or at all, to replace them.


We May Be Unable To Retain Skilled Personnel And To Maintain Key Relationships

The success of our business depends, in large part, on our ability to attract and retain highly qualified management, scientific and other personnel, and on our ability to develop and maintain important key relationships with leading research institutions, consultants and advisors. Competition for these types of personnel and relationships is intense from numerous pharmaceutical and biotechnology companies, universities and other research institutions. There can be no assurance that the Company will be able to attract and retain such individuals on commercially acceptable terms or at all, and the failure to do so would have a material adverse effect on the Company.


We Currently Have No Sales Or Marketing Capability

The Company does not have marketing or sales personnel. The Company will have to develop a sales force, or rely on marketing partners or other arrangements with third parties for the marketing, distribution and sale of any drug product that is ready for distribution. There is no guarantee that the Company will be able to establish marketing, distribution or sales capabilities or arrange with third parties to perform those activities on terms satisfactory to the Company, or that any internal capabilities or third party arrangements will be cost-effective.

In addition, any third parties with which the Company may establish marketing, distribution or sales arrangements may have significant control over important aspects of the commercialization of a drug product, including market identification, marketing methods, pricing, composition of sales force and promotional activities. There can be no assurance that the Company will be able to control the amount and timing of resources that any third party may devote to the products of the Company or prevent any third party from pursuing alternative technologies or products that could result in the development of products that compete with, and/or the withdrawal of support for, the products of the Company.


The Company Does Not Have Internal Manufacturing Capabilities And May Not Be Able To Develop Efficient Manufacturing Capabilities Or Contract For Such Services From Third Parties Such As Pharmaplaz, LTD On Commercially Acceptable Terms

The Company will not have any manufacturing capacity. When required, the Company will seek to establish relationships with third party manufacturers for the manufacture of clinical trial material and the commercial production of a drug product just as it has with Pharmaplaz, LTD in Ireland. There can be no assurance that the Company will be able to establish relationships with third party manufacturers on commercially acceptable terms or that third party manufacturers will be able to manufacture a drug product on a cost-effective basis in commercial quantities under good manufacturing practices mandated by the FDA.

The dependence upon third parties for the manufacture of products may adversely affect future costs and the ability to develop and commercialize a drug product on a timely and competitive basis. Further, there can be no assurance that manufacturing or quality control problems will not arise in connection with the manufacture of the drug product or that third party manufacturers will be able to maintain the necessary governmental licenses and approvals to continue manufacturing such products. Any failure to establish relationships with third parties for its manufacturing requirements on commercially acceptable terms would have a material adverse effect on the Company.


The Company Does Not Have Its Own Research Facilities And Will Be Dependent On Third Parties For Drug Development Which Could Subject Us To Product Liability Claims

The Company does not have its own research and development facilities and engages consultants and independent contract research organizations to design and conduct clinical trials in connection with the development of a drug. As a result, these important aspects of a drug's development will be outside the direct control of the Company. In addition, there can be no assurance that such third parties will perform all of their obligations under arrangements with the Company or will perform those obligations satisfactorily.

In the future, we anticipate that we will need to obtain additional or increased product liability insurance coverage and it is uncertain that such increased or additional insurance coverage can be obtained on commercially reasonable terms.

The business of the Company will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. There can be no assurance that product liability claims will not be asserted against the Company. The Company intends to obtain additional limited product liability insurance for its clinical trials, directly or through its marketing development partners or CRO (Contract Research Organization) partners, when they begin in the U.S. and to expand its insurance coverage if and when the Company begins marketing commercial products. However, there can be no assurance that the Company will be able to obtain product liability insurance on commercially acceptable terms or that the Company will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect against potential losses. A successful product liability claim or series of claims brought against the Company could have a material adverse effect on the Company.


Insurance Coverage Is Increasingly More Difficult To Obtain Or Maintain

Obtaining insurance for our business, property and products is increasingly more costly and narrower in scope, and we may be required to assume more risk in the future. If we are subject to third party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to share that risk in excess of our insurance limits. Furthermore, any first- or third-party claims made on any of our insurance policies may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all in the future.

The Market Price Of Our Shares, Like That Of Many Biotechnology Companies, Is Highly Volatile

Market prices for our Common Stock and the securities of other medical and biomedical technology companies have been highly volatile and may continue to be highly volatile in the future. Factors such as announcements of technological innovations or new products by the Company or its competitors, government regulatory action, litigation, patent or proprietary rights developments and market conditions for medical and high technology stocks in general can have a significant impact on any future market for our Common Stock.


We Are Not Paying Dividends On Our Common Stock

The Company has never paid cash dividends on its Common Stock and does not intend to do so in the foreseeable future.


The Issuance Of More Common Shares Or Our Preferred Stock May Adversely Affect Our Common Stock

The Board of Directors is authorized to issue additional shares of Common Stock and to designate one (1) or more series of preferred stock and to fix the rights, preferences, privileges and restrictions thereof, without any action by the shareholders. The designation and issuance of such shares of our preferred stock may adversely affect the Common Stock if the rights, preferences and privileges of such preferred stock (a) restrict the declaration or payment of dividends on our Common Stock, (b) dilute the voting power of our Common Stock,
(c) impair the liquidation rights of our Common Stock or (d) delay or prevent a change in control of the Company from occurring, among other possibilities.


Under Provisions Of The Company's Articles Of Incorporation, Bylaws And Nevada Law, The Company's Management May Be Able To Block Or Impede A Change In Control

The issuance of preferred stock may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of our voting stock. These and other provisions in our Articles of Incorporation (restated as last amended June 10, 2005) and in our Bylaws (restated as last amended April 18, 2005), as well as certain provisions of Nevada law, could delay or impede the removal of incumbent Directors and could make it more difficult to effect a merger, tender offer or proxy contest involving a change of control of the Company, even if such events could be beneficial to the interest of the shareholders as a whole. Such provisions could limit the price that certain investors might be willing to pay in the future for our Common Stock.


Officers' And Directors' Liabilities Are Limited Under Nevada Law

Pursuant to the Company's Articles of Incorporation (restated as last amended June 10, 2005) and Bylaws (restated as last amended April 18, 2005), as authorized under applicable Nevada law, Directors are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty for (a) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (b) for dividend payments or stock repurchases illegal under Nevada law or (c) any transaction in which a Director has derived an improper personal benefit. The Company's Articles of Incorporation (restated as last amended June 10, 2005) and Bylaws (restated as last amended April 18, 2005) provide that the Company must indemnify its officers and Directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or Directors.

                             DESCRIPTION OF BUSINESS


General

         We are a small cap biopharmaceutical company focused on the development of novel therapeutic and diagnostic products. We have devoted substantially all of our resources to undertaking our drug discovery and development programs.

         The majority of our resources have been expended in the pursuit of FDA required preclinical studies and Phase II/III clinical trials for Samaritan's HIV drug SP-01A (Sphirewall), an oral entry inhibitor. In a previous phase I/II study, SP-01A was observed to significantly lower the amount of HIV in blood, improve quality of life (how well subjects have felt), have a favorable safety profile (minimal side effects) and be well tolerated. Moreover, in vitro testing of SP-01A: (a) demonstrated comparable or greater efficacy than currently approved anti-HIV drugs in preventing HIV virus replication; (b) was observed to have minimal toxic effect on human cells; and (c) demonstrated significant efficacy in preventing virus replication of HIV virus strains that resist currently approved anti-HIV treatments. The goal of our SP-01A monotherapy study, which is currently recruiting patients, is to further look at the dose response, efficacy and safety of SP-01A as monotherapy, given as a capsule to be swallowed, in the treatment of HIV-infected patients.

         In addition, and at the same time, Samaritan has devoted major resources to its Alzheimer's technology, which features: (a) three (3) therapeutics: SP-04, SP-08, and SP-233; (b) two (2) stem cell, neuron differentiation therapies: SP-sc4 and SP-sc7; (c) a predictive Alzheimer's diagnostic; and (d) an Alzheimer's animal model. Samaritan has devoted resources to its cancer drug SP-C007, a breast cancer diagnostic and our cholesterol recognition peptide, which plays a role in transforming and binding LDL cholesterol while subsequently raising HDL.

         Samaritan has established its European headquarters in Athens, Greece which will allow access to the markets of East Europe, Asia and Africa, regions with a high proportion of HIV patients and a target population for our most advanced drug SP-01A. "Samaritan Pharmaceuticals Europe" is currently seeking to build, a sales and marketing infrastructure, through distribution agreements for niche, high valued products from other companies in the fields of HIV/Infectious diseases, CNS, Cancer/Oncology and Cardiovascular diseases; for the normally undeveloped regions of Greece, Bulgaria, Romania, Croatia, Serbia, Bosnia and Slovenia. Samaritan Pharmaceuticals Europe: (a) established a manufacturing arm in Ireland with Pharmaplaz, LTD, (b) plans to develop its pipeline of drugs through clinical trials in preparation for European approval, (c) plans to increase its university research collaborations and (d) plans to apply for applicable European grants.

         Samaritan was formed in September 1994 and became a public company in October 1997. Our principal executive offices are located at 101 Convention Center Drive, Suite 310, Las Vegas, NV 89109, and our telephone number is (702) 735-7001. The address of our website is www.samaritanpharmaceuticals.com. Information on our website is not part of this Prospectus.


Business Model

         We believe that Samaritan fills a unique niche in that it brings commercial drug development expertise, and the financial resources to further university innovation; innovation that could be reluctantly left on a scientist's bench due to a university's lack of expertise, or a university's economic priorities.

         Samaritan brings a business acumen to university discoveries, which includes an expertise in accomplishing Pre-IND FDA preclinicals, FDA regulatory affairs, patent applications (IP), NIH grants, clinical study drug production, chemistry, manufacturing and controls, stability studies, and human clinical trials "proof of concept studies" with all its related preclinical studies required to get FDA drug approval. In addition, Samaritan brings a specialized relationship based business development program to market and license its innovation with potential partners in the pharmaceutical industry.

         Samaritan strives to develop drugs for indications that have a potential annual commercial value of at least $300,000,000 a year to ultimately interest major pharmaceuticals in-licensing. Samaritan believes its collaborations will foster greater scientific creativity due to autonomy, and therefore advance drug candidates more rapidly by decreasing the average travel time from lab to patients.

Management Team

         Samaritan's management team is focused on creating shareholder value. Together they have created a viable business model that it believes will be the uphill road map for Samaritan's future. The management team is collectively, bright, entrepreneurial, energetic, perseverant, and devoted full time to creating potential value drivers and shareholder value.

         Samaritan has shaped its current pipeline of drugs by in-licensing innovative discoveries through its Research Collaboration with Georgetown University; and its strategic focus is to use this model, with other top tier universities, to create a substantial pipeline and gain its own commercial presence.


Overview Of Samaritan's Research Pipeline

         Samaritan's proprietary HIV drug SP-01A headlines the Company's pipeline. SP-01A is an HIV oral entry inhibitor that works by blocking the ability for the HIV virus to infect CD4+ cells. In Phase I/II clinical trials, SP-01A demonstrated "proof of concept" with significance in two (2) crucial areas, viral load and improvement in quality of life. The drug was also observed to be a favorable safety profile, be well-tolerated and the data suggests that SP-01A is a promising drug for patients experiencing "drug resistance". The innovative concept underlying the mechanism of action of SP-01A was the basis used to develop two (2) new HIV drug candidates, SP-10 and SP-03, both with robust HIV entry inhibitor properties.

         Samaritan's Alzheimer's technology features four (4) promising therapeutics, SP-04, SP-04m, SP-08, and SP-233; two (2) stem cell neuron differentiation therapies, SP-sc4 and SP-sc7; a predictive diagnostic; and an animal model. The stem cell therapy drugs have been shown, in cell cultures and in animals, to awaken dormant brain stem cells and to transform (differentiate) them into new neurons. The Alzheimer's diagnostic is a simple blood test that has proven superior to the invasive spinal taps and MRIs currently used. Finally, the Alzheimer's animal model offers a model to rapidly screen and develop innovative drugs for Alzheimer's disease.

         Samaritan's cancer program features a promising cancer drug, SP-C007, and a breast cancer diagnostic. The diagnostic provides a predictive prognosis of cancerous tumor aggressiveness with more than twice the accuracy rate than that of current technologies.

         Samaritan's cholesterol recognition peptide technology plays a role in binding and taking out cholesterol from LDL, thus offering an immediate response to hypercholesterolemia.


Samaritan's Drug Development Programs

         Samaritan is currently advancing two (2) distinct drug development programs:


         AIDS/HIV Program

          o    SP-01A  for  HIV  Resistance  (oral  entry  inhibitor);   PII/III
               Clinical trials 2005-2006.

          o SP-10 for HIV Resistance (oral entry inhibitor); Preclinicals being readied to apply for Investigational New Drug (IND) application with the FDA.


         Alzheimer's Program

          o SP-233 for Alzheimer's; Preclinicals being readied to apply for Investigational New Drug (IND) application with the FDA.

          o SP-004 and SP-04m for Alzheimer's; Preclinicals being readied to apply for Investigational New Drug (IND) application with the FDA.

AIDS/HIV Drug Development Program

         Background: Currently approved antiretroviral medications target either the HIV viral reverse transcriptase (RT), Nucleoside Reverse Transcriptase Inhibitors (NRTIs), Non-Nucleoside Reverse Transcriptase Inhibitors (NNRTIs), and the viral Protease Inhibitors (PIs), or they inhibit viral fusion with host cells (Fusion Inhibitors). A regimen using a combination of these agents is considered the standard of care and, when effective, results in suppression of the virus below the detection limits.

         The long-term use of antiretroviral therapy is sometimes hampered by poor compliance due to pill burden, by the route of administration when the oral delivery is impossible, food restrictions, and major side effects that impact quality of life. Furthermore, one of the major reasons for therapy failure is the emergence of resistant virus against one or more of the anti-HIV medications or, to some extent, an entire class of drug (cross-resistance).

         Enfuvirtide (Fuzeon(TM)) was recently approved as an HIV-1 fusion/entry inhibitor, a new class of treatment that inhibits the fusion of the HIV-1 virus to the CD4+ cell membrane by preventing the conformational changes required for this fusion. Since the mechanism of action of Enfuvirtide is different from other classes of anti-HIV medication, it is effective in patients who have failed other therapies due to emergence of resistant virus. However, a recent study demonstrated the emergence of resistance to Enfuvirtide due to different mutations of the viral glycoprotein gp41. The rapid rate of mutation of HIV-1 and conferred resistance of the virus to current therapies continues to necessitate a need for additional new therapeutic agents.

         To that end, Samaritan has advanced a hypothesis regarding the immuno-modulating and anti-viral effects of SP-01A in the treatment of HIV infection.

         SP-01A Hypothesis: Samaritan hypothesized that the HIV-associated dysregulation of cortisol levels may play a role in the pathophysiology of AIDS including modulation of cell-mediated immunity. Experimental evidence suggested that cortisol and its receptors were critically involved at some level in the regulation of immune function in HIV infection. Therefore, it was reasonable to hypothesize that treatment with a cortisol-modulating agent may improve the immune function in HIV-infected patients.

         In pursuing this hypothesis, we discovered that the modulatory effect of SP-01A on the stress-induced corticosteroid increase may be related to a reduction of the expression of the cholesterol synthesis key enzyme HMG-CoA reductase mRNA leading to a reduction in cholesterol synthesis. Several observations have also established that inhibitors of cholesterol synthesis inhibit cell fusion formation induced by HIV-l and that drugs extracting cholesterol from the cellular membrane exert an anti-HIV-1 effect, in-vitro.

         Taken together, Samaritan's preclinical data appears to suggest that the effect of SP-01A on cholesterol synthesis leads to a modification of the cholesterol content of the host cell membrane, which, in turn, reduces the HIV-1 virus replication by rendering it much more difficult for the virus to enter and infect the cell.

         SP-10 Second HIV Drug Development in Conjunction with SP-01A: SP-10 was discovered in the Samaritan Laboratories at Georgetown University and the discovery was a result of the Samaritan/Georgetown University collaboration. After its discovery, continuous HIV preclinical studies demonstrated that SP-10 exhibited antiviral properties by blocking the entry of HIV and multi drug-resistant HIV viruses into the cells. Moreover, SP-10 has shown very low toxicity, suggesting that it lacks serious side effects. Toxicity is a major problem with most current antivirals, along with the development of drug resistance. So far, all of the current antivirals on the market are demonstrating drug resistance.

         Since SP-01A is intended to be administered in combination with current antiviral therapy for the indication of HIV drug resistance, Samaritan decided to pursue SP-10 as an overall antiviral for HIV that could be administered alone or in combination with the normally administered triple therapy for both HIV in general and drug resistance.

         In pursuing the preclinical development of SP-01A as an antiviral for drug resistance, we decided, at the same time, to accomplish the same preclinical data required by the FDA for SP-01A for SP-10 although we intend to study SP-10 as a stand alone antiviral.

         So far, preclinical data taken together for SP-01A and SP-10 suggests that these compounds reduce HIV virus replication by modifying the structure of the host cell membrane thus rendering it impossible for the HIV virus to enter and infect the cell. They both can be classified as oral entry inhibitors and could prove more effective than today's antiretroviral therapy because they would prevent HIV from invading healthy cells, rather than going after the virus when it might be too late as it has already inserted itself into these cells.

         SP-01A Development.

         Proof of Concept/Phase I/II Study: The safety and dose response of orally administered SP-01A in HIV-infected patients was assessed in a Phase I/II study. The study was an eight (8) week non-randomized, open-label study conducted at a single investigational site (AIDS Research Alliance, West Hollywood, CA) with twenty-nine (29) patients infected with HIV-1 who were being treated with concomitant triple combination antiretroviral therapy for at least eight (8) weeks prior to study initiation.

         Upon submitting Phase I/II clinical study efficacy data, and upon evaluation by the FDA, Samaritan's IND/protocol was transferred to the Anti-Viral Division of the FDA, which in turn requested further supporting antiviral preclinical studies, such as demonstration of anti-HIV-1 drug resistance and numerous other studies where SP-01A confirmed its results as an antiretroviral therapy. In addition, the inhibitory effect of SP-01A on the entry of HIV and multi drug resistant HIV viral strains reinforced our conviction of a new mechanism of action which targets the host cell, rather than the virus itself, rendering therefore SP-01A less susceptible than any other drug on the market, to emerging resistances. Studies to investigate whether SP-01A induces resistance are underway.

         SP-01 A Phase II/III Development: Samaritan expects to commence "A Multi-Center Double-Blind, Randomized, Placebo-Controlled Study of Orally Administered SP-01A as Monotherapy Treatment of HIV-Infected Patients" trial to demonstrate efficacy as an antiviral and gather dosage data in preparation for later stage PIII clinical trials, assuming positive outcome data.


Why Samaritan Chooses Drug Resistance Indication

         Resistance: The Ability of the HIV Virus to Mutate and Survive "We keep returning to the same issue: Whatever we throw at HIV, this simple but highly mutable virus finds a way to dodge it". This was the comment made by clinicians and researchers at The 11th Conference on Retroviruses and Opportunistic Infections (Boston; February 10 - 14, 2003). The subject was resistance; the ability of the human immunodeficiency virus (HIV) to mutate such that antiretroviral agents, designed to inhibit its replication, are no longer effective.

         HIV Resistant Mutant Strains Are Evolving at a Record Pace: From 1995 to 2000, the frequency of resistance mutations increased from eight percent (8%) to twenty-two and seven-tenths percent (22.7%). Simultaneously, the frequency of multi-drug resistance increased from three and eight-tenths percent (3.8%) to ten and two-tenths percent (10.2%).

         Resistance Among Newly-Infected Patients: It is estimated that the prevalence of transmitted resistance to antiretroviral drugs is between one percent (1%) and eleven percent (11%) among persons in North America who are newly infected with HIV. The frequency of high-level resistance to one or more drugs increased from three and four-tenths percent (3.4%) during the period from 1995 to 1998, to twelve and four-tenths percent (12.4%) during the period from 1999 to 2000 and the frequency of multi-drug resistance increased from one and one-tenth percent (1.1%) to six and two-tenths percent (6.2%). Moreover, phenotypic resistance has increased at least three-fold in five (5) years: resistance to nucleoside reverse transcriptase inhibitors (NRTI) a two hundred sixty-nine percent (269%) increase; resistance to non-nucleoside reverse transcriptase inhibitors (NNRTI) a three hundred seventy-four percent (374%) increase; resistance to protease inhibitors (PI) a two thousand percent (2,000%) increase.

         Resistance Among Treatment-Experienced Patients: An estimated ten percent (10%) to twenty percent (20%) of all people with HIV/AIDS that undergo HAART therapy are treatment failures.

         The Concerns of Resistance: There is a need for novel new therapies with the ability to suppress and maintain inhibition of viral replication upon initiation of therapy. This virus must not be able to develop resistance to this therapy. In lieu of such a therapy, there is a need for treatment modalities with the ability to maintain or even increase the efficacy of first and subsequent HAART regimens.


Alzheimer's Drug Development Program

         Samaritan has a long-term commitment to developing innovative and unique treatments for Alzheimer's disease. It is widely recognized that new approaches are vitally needed to help suffering patients and their families in the fight against Alzheimer's disease. Samaritan believes the best strategy against Alzheimer's disease may be to prevent, reduce or slow its onset to spare patients, families and the healthcare system much of the tremendous burdens and tragedies that accompany this illness.

         One of the major problems with the diagnosis and treatment of neurological diseases, such as Alzheimer's disease, is the inability of clinicians to determine the onset of disease. Recent evidence suggests that inflammation and increase in free radicals may play a large role in the specific cause of Alzheimer's disease.

         Alzheimer's Diagnostic: In Samaritan's quest to find an accurate diagnostic, inventors have surprisingly found that central nervous system DHEA is increased in patients having Alzheimer's, in contrast to decreased levels of DHEA found in the periphery (blood). Although this finding agrees with previous reports that DHEA levels in Alzheimer's patients are abnormally low and have been recommending taking DHEA supplements as a means of prevention, it suggests that brain DHEA formation is separate from peripheral DHEA levels, thus questioning the use of DHEA as a means of Alzheimer's disease prevention. Samaritan inventors have identified a distinct mechanism for DHEA formation in brain from precursors that they are able to follow in the blood; using a chemical reaction, that allows the prediction of DHEA levels in brain. This research has been the basis of Samaritan's Alzheimer's diagnostic test and granting of research funds from the National Institute of Health (NIH).

         SP-233 Alzheimer's Drug: Excessive accumulation in the brain of the beta-amyloid peptide, due either to overproduction and/or decreased clearance and the formation of senile plaques, is one of the hallmarks of Alzheimer disease. SP-233 was identified based on its ability to protect neurons against beta-amyloid-induced toxicity. SP-233 was shown to bind to beta-amyloid peptide, prevent its oligomerization and entry into neurons, protect neuronal mitochondria from beta-amyloid-induced damage, and maintain neuronal cell energy levels. Samaritan's preclinical data is suggesting SP-233 as a new unique approach for Alzheimer's disease therapy.

         SP-233 Development: Detailed studies on the mechanism of action of SP-233, in rodent and human neurons, have been performed and the toxicity of the compound in "in-vitro" studies has been studied. Samaritan has performed the majority of the preclinical studies required to apply to the FDA for an IND and is currently performing toxicology studies.

         SP-004/SP-04m Alzheimer's Drug: Alzheimer's disease is characterized by multifaceted pathology involving a number of dysregulated molecular mechanisms that include, at least, changes in: (a) cholinergic transmission, (b) sigma-1 receptor-mediated pathways, and (c) increased free radical production. Even though the improvement of the cholinergic transmission of the patients suffering from Alzheimer's is necessary (the basis of most of today's therapies), targeting acetyl cholinesterase solely is certainly not sufficient, in relationship to the numerous pathways involved in Alzheimer's disease pathology. Under the Research Collaboration with Georgetown University, a number of compounds were developed with the goal to express multiple properties allowing them to act simultaneously at two (2) distinct targets, important in neuronal function, i.e., enzyme acetyl cholinesterase, and the sigma-1 receptor SP-004 and SP-04m efficacy has been validated in vitro, and in animal models, in vivo.

         SP-004/SP-04m Development: Detailed studies on the mechanism of action of SP-004 and SP-04m have been performed and the toxicity of the compound in-vitro has been studied. Preclinical toxicology studies will be now undertaken required to apply to the FDA for an IND.

         Alzheimer's Stem Cell Drugs: Samaritan is fast tracking its development of its neuronal stem cell therapy drugs (SP-sc4 and SP-sc7) that can induce dormant brain neuronal stem cells to differentiate rapidly into adult neuron cells as a novel treatment for Alzheimer's disease and other neurodegenerative disorders. Repairing brain damage by replacing the lost neurons and restoring neuronal function is certainly the most ambitious and exciting challenge physicians and scientists are currently facing. In that aspect, the concept of stem cell therapy is extremely promising. Hence, the access to the differentiation of stem cells into neurons may serve as a database of specialized cells for regenerative medicine as a treatment for neurodegenerative diseases and brain stroke.

         SP-sc4 and SP-sc7 Development: Screening a database/collection of naturally occurring compounds, the Georgetown University group under the Samaritan/Georgetown University collaborative agreement identified compounds that were efficacious in inducing in-vitro and in rats' in vivo neural stem cell differentiation and neurogenesis. Further in vivo studies in animal models of neurodegenerative disease are in progress in order to validate the use of these compounds in regenerating the neuronal network from pre-existing stem cells in the adult.

         Alzheimer's Rat Model: One of the limiting factors in screening for the compounds displaying neuroprotective properties is the lack of an animal model allowing for the rapid evaluation of the efficacy of the compounds under investigation. In our race to find a way to stop the spread of Alzheimer's disease, we decided to develop an animal model that mimics the human phenotype of Alzheimer's disease pathology. Considering the critical role of beta-amyloid peptide in Alzheimer's disease development, we undertook a non-transgenic approach to induce an "Alzheimer's-like" neuropathology in rats, in which a proprietary formulation is administered directly in the brain of the rat producing a microenvironment resembling that which may occur in an Alzheimer's diseased brain. Four (4) weeks treatment of the rats with the solution induced memory impairment accompanied by increased hyperphosphorylated Tau protein levels in CSF, both part of the Alzheimer's disease phenotype seen in patients. Further histopathology of the rat brains indicated the presence of neuritic plaques, tangles, neuronal loss and gliosis, typical features of postmortem Alzheimer's disease human brain specimens. Thus, we believe that this Alzheimer's Rat Model will likely provide us with the means to rapidly screen and develop therapeutic and diagnostic tools for controlling the disease and might also prove to be a useful approach to unveiling the mechanisms underlying the onset and progression of Alzheimer's disease.

         Our Alzheimer's Rat Model is being validated by Samaritan for use to test the efficacy of SP compounds and is due for publication. It is also expected to be validated by other academic scientists specializing in this area of research in the near future.

         Planned Drug Development: SP-1000 Cardiovascular cholesterol drug peptide that binds and removes cholesterol from LDL.


NIH Grants

         1R41 NS048688 STTR ($188,000) entitled "Plasma Diagnostic for Alzheimer's Disease". 1R41 AG024684 STTR ($100,000) entitled "SP004, a o1 ligand with AchE inhibition properties".

         Samaritan has in-licensed seventeen (17) potential breakthrough discoveries from Georgetown University and has filed nineteen (19) related patent applications to protect its growing pipeline of innovation. This pipeline is supported by a number of peer-reviewed journals that support its credentials.


Peer Reviewed Publications

         Pharmacology 2006; 76:19-33; "Beta-Amyloid and Oxidative Stress Jointly Induce Neuronal Death, Amyloid Deposits, Gliosis, and Memory Impairment in the Rat Brain".

         Neuropharmacology 2005; "Identification, design, synthesis, and pharmacological activity of (4-ethyl-piperaz-1-yl)-phenylmethanone derivatives with neuroprotective properties against a-amyloid-induced toxicity".

         Pharmacology 2005;74:65-78. "Local Anesthetic Procaine Protects Rat Pheochromocytoma PC12 Cells against beta-Amyloid-Induced Neurotoxicity".

         Steroids   2004;   69:1-16.    "Identification  of naturally occurring
spirostenols   preventing  beta-amyloid-induced neurotoxicity".

         Analytical Biochemistry 2004; 324: 123-130. "A capillary as chromatography/mass spectrometric method for the quantification of hydroxysteroids in human plasma".

         Neurobiology of Aging 2003; 24:57-65. February "Oxidative Stress-mediated DHEA Formation in Alzheimer's Disease Pathology" Journal of Pharmacology Experimental Therapeutics 2003; 307:1148-1157. "Inhibition of Adrenal Corticol Steroid Formation by Procaine Is Mediated by Reduction of the cAMP-Induced 3-Hydroxy-3-methylglutaryl-coenzyme A Reductase Messenger Ribonucleic Acid Levels".

         Journal of Receptor & Signal Transduction Research 2003; 23:225-238 "Expression of Peripheral Benzodiazepine Receptor (PBR) in Human Tumors Relationship to Breast, Colorectal and Prostate Tumor Progression".

         Journal of Neurochemistry 2002; 83: 1110-1119. "22R-Hydroxycholesterol Protects Neuronal Cells from a-Amyloid-Induced Cytoxicity by Binding to a-Amyloid Peptide".

         Proceedings of the National Academy of Sciences USA 2001; 98:
1267-1272. "Cholesterol binding at the cholesterol recognition/interaction amino acid consensus (CRAC) of the peripheral type Benzodiazepine receptor and inhibition of steroidogenesis by an HIV TAT-CRAC peptide".

         Molecular Endocrinology 2001; 15:2211-2228. "Identification, Localization, and Function in Steroidogenesis of PAP7: A Peripheral-Type Benzodiazepine Receptor- and PKA (RIa) - Associated Protein".

         Endocrinology 1998; 139:4991-4997. "Peripheral-Type Benzodiazepine Receptor Function in Cholesterol Transport. Identification of a Putative Cholesterol Recognition/Interaction Amino Acid Sequence and Consensus Pattern".


Collaborations

         Georgetown University. On June 8, 2001 Samaritan executed a research collaboration (the "Research Collaboration") with Georgetown University to further develop Samaritan's pipeline. Commencing on April 1, 2004, the Research Collaboration term was extended to 2014 and the budget has been increased to $1,000,000 per year. The $1,000,000 is paid by Samaritan over four (4) quarterly payments of $250,000, is unallocated and covers the general research and development effort.

         Under the Research Collaboration, Samaritan receives worldwide exclusive rights to any novel therapeutic agents or diagnostic technologies that may result from the Research Collaboration. Dr. Vassilios Papadopoulos and Dr. Janet R. Greeson lead our team of eight (8) research professionals (including five (5) Ph.D. level research scientists) who have expertise in the fields of endocrinology, pharmacology, cell biology, organic and steroid chemistry, and computer modeling. We are not obligated to pay Georgetown University any milestone payments. Georgetown University is entitled to receive royalties based on our revenue from product sales and sublicenses, if any. Samaritan has assumed responsibility, at its own expense, for the process of seeking any regulatory approvals for and conducting clinical trials with respect to any licensed product or application of the licensed technology. Samaritan controls and has the financial responsibility for the prosecution and maintenance in respect to any patent rights related to the licensed technology.
         Pharmaplaz, LTD. Samaritan and Pharmaplaz, LTD, a pharmaceutical company based outside of Dublin, Ireland, entered into a broad strategic collaboration agreement for the production and supply of Samaritan's lead compound SP-01A, and Samaritan's pipeline of drugs, which expand across a variety of therapeutic areas to include AIDS, Alzheimer's, cancer and cardiovascular disease. Under the terms of the alliance, Pharmaplaz, LTD will collaborate with Samaritan's pipeline development, scale up, and manufacturing requirements, while working on drug formulation and testing, production of pilot batches, development of analytical methods, drug specifications, process validations and drug optimization. The companies will also work together to secure regulatory approval by the FDA for selected products in the U.S. markets.


Employees

         As of the date of this Prospectus we have eight (8) employees that work directly for Samaritan and thirteen (13) Ph.D. scientists that work under the Research Collaboration with Georgetown University. In addition, we make extensive use of consultants including Dr. Papadopoulos, our Key Consultant.


Description Of Property

         The Company's executive offices are currently located at 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. On October 3, 2005, the Company expanded its premises to a 2,601 square foot office space which is rented at a base rent of $4,551.75 per month. In addition, under the Research Collaboration Georgetown University provides office and laboratory space at the Samaritan Research Laboratories, Biochemistry and Molecular Biology Dept., Med/Dent Bldg, 3900 Reservoir Road NW, Washington, DC 20057.

                                 USE OF PROCEEDS

This Prospectus relates to the registration of 16,700,000 shares of our Common Stock. We will receive no proceeds from any sale of shares of Common Stock in this offering. However, we may receive up to $40,000,000 in proceeds from the sale of our Common Stock to Fusion Capital under the Purchase Agreement II, as is more fully described in the Section entitled "The Fusion Transaction" herein. Any proceeds we receive from Fusion Capital under the Purchase Agreement II will be used for working capital and general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company's Common Stock is traded on the American Stock Exchange under the symbol "LIV". As of November 14, 2005, there were approximately nine hundred
(900) holders of record of Common Stock. Certain of the shares of Common Stock are held in "street" name and may, therefore, be held by numerous beneficial owners. The Company has never paid a cash dividend on its Common Stock. The payment of dividends may be made at the discretion of the Board of Directors of the Company and will depend upon, among other things, the Company's operations, its capital requirements, and its overall financial condition. The following table sets forth the range of high and low bid prices for our Common Stock for each quarter within the last three (3) fiscal years. Such quotes reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions. The quotations may be rounded for presentation.


                                                                     FISCAL YEAR ENDED
                                   ----------------------------------------------------------------------------------------
                                   December 31, 2005      December 31, 2004      December 31, 2003      December 31, 2002
                                   -------------------    -------------------    -------------------    -------------------
                                     High        Low       High         Low        High        Low        High        Low
                                   --------    -------    -------     -------    --------    -------    --------    -------
First Quarter                         $0.90      $0.45      $0.72       $0.33       $0.20      $0.13       $0.28      $0.13
Second Quarter                        $0.63      $0.35      $1.69       $0.51       $0.26      $0.15       $0.18      $0.12
Third Quarter                         $0.66      $0.33      $1.40       $0.77       $0.90      $0.18       $0.28      $0.15
Fourth Quarter                            -          -      $1.30       $0.80       $0.72      $0.30       $0.22      $0.15

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                            Number Of
                                                                          Securities To       Weighted
                                                                         Be Issued Upon       Average
                                                                           Exercise Of     Exercise Price
                                                                           Outstanding     Of Outstanding      Number Of
                                                                            Options,          Options,        Securities
                                                                          Warrants And      Warrants And     Remaining For
Name Of Plan                                                                 Rights            Rights       Future Issuance
----------------------------------------------------------------         --------------    --------------   ---------------
Equity compensation plans approved by security holders (1)(2)              24,076,018          $0.56           5,248,646

Equity compensation plans not approved by security holders (3)             31,990,749          $0.40               0
                                                                         --------------    --------------   ---------------
Total                                                                      56,066,767          $0.48           5,248,646
                                                                         ==============    ==============   ===============

(1) The Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan was filed as Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB, as filed with the SEC on August 16, 2004 and is incorporated by reference herein.
(2) The Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan was filed with the SEC on Schedule 14A as filed with the SEC on April 29, 2005 and is incorporated by reference herein.
(3) Samaritan has entered into "Rabbi Trust" agreements to fund deferred compensation benefits, with an institutional trustee providing for the payment out of the assets of the trusts of benefits accrued under our various benefit plans, employment agreements and other employment arrangements as the Company specifies from time to time. To the extent not already irrevocable, the trusts would become irrevocable upon a change of control of Samaritan. The Company may contribute to the trusts from time to time, and additional funding could be required upon a change of control. The Rabbi Trust agreements are subject to their terms and to the claims of our general creditors in specified circumstances, to make payments under the terms of the benefit plans, employment agreements and other employment arrangements from time to times specified by the Company.

Dividends

We have not paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

                             THE FUSION TRANSACTION

General

On May 12, 2005, we entered into a common stock purchase agreement, as amended (the"Purchase Agreement II") with Fusion Capital Fund II, LLC ("Fusion Capital") pursuant to which Fusion Capital has agreed, under certain conditions, to purchase on each trading day $40,000 of our common stock ("Common Stock") up to an aggregate of $40,000,000 over a fifty (50) month period, subject to earlier termination at our discretion. We may elect, in our discretion, to sell more of our Common Stock to Fusion Capital than the $40,000 daily amount. The purchase price of the shares of Common Stock will be equal to a price based upon the future market price of the Common Stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our Common Stock in the event that the price of our Common Stock is less than $0.25.

Fusion Capital, the selling shareholder under this Prospectus, is offering for sale up to 16,700,000 shares of our Common Stock (including the 1,700,000 shares previously issued to Fusion Capital as a commitment fee). In connection with entering into the Purchase Agreement II, we authorized the sale to Fusion Capital of up to 15,000,000 shares of our Common Stock for a maximum proceeds of $40,000,000 (excluding the 1,700,000 shares previously issued to Fusion Capital as a commitment fee). Assuming Fusion Capital purchases all $40,000,000 of our Common Stock, we estimate that the maximum number of shares we will sell to Fusion Capital under the Purchase Agreement II will be 15,000,000 shares (exclusive of the 1,700,000 shares issued to Fusion Capital as the commitment fee). The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the Purchase Agreement II.


Purchase Of Shares Under The Purchase Agreement II

Under the Purchase Agreement II, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of our Common Stock. Subject to our right to suspend such purchases at any time, and our right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $40,000 of our Common Stock. This daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount at any time, provided however, we may not increase the daily purchase amount above $40,000 unless our stock price is above $1.50 per share for five (5) consecutive trading days. The purchase price per share is equal to the lesser of:

         o the lowest sale price of our Common Stock on the purchase date; or

         o the average of the three (3) lowest closing sale prices of our Common Stock during the twelve (12) consecutive trading days prior to the date of a purchase by Fusion Capital.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of our Common Stock under the Purchase Agreement II if Fusion Capital, together with its affiliates, would beneficially own more than nine and nine-tenths percent (9.9%) of our common stock outstanding at the time of the purchase by Fusion Capital. Fusion Capital has the right at any time to sell any shares purchased under the Purchase Agreement II which would allow it to avoid the nine and nine-tenths percent (9.9%) limitation. Therefore, we do not believe that Fusion Capital will ever reach the nine and nine-tenths percent (9.9%) limitation.

The following table sets forth the amount of proceeds we would receive from Fusion Capital from the sale of shares of our Common Stock offered by this Prospectus at varying purchase prices pursuant to the Purchase Agreement II:


                                                                 Percentage Of Outstanding     Proceeds From The Sales Of
                                                                After Giving Effect To The      Shares To Fusion Capital
              Assumed                Number Of Shares To Be          Issuance To Fusion                 Under The
           Purchase Price          Issued If Full Purchase(1)            Capital(2)               Purchase Agreement II
           --------------          --------------------------   --------------------------     --------------------------
                 $0.25                     15,000,000                         9.9%                      $3,750,000
                 $0.30                     15,000,000                         9.9%                      $4,500,000
                 $0.40(3)                  15,000,000                         9.9%                      $6,000,000
                 $0.50                     15,000,000                         9.9%                      $7,500,000
                 $1.00                     15,000,000                         9.9%                     $15,000,000
                 $1.50                     15,000,000                         9.9%                     $22,500,000
                 $2.00                     15,000,000                         9.9%                     $30,000,000
                 $2.50                     15,000,000                         9.9%                     $37,500,000
                 $3.00                     13,333,334                         8.9%                     $40,000,000
--------------------

(1) We are registering 15,000,000 shares of Common Stock in this registration statement to be issued to Fusion Capital pursuant to the Purchase Agreement II.
(2) Based on 136,198,761 shares issued and outstanding as at November 14, 2005, which includes the issuance of 1,700,000 shares of Common Stock previously issued to Fusion Capital as a commitment fee and the number of shares issuable at the corresponding assumed purchase prices as set forth in the adjacent column.
(3) The last reported market sale price of our Common Stock on November 29, 2005.

In connection with entering into the Purchase Agreement II, we authorized the sale to Fusion Capital of up to 15,000,000 shares of our Common Stock. We estimate that we will sell no more than 15,000,000 shares to Fusion Capital under the Purchase Agreement II (exclusive of the 1,700,000 previously shares issued to Fusion Capital as a commitment fee), all of which are included in this offering. We have the right to terminate the Purchase Agreement II without any payment or liability to Fusion Capital at any time, including in the event that all 15,000,000 shares are sold to Fusion Capital under the Purchase Agreement
II. Subject to approval by our Board of Directors, we have the right but not the obligation to sell more than 15,000,000 shares to Fusion Capital. In the event we elect to sell more than the 15,000,000 shares offered hereby previously exclusive of the 1,700,000 shares issued to Fusion Capital as a commitment fee, we will be required to file a new registration statement and have it declared effective by the SEC. In order to be in compliance with the rules and regulations of the American Stock Exchange, the Company would be required to obtain shareholder approval to sell more than 26,643,192 shares of our Common Stock (i.e., 19.9% of our issued and outstanding shares as of May 12, 2005, the date of the Purchase Agreement II).


Minimum Purchase Price

Under the Purchase Agreement II, we have set a minimum purchase price ("floor price") of $0.25. However, Fusion Capital shall not have the right nor the obligation to purchase any shares of our Common Stock in the event that the purchase price would be less than the floor price. Specifically, Fusion Capital shall not have the right or the obligation to purchase shares of our Common Stock on any trading day that the market price of our common stock is below $0.25.


Our Right To Suspend Purchases

We have the unconditional right to suspend purchases at any time for any reason effective upon one (1) trading day's notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of common stock under the Purchase Agreement II for working capital or other business purposes, we do not intend to restrict purchases under the Purchase Agreement II.


Our Right To Increase And Decrease The Amount To Be Purchased

Under the Purchase Agreement II, Fusion Capital has agreed to purchase on each trading day during the fifty (50) month term of the Purchase Agreement II, $40,000 of our Common Stock or an aggregate of $40,000,000. We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one (1) trading day's notice.

In our discretion, we may elect to sell more of our Common Stock to Fusion Capital than the $40,000 daily amount. First, in respect of the daily purchase amount, we have the right to increase the daily purchase amount as the market price of our Common Stock increases. Specifically, for every $0.25 increase in the Threshold Price (as defined herein below) above $1.25, the Company shall have the right to increase the daily purchase amount by up to an additional $5,000. For example, if the Threshold Price is $1.75 we would have the right to increase the daily purchase amount to up to an aggregate of $50,000. The "Threshold Price" is the lowest sale price of our Common Stock during the five
(5) trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of our Common Stock is below the Threshold Price, the applicable increase in the daily purchase amount will be void.

In addition to the daily purchase amount, we may elect to require Fusion Capital to purchase on any single trading day our shares in an amount up to $250,000, provided that our share price is above $0.80 during the five (5) trading days prior thereto. The price at which such shares would be purchased will be the lowest purchase price during the previous fifteen (15) trading days prior to the date that such purchase notice was received by Fusion Capital. We may increase this amount to $500,000 if our share price is above $1.25 during the five (5) trading days prior to our delivery of the purchase notice to Fusion Capital. This amount may also be increased to up to $1,000,000 if our share price is above $2.50 during the five (5) trading days prior to our delivery of the purchase notice to Fusion Capital. We may deliver multiple purchase notices; however at least ten (10) trading days must have passed since the most recent non-daily purchase was completed.


Events Of Default

Generally, Fusion Capital may terminate the Purchase Agreement II without any liability or payment to the Company upon the occurrence of any of the following events of default:

         o the effectiveness of the registration statement of which this Prospectus is a part of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our Common Stock offered hereby and such lapse or unavailability continues for a period of five (5) consecutive trading days or for more than an aggregate of twenty (20) trading days in any three hundred sixty-five (365) day period;

         o suspension by our principal market of our Common Stock from trading or failure of the Common Stock to be listed for a period of three (3) consecutive trading days;

         o the de-listing of our Common Stock from our principal market provided our Common Stock is not immediately thereafter trading on the Nasdaq National Market, the Nasdaq SmallCap Market, or the New York Stock Exchange;

         o the transfer agent's failure for five (5) trading days to issue to Fusion Capital shares of our Common Stock which Fusion Capital is entitled to under the Purchase Agreement II;

         o any material breach of the representations or warranties or covenants contained in the Purchase Agreement II or any related agreements by the Company which has or which could have a material adverse affect on us subject to a cure period of five (5) trading days;

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

         o        a material adverse change in our business; or

         o the issuance of an aggregate of 26,643,192 shares of Common Stock (19.99% of the 133,282,603 outstanding shares of Common Stock as of the date of the Purchase Agreement II) if we fail to obtain the requisite shareholder approval.


Our Termination Rights

We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the Purchase Agreement II. Such notice shall be effective one (1) trading day after Fusion Capital receives such notice.


Effect Of Performance Of The Purchase Agreement II On Our Shareholders

All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to fifty (50) months from the date of this Prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our Common Stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of Common Stock registered in this offering, and it may sell some, none or all of the shares of Common Stock it acquires upon purchase. Therefore, the purchases under the Purchase Agreement II may result in substantial dilution to the interests of other holders of our Common Stock. However, we have the right at any time for any reason to (a) reduce the daily purchase amount, (b) suspend purchases of the Common Stock by Fusion Capital and (c) terminate the Purchase Agreement II.

No Short-Selling Or Hedging By Fusion Capital

Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement II.


Commitment Shares Issued To Fusion Capital

Under the terms of the Purchase Agreement II, Fusion Capital has received 1,700,000 shares of our Common Stock as a commitment fee. Unless an event of default occurs, these shares must be held by Fusion Capital until twenty-four
(24) months from the date of the Purchase Agreement II or the date the Purchase Agreement II is terminated.


No Variable Priced Financings

Until the termination of the Purchase Agreement II, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained Fusion Capital's prior written consent.

                                    DILUTION

The net tangible book value of Samaritan as of September 30, 2005 was $2,884,576 or $0.0212 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Samaritan (total assets less total liabilities) by the number of outstanding shares of our Common Stock. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to Samaritan, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the Common Stock to be issued under the Purchase Agreement II. The amount of dilution will depend on the offering price and number of shares to be issued under the Purchase Agreement II. The following example shows the dilution to new investors at an offering price of $0.40 per share (the last reported market sale price of our Common Stock as of November 29, 2005).

If we assume that Samaritan had issued 15,000,000 shares of Common Stock to Fusion Capital (i.e., the number of shares being issued in this registration statement pursuant to the Purchase Agreement II) at an assumed offering price of $0.40 per share, less offering expenses of $85,000, our net tangible book value as of September 30, 2005 would have been $8,799,576 or $0.0583 per share. Such an offering would represent an immediate increase in net tangible book value to existing shareholders of $0.0371 per share and an immediate dilution to new shareholders of $0.3417 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $0.4000
Net tangible book value per share before this offering    $0.0212
Increase attributable to new investors                    $0.0371
                                                          -------
Net tangible book value per share after this offering                    $0.0583
                                                                         -------
Dilution per share to new shareholders                                   $0.3417
                                                                         =======

The offering price of our Common Stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                ASSUMED            NO. OF SHARES TO BE     DILUTION PER SHARE TO
            OFFERING PRICE              ISSUED(1)              NEW INVESTORS
            --------------         -------------------     ---------------------
                 $0.40                 15,000,000                 $0.3417
                 $0.30                 15,000,000                 $0.2517
                 $0.20                 15,000,000                 $0.1616
                 $0.10                 15,000,000                 $0.0715

---------------------

(1) Samaritan is registering 15,000,000 shares of Common Stock pursuant to the Purchase Agreement II with Fusion Capital, excluding 1,700,000 shares previously issued to Fusion Capital as a commitment fee.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Introduction - Forward Looking Statements

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Samaritan Pharmaceuticals, Inc. (the "Company" or "Samaritan") is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions of future events or performance are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on Samaritan's expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in documents filed by Samaritan with the U.S. Securities and Exchange Commission ("SEC"). Many of these factors are beyond Samaritan's control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

Any forward-looking statement speaks only as of the date on which such statement is made, and Samaritan undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


General

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements (unaudited) and the Notes thereto included herein. The information contained below includes statements of Samaritan's or management's beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.


Overview

We are a small cap biopharmaceutical company focused on the development of novel therapeutic and diagnostic products. We have devoted substantially all of our resources to undertaking our drug discovery and development programs.

The majority of our resources have been expended in the pursuit of FDA required preclinical studies and Phase II/III clinical trials for Samaritan's HIV drug SP-01A (Sphirewall), an oral entry inhibitor. In a previous Phase I/II study, SP-01A was observed to significantly lower the amount of HIV in blood, improve quality of life (how well subjects have felt), have a favorable safety profile (minimal side effects) and be well-tolerated. Moreover, in vitro testing of SP-01A: (a) demonstrated comparable or greater efficacy than currently approved anti-HIV drugs in preventing HIV virus replication; (b) was observed to have minimal toxic effect on human cells; and (c) demonstrated significant efficacy in preventing virus replication of HIV virus strains that resist currently approved anti-HIV treatments. The goal of our SP-01A monotherapy study, which is currently recruiting patients, is to look further at the dose response, efficacy and safety of SP-01A as monotherapy, given as a capsule to be swallowed, in the treatment of HIV-infected patients.

In addition, and at the same time, Samaritan has devoted major resources to its Alzheimer's technology, which features: (a) three (3) therapeutics: SP-04, SP-08 and SP-233; (b) two (2) stem cell, neuron differentiation therapies: SP-sc4 and SP-sc7; (c) a predictive Alzheimer's diagnostic; and (d) an Alzheimer's animal model. Samaritan has also devoted resources to its cancer drug SP-C007, a breast cancer diagnostic and its cholesterol recognition peptide, which plays a role in transforming and binding LDL cholesterol while subsequently raising HDL.

Samaritan has established its European headquarters in Athens, Greece, which we believe will allow access to the markets of East Europe, Asia and Africa, regions with a high proportion of HIV patients, a target population for our most advanced drug SP-01A. Samaritan Pharmaceuticals Europe is currently seeking to build a sales and marketing infrastructure through distribution agreements for niche high valued products from other companies in the fields of HIV/Infectious diseases, CNS, Cancer/Oncology and Cardiovascular diseases for the normally undeveloped regions of Greece, Bulgaria, Romania, Croatia, Serbia, Bosnia and Slovenia. Samaritan Pharmaceuticals Europe: (a) has established a manufacturing arm in Ireland with Pharmaplaz, LTD, (b) plans to develop its pipeline of drugs through clinical trials in preparation for European approval, (c) plans to increase its university research collaborations and (d) plans to apply for applicable European grants.


Plan And Results Of Operations

We have used the proceeds from private placements of our capital stock primarily to expand our preclinical and clinical efforts as well as for general working capital. At this time, we are beginning to commit additional resources to the development of SP-01A as well as for the development of our other drugs.

Additional details regarding the human trials and INDs that the Company plans to file may be found in the section entitled "Description of Business" in the Company's Annual Report on Form 10-KSB as filed with the SEC on April 15, 2005 for the fiscal year ended December 31, 2004.

         Results of Operations For The Three (3) Months Ended September 30, 2005 As Compared To The Three (3) Months Ended September 30, 2004

During the quarter ended September 30, 2005, we incurred research expenditures pursuant to a grant we received from the U.S. Department of Health and Human Services. We recognized grant revenue of $120,179, the extent of such qualifying expenditures.

We incurred research and development expenses of $824,204 for the quarter ended September 30, 2005, as compared to $475,432 for the quarter ended September 30, 2004. This increase of $348,772, or seventy-three percent (73%), was primarily attributable to (a) the continuation of our Phase IIb HIV clinical trial, (b) our increase in financial commitment with Georgetown University, (c) additional expenses incurred to development of SP-01A, including payments to Pharmaplaz, LTD for the manufacturing of SP-01A and (d) for performing the work necessary to complete the chemistry, manufacturing and controls (CMC) section of New Drug Application for the FDA, which will be submitted with studies conducted under the IND for SP-01A. We expect that research and development expenditures relating to drug discovery and development will increase during the last quarter of 2005 and into subsequent years due to FDA clinical trials which include the continuation and expansion of clinical trials (i) for our HIV drug program, (ii) our Alzheimer's drug program, (iii) the initiation of trials for other potential indications and (iv) additional study expenditures for potential pharmaceutical candidates. Research and development expenses may fluctuate from period to period depending upon the stage of certain projects and the level of pre-clinical testing and clinical trial-related activities. In conjunction with the additional research and development activities we expect to conduct, we anticipate adding two (2) administrative staff members and four (4) research and development support personnel over the next twelve (12) months. On June 1, 2004, we also hired a Chief Drug Development Officer at an annual salary of $300,000, plus benefits, pursuant to that certain employment agreement set forth as
Exhibit 10.6 herein and incorporated by reference hereto.

General and administrative expenses increased to $628,357 for the quarter ended September 30, 2005, as compared to $489,397 for the quarter ended September 30, 2004. This increase of $138,960, or twenty-eight percent (28%), was primarily attributable to an increase in amortization of fees with third party agreements.

Depreciation and amortization amounted to $25,534 for the quarter ended September 30, 2005, as compared to $7,690 for the quarter ended September 30, 2004. This increase of $17,844, or two hundred thirty-two percent (232%), was primarily attributable to research equipment purchases during the second quarter of 2005.

We had a net loss of $1,344,515 for the quarter ended September 30, 2005, as compared to $959,172 for the quarter ended September 30, 2004. The loss per share for both quarterly periods was $0.01 per share. The increased loss of $385,343, relates primarily to increased expenses as described above, offset by grant income of $120,179.


         Results Of Operations For The Nine (9) months Ended September 30, 2005 As Compared To The Nine (9) Months Ended September 30, 2004

We incurred research and development expenses of $2,365,103 for the nine (9) months ended September 30, 2005, as compared to $896,321 for the nine (9) months ended September 30, 2004. This increase of $1,468,782, or one hundred sixty-four percent (164%), was primarily attributable to (a) the initiation and continuation of our Phase IIb HIV clinical trial, (b) our increase in financial commitment with Georgetown University, (c) additional expenses relating to the development of SP-01A, including payments to Pharmaplaz, LTD for the manufacturing of SP-01A and (d) performing the work necessary to complete the chemistry, manufacturing and controls (CMC) section of New Drug Application for the FDA, which will be submitted with studies conducted under the IND for SP-01A. We expect that research and development expenditures relating to drug discovery and development will increase during the last quarter of 2005 and subsequent years due to FDA clinical trials which include the continuation and expansion of clinical trials for (i) our HIV drug program, (ii) our Alzheimer's drug program, (iii) the initiation of trials for other potential indications and
(iv) additional study expenditures for potential pharmaceutical candidates. Research and development expenses may fluctuate from period to period depending upon the stage of certain projects and the level of pre-clinical testing and clinical trial-related activities. In conjunction with the additional research and development activities we expect to conduct, we anticipate adding two (2) administrative staff members and four (4) research and development support personnel over the next twelve (12) months. On June 1, 2004, we also hired a Chief Drug Development Officer at an annual salary of $300,000, plus benefits, pursuant to that certain employment agreement set forth as Exhibit 10.6 herein and incorporated by reference hereto.

General and administrative expenses decreased to $1,844,385 for the nine (9) months ended September 30, 2005, from $1,912,499 for the quarter ended September 30, 2004. This decrease of $68,114, or four percent (4%), was primarily attributable to a reduction in stock-based consulting and compensation costs, offset by increases in other G & A items.

Depreciation and amortization amounted to $50,286 for the nine (9) months ended September 30, 2005, as compared to $21,151 for the nine (9) months ended September 30, 2004. This increase of $29,135, or one hundred thirty-eight percent (138%), was primarily due to research equipment purchases during the second quarter of 2005.

Net interest expense amounted to $(47,878) and $(19,378) for nine (9) months ended September 30, 2005 and 2004, respectively. The credit balance in the interest expense account is attributable to offsetting interest earned from holding our cash in marketable securities and certificates of deposits. Most of the initial investment in marketable securities was made during the quarter ended September 30, 2004. Therefore, 2004 lacks the first six (6) months of earnings reflected in 2005.

We had a net loss of $4,076,467 for the nine (9) months ended September 30, 205, as compared to $2,810,593 for the nine (9) months ended September 30, 2004. The loss per share for the nine (9) month period ending September 30, 2005 was $0.03 as compared to $0.02 for the nine (9) month period ended September 30, 2004. The year-to-date loss increase ($1,440,218) reflects the increase in research expenses but it is offset somewhat by the decline in G & A expense.

The net loss since our inception on September 5, 1994 through September 30, 2005 was $32,255,304. We expect losses to continue for the near future, and such losses will likely increase as human clinical trials are undertaken in the United States. Future profitability will be dependent upon our ability to complete the development of our pharmaceutical products, obtain necessary regulatory approvals and effectively market such products. In addition, future profitability will require that the Company establish agreements with other parties for the clinical testing, manufacturing, commercialization and sale of its products.

As of September 30, 2005, the Company's cash position was $850,095 and the Company had $1,242,763 of marketable securities. We are continuing efforts to raise additional capital and to execute our research and development plans. Even if we are successful in raising sufficient money to carry out these plans, additional clinical development is necessary to bring our products to market, which will require a significant amount of additional capital.


Liquidity And Capital Resources

Cash used in operating activities during the nine (9) month period ended September 30, 2005 was $(3,390,771), as compared to $(2,144,668) for the nine
(9) month period ended September 30, 2004. This increase is primarily attributable to (a) additional expenses related to development of SP-01A and (b) the initiation of our clinical trial, including payments to Pharmaplaz, LTD for performing work to complete the chemistry and manufacturing and controls (CMC) information that will be submitted for studies conducted under the IND for SP-01A.

Cash provided by investing activities was $402,416 for the nine (9) month period ended September 30, 2005, as compared to $(2,392,177) for the nine (9) month period ended September 30, 2004. During the quarter ended September 30, 2004, we invested $2,250,000 in proceeds from an offering of our common stock into marketable securities until such time as the money was needed. The current period's activity includes redemption of one such marketable security offset by investments in equipment and patent registration costs.

Cash provided by financing activities was $1,399,999 for the nine (9) month period ended September 30, 2005, as compared to $7,845,939 for the nine (9) month period ended September 30, 2004, a decrease of $6,445,940 or eighty-two percent (82%). Last year's results include proceeds from a private placement, which is not the case for the same period 2005 when no private placements were conducted.

Current assets as of September 30, 2005 were $1,674,325 as compared to $3,759,819 as of September 30, 2004. This decrease of $2,085,494, or fifty-five percent (55%), is primarily attributable to the use of proceeds from the 2004 private placement to fund development stage activities. This is offset somewhat by proceeds received through our equity financing arrangement with Fusion Capital. Current liabilities as of September 30, 2005 were $332,258 as compared to $417,333 as of September 30, 2004, a decrease of $85,075 or twenty percent (20%).

On April 22, 2003, we entered into a common stock purchase agreement ("Purchase Agreement I") with Fusion Capital Fund II, LLC ("Fusion Capital"), pursuant to which Fusion Capital agreed to purchase our common stock from time to time at our option up to an aggregate amount of $10,000,000. The SEC declared the Company's registration statement on Form SB-2 effective on October 9, 2003 (Commission Registration No. 333-105818). The number of registered, yet unissued, shares remaining under this registration statement as of September 30, 2005 was 969,893.

On May 12, 2005, we entered into a second common stock purchase agreement, as amended ("Purchase Agreement II") with Fusion Capital pursuant to which Fusion Capital has agreed to purchase our common stock from time to time at our option up to an aggregate amount of $40,000,000 over fifty (50) months from the date the SEC declares effective a registration statement covering the shares of common stock to be purchased by Fusion Capital pursuant to such Purchase Agreement II. Purchase Agreement II is subject to the declaration of effectiveness by the SEC of a registration statement covering the shares of common stock to be purchased by Fusion Capital and such shares will be priced based on the market price of our shares at the time of sale to Fusion Capital. In general, we have the right to sell to Fusion Capital up to $40,000 of our common stock on each business day and may increase that amount to as much as $1,000,000 in any one (1) day depending on the market price of our shares. We have the right to control timing and the amount of shares we sell to Fusion Capital.

The Company's dependence on raising additional capital will continue at least until the Company is able to commercially market one of its products at significant sales level. Depending on profit margins and other factors, the Company may still need additional funding to continue research and development efforts. The Company's future capital requirements and the adequacy of its financing depend upon numerous factors, including the successful commercialization of the Company's drug candidates, progress in its product development efforts, progress with preclinical studies and clinical trials, the cost and timing of production arrangements, the development of effective sales and marketing activities, the cost of filing, prosecuting, defending and enforcing intellectual property rights, competing technological and market developments, and the development of strategic alliances for the marketing of its products.

We do not believe that debt financing from financial institutions will be available until at least the time that one of our products is approved for commercial production. To date, none of our proprietary products has reached a commercial stage, and hence, we do not have, nor do we anticipate revenue in the near future. We have been unprofitable since our inception and have incurred significant losses. We will continue to have significant general and administrative expenses, including expenses related to clinical studies, our Research Collaboration with Georgetown University and patent registration costs. We have funded our operations through a series of private placements and through our purchase agreements with Fusion Capital, which we believe will assist the Company in meetings its cash needs. Except for Purchase Agreement I and Purchase Agreement II, no commitment exists for continued investments, or for any underwriting.

Even with our financing arrangements with Fusion Capital (as discussed above), we may require substantial additional funds to sustain our operations and to grow our business. The amount of which will depend, among other things, on (i) the rate of progress and the cost of our research and product development programs and clinical trial activities, (ii) the cost of preparing, filing, prosecuting, maintaining and enforcing patent claims and other intellectual property rights and (iii) the cost of developing manufacturing and marketing capabilities, if we decide to undertake those activities. The clinical development of a therapeutic product is a very expensive and lengthy process and may be expected to utilize $5 million to $20 million over a three (3) to six (6) year development cycle. Although we believe we could license the manufacturing and marketing rights to our products in return for up-front licensing and other fees and royalties on any sales, there can be no assurance that we will be able to do so in the event we seek to do so. We need to obtain additional funds to develop our therapeutic products and our future access to capital is uncertain. The allocation of limited resources is an ongoing issue for us as we move from research activities into the more costly clinical investigations required to bring therapeutic products to market.

The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. Even if we are able to access the full amounts under Purchase Agreement I and Purchase Agreement II, we may still need additional capital to fully implement our business, operating and development plans. If we are unable to obtain additional financing, we might be required to delay, scale back or eliminate certain of our research and product development programs or clinical trials, or be required to license third parties to commercialize products or technologies that we would otherwise undertake ourselves, or cease certain operations all together, any of which might have a material adverse effect upon us. If we raise additional funds by issuing equity securities, dilution to stockholders may result, and new investors could have rights superior to existing holders of shares. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

We have been able to meet our cash needs during the past twelve (12) months through a combination of funds received through private placements and funds received under Purchase Agreement I. We intend to continue to explore avenues to obtain the capital needed for our operations through private placements and by sale of our shares to Fusion Capital.


Quantitative And Qualitative Information About Market Risk

We do not engage in trading market-risk sensitive instruments and do not purchase hedging instruments or "other than trading" instruments that are likely to expose us to market risk, whether interest rate, foreign currency exchange, commodity price or equity price risk. We have no outstanding debt instruments, have not entered into any forward or future contracts, and have purchased no options and entered into no swaps. We have no credit lines or other borrowing facilities, and do not view ourselves as subject to interest rate fluctuation risk at the present time.


Recently Issued Accounting Standards

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment", or SFAS 123R, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123R requires companies to expense the value of employee stock options and similar awards.

Share-based payments will be measured at fair value on the grant date, based on the estimated number of awards that are expected to vest. SFAS 123R applies to all unvested share-based awards outstanding at the company's adoption date. SFAS 123R eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principals Board Opinion No. 25 "Accounting for Stock Issued to Employees". SFAS 123R will be effective for our fiscal year beginning January 1, 2006.

In April 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations", which clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, which is generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists.

Interpretation No. 47 is effective no later than the end of fiscal years beginning after December 15, 2005. The adoption of these new pronouncements did not have, or are not expected to have, a material effect on the Company's consolidated financial position or results of operations.

                                LEGAL PROCEEDINGS

We are, from time to time, involved in various legal proceedings in the ordinary course of our business. While it is impossible to predict accurately or to determine the eventual outcome of these matters, the Company believes that the outcome of these proceedings will not have a material adverse effect on the financial statements of the Company. Other than routine litigation that is incidental to our business, there are no legal proceedings or actions pending at this time.

                                    MANAGEMENT

The following table sets forth the name, age and position of our executive officers, Directors, key employees and key consultants as of the date hereof:


Name                                  Age              Served Since      Positions with Company
---------------------------------     ---              ------------      ----------------------
Dr. Janet R. Greeson (1)(2)(3)        62                10/19/1997       CEO, President and Chairman of the Board
Mr. Eugene J. Boyle (4)               40                05/20/2000       CFO, COO and Director
Dr. Thomas Lang                       55                06/20/2004       Chief Drug Development Officer
Ms. Kristi C. Eads                    35                11/20/2000       Vice President of Investor Relations and
                                                                         Corporate Secretary
Mr. George Weaver                     40                07/20/2003       Regulatory Affairs Officer
Dr. Laurent Lecanu (2)(5)             37                 6/10/2005       Director
Mr. Douglas D. Bessert (5)(6)         48                03/20/2001       Director
Dr. Erasto R. C. Saldi (1)(2)(3)      45                05/20/2003       Director
Mr. Welter Holden (1)(3)(7)           75                10/19/1997       Director
Mr. H. Thomas Winn (5)(6)             65                03/19/1999       Director
Ms. Cynthia C. Thompson (3)(5)(7)     45                03/19/1999       Director
Dr. Vassilios Papadopoulos (2)        45                03/20/2001       Chief Scientist and Key Consultant
Dr. Christos Dakas                    44                06/29/2005       Managing Director, Samaritan Pharmaceuticals Europe
---------------

(1) Member of the Nominating Committee.
(2) Member of the Science and Technology Advisory Committee.
(3) Class I Director, term expires 2007.
(4) Class II Director, term expires 2006.
(5) Class III Director, term expires 2008.
(6) Member of the Audit and Finance Committee.
(7) Member of the Compensation and Governance Committee.

Dr. Janet R. Greeson. Dr. Greeson has served as the Company's CEO, President and Chairman of the Board since October 30, 2000 and has led the bold initiative that transformed Samaritan from a "one drug" Company to an innovative "Drug Development Pipeline" Biopharmaceutical Company. She strategically created a long-term value and growth model, with the Samaritan/Georgetown University collaboration; and intends to duplicate this growth model with other top tier Universities, as a solid strategy to continually build Samaritan's value and sustain its future profitability.

Dr. Greeson is a successful healthcare professional with over two (2) decades of corporate experience focused on emerging growth situations, leadership development, and mergers and acquisitions. Although she has worked with Samaritan for nine (9) years, as CEO for the past four (4) years she has demonstrated a relentless perseverance and determination to succeed in the face of unrelenting change. She is extremely motivated and equipped to attack problems and seize realistic opportunities, with capability, courage and confidence. Dr. Greeson is a co-inventor of eighteen (18) patent applications, and presently has nine "peer reviewed" journal publications. She is a best selling author of "It's Not What You Are Eating, It's What's Eating You"; and a renowned public speaker, whose guest appearances on numerous radio and TV Talk shows, has opened the door to tell the Samaritan story, in a concise and professional manner. Dr. Greeson has an eclectic past, once working with Mother Theresa and was privileged to be the U.S. Congressional Nominee for the State of Nevada in 1994, winning the primary without spending a dollar to campaign. She currently fulfills her altruistic energies with the Samaritan Innovative Science Foundation. Dr. Greeson holds a BA, from Florida Technological University in 1978; an MA from Rollins College in 1979; and a PhD from Columbia Pacific University in 1987.

Mr. Eugene J. Boyle. Mr. Boyle is a co-founder of Samaritan, has served as a Director since 2000 and has served as Chief Financial Officer and Chief Operations Officer since June 16, 2000. Mr. Boyle attended Notre Dame and received a BSE from Tulane University. He is a veteran of the U.S. Navy serving as a Lt. during the Gulf War. Upon discharge, he then returned to graduate school earning his MBA in Entrepreneurship from Babson College in Boston, Massachusetts, and his Juris Doctor from Concord Law School in Los Angeles, California. He devotes his time to the business development aspects of Samaritan, SEC filings, patent prosecution and numerous other legal and business affairs. Mr. Boyle is also a founder of the "Samaritan Innovative Science Foundation", dedicated to provide free HIV drugs to children of the world; a BioFutureBus to further science with children; and to develop often overlooked orphan drugs for the benefit of the world community. In the past, Mr. Boyle was employed by Columbia/HCA (NYSE:HCA) as its Chief Operations Officer for the southeast region and also assisted with mergers and acquisitions of numerous hospitals. He also has served on the Advisory Board of Nevada Gold and Casinos (AMEX:UWN). Mr. Boyle is a Charted Financial Analyst candidate and has passed the Series 7 and 63 securities brokerage registered representative exams, although he is not a practicing representative.

Dr. Thomas Lang. Dr. Lang has served as the Chief Drug Development Officer for Samaritan since 2004. Prior to joining the Company he was the CEO and President of Strategic Development Consulting in 2003 and the former Vice Chairman and President of Serono Inc. the U.S. Company of Serono, S.A., the world's third largest biotech company from 1995 through 2003. Dr. Lang is a highly regarded senior executive with over twenty-five (25) years of experience in the pharmaceutical and biotech industry. Dr. Lang holds technical degrees in
Chemistry and Pharmacy, an MBA degree, a Ph.D. degree and is a registered pharmacist in the State of New Jersey. Prior to founding Strategic Development Consulting, Dr. Lang had a very successful career with such companies as Ciba-Geigy, Janssen, Warner-Lambert, Organon, and, most recently, Serono. After joining Serono in 1995, Dr. Lang held increasingly senior executive level positions within Serono while successfully guiding the company's short and long-term tactical and strategic planning for overall product development and commercialization of its traditional and advanced biotech products in the therapeutic areas of Fertility, Growth, Metabolism & Immunology, and Multiple Sclerosis in the U.S. This has lead to the commercialization of seven (7) products (five (5) of which were recombinant products), which currently account for more than ninety-five percent (95%) of the Company's sales.

Ms. Kristi C. Eads. Ms. Eads has served as Vice President of Investor Relations, for the Company since January of 2004 and Corporate Secretary since January 26, 2004. Ms. Eads oversees all communications with the investment community, both public and private. Ms. Eads brings with her a diverse experience in investor and corporate relations, accounting and marketing. Prior to joining Samaritan, Ms. Eads' work related experience in advertising, banking and the political arena has enhanced her overall ability to communicate the objectives of Samaritan. Ms. Eads has a Bachelor of Arts from the University of Oregon and is a Juris Doctorate Degree candidate with Concord University.

Mr. George Weaver. Mr. Weaver has served as the Regulatory Affairs Officer for Samaritan since 2003. Mr. Weaver majored in chemistry, minored in business economics and was one of a select group of students to successfully petition UCLA and participate in an accelerated Pre-Medicine/Medicine program. After working as an environmental toxicology consultant for two (2) years, Mr. Weaver earned a Bachelor's of Science in Environmental Engineering and assumed an appointed position as Chair of Industry Waste Classification and Toxicology Focus Group under the California Department of Toxic Substances Control Regulatory Structure Update. Mr. Weaver also worked for and under contract with the U.S. Navy Public Works Center. Mr. Weaver is responsible for several environmental and toxicological advances within the Department of Defense including a notable contribution to the DOD Uniform National Discharge Standards
(UNDS) guidelines created jointly with the United States Environmental Protection Agency and the U.S. Coast Guard; development of the U.S. Navy's toxicological profile guidelines for hazardous materials and wastes in San Diego, California; and significant contribution to the development of Department of Defense radiological, biohazardous, and infectious materials permitting guidelines.

Dr. Laurent Lecanu, D.Pharm., Ph.D. Dr. Lecanu has served as a Director since June 10, 2005. Dr. Lecanu received his D.Pharm. in pharmaceutical chemistry and his Ph.D. in neuropharmacology from the School of Pharmaceutical and Biological Sciences at University of Paris (V), Paris, France. Dr. Lecanu is also a former Intern of Paris Hospitals, France, where he demonstrated excellence in the management and performance of clinical trials for new medications. Dr Lecanu's contribution to Samaritan Research Laboratories brings more than seven (7) years experience in biomedical research. He is a highly skilled specialist of "in vivo" experimental research (preclinical research), mainly in the development of animal models for neurodegenerative diseases. He also has several years of experience in biomedical research including the development of novel therapeutic entities targeted to Alzheimer's disease. Dr Lecanu's experience includes being a Research Associate Professor at the Departments of Pharmacodynamics and Pharmaceutical Physiology at the School of Pharmacy and Medicine of the University of Burgundy, France. In 2001, the French National Academy of Pharmacy awarded him the Prize of the French Association for Experimental Therapeutics. Dr. Lecanu manages the day-to-day operations of Samaritan Laboratories at Georgetown University and is co-inventor on numerous patents that Samaritan has licensed from Georgetown University.

Mr. Douglas D. Bessert. Mr. Bessert has served as a Director since 2001 and has shown an enormous ability to raise private capital with an extensive network of contacts. Mr. Bessert has over twenty (20) years of financial and investor relationship experience, with an emphasis in small entrepreneurial companies. In the past, he served as a Branch Manager at a stock brokerage firm in charge of nine (9) other brokers, handling all compliance and investor problems for the office. Mr. Bessert was the Founder and CFO of Thorofare Resources Inc., a regional oil and gas company with production and employees in eight (8) states. He was also a financial consultant that managed portfolios for over two hundred and thirty (230) clients and managing in excess of $43,000,000 in assets. During his tenure as a financial consultant, he was heavily involved in leveraged buyouts, raising private capital and acquisitions of many entities. Mr. Bessert received his BS in Marketing from the University of Wyoming.

Dr. Erasto R. C. Saldi. Dr. Saldi has served as a Director of the Company since 2003. Currently, Dr. Saldi is setting up a network of primary clinics in Las Vegas with the intent of establishing these clinics as research centers for clinical trials. From 1999 to 2004, Dr. Saldi was the Medical Director of Fremont Medical Clinic, Desert Lane Care Center, and Cheyenne Care Center, where he improved physician compliance and formulated patient care protocols. From 1996 to 1997, he was Chief Resident, Internal Medicine and from 1997 to 1998 he served as Assistant Clinical Professor, Internal Medicine at the University of Nevada School of Medicine, Las Vegas, Nevada Dr. Saldi has also has extensive experience as an Internist, Principal Investigator and manager of clinical research trials.

Mr. Welter "Budd" Holden. Mr. Holden is a co-founder, has served as a Director since 1997 and is the Chairman of the Nomination Committee. Mr. Holden has assisted the Company in recruiting and networking patients for clinical trials. He is a well-known designer who has consulted with the rich and famous throughout his whole life. He is a renowned networker and has presented Samaritan to many of his past clients and venture capital groups, including principals of pharmaceutical companies. Although for the past five (5) years Mr. Holden has been an independent consultant providing architectural and interior design advice, he devotes the majority of his time to Samaritan. Mr. Holden is the Chairman of our Business Advisory Board and acts as liaison to the "Samaritan Innovative Science Foundation". He received his B.A. in architectural and interior design from the Pratt Institute in New York, New York.

Mr. H. Thomas Winn. Mr. Winn has served as a Director since 1999 and is the Chairman of the Audit Committee. Mr. Winn has been Chairman, President and CEO of Nevada Gold & Casinos, Incorporated (AMEX:UWN) ("UWN") since 1994. Under Mr. Winn's leadership, UWN has successfully concentrated on acquisition and development of premier gaming and entertainment venture, and is currently involved in seven (7) gaming projects in Colorado, California, New Mexico and Arizona. Since 1983, Mr. Winn has served as President of Aaminex Capital Corporation, a financial consulting and venture capital firm involved in food and beverage, real estate, mining and environmental activities. Mr. Winn has formed numerous investment limited partnership and capital formation ventures ranging from motion pictures to commercial real estate and mining projects.

Ms. Cynthia C. Thompson. Ms. Thompson has served as a Director since 1999 and is the Chairman of the Compensation and Governance Committee. Ms. Thompson is President/CEO and founder of Quest Entertainment, Inc. She leads Quest's efforts in providing technology solutions to the gaming industry focusing primarily on slot machines and table game innovations. She began her extensive financial background in corporate finance and institutional sales at leading Wall Street investment firms. Ms. Thompson also serves on the Board of Restaurant Connections International, Inc. and is a founder and financial advisor to Nevada Gold & Casinos, Inc. (AMEX:UWN).

Dr. Vassilios Papadopoulos, D.Pharm., Ph.D. Dr. Papadopoulos had served as a Director from 2001 through June 2005 and has been recently promoted into a more prestigious position at Georgetown University, which has conflicted him out of holding any position on Boards of public companies. His position as a "Key Consultant" has resolved any conflict issues. He will continue to serve as Chief Scientist of the Science and Technology Advisory Committee, which Committee serves as an advisor to the Board. Dr. Papadopoulos is Professor and Chair at the Department of Biochemistry & Molecular Biology at Georgetown University Medical Center. Dr. Papadopoulos and his group of scientists originally assisted Samaritan with work on using Procaine (HCL) to control stress-induced cortisol production by the human adrenal cells. Dr. Papadopoulos has over twenty (20) years of experience and over one hundred forty (140) peer review article publications in the Biopharmaceutical field and numerous patents in the field of steroid biosynthesis, Alzheimer's disease and cancer.

Dr. Christos Dakas, D.Pharm., Ph.D. Dr. Christos Dakas, joined Samaritan in June 2005 to oversee European operations, including Samaritan Ireland Pharmaceuticals, Limited. Prior to joining Samaritan, Dr. Dakas had a successful career in various executive positions with Gerolymatos, Genesis Pharma, and most recently Arriani Pharmaceuticals. A pharmaceutical chemist by training with a number of published papers, he holds degrees from the University of Toronto, Kings College of University of London, and the University of Wales in Cardiff.


Committees

The Company has formed, by the determination of the Board of Directors, an Audit Committee with Independent Director Mr. H. Thomas Winn as Chairman. Mr. Winn is a "qualified financial expert" as such term is used in Item 7(d)(3)(iv) of
Schedule 14A (240.14a-101 of this chapter) under the Exchange Act. The Company has also formed a Compensation and Governance Committee, with Independent Director Ms. Cynthia C. Thompson as Chairman; a Nomination Committee with Independent Director Mr. Welter Holden as Chairman; and a Science and Technology Advisory Committee with Dr. Papadopoulos as Chief Scientist and Key Consultant to the Board. It should also be noted that no Director, executive officer, key employee or key consultant of the Company has any family relationships with any other Director, executive officer, key employee or key consultant of the Company, except that Mr. Boyle is the son of Dr. Greeson.

Compensation Of Directors

Cash Compensation. At the present time the members of the Board of Directors is not compensated in cash.

Share-based Compensation. At the present time the members of the Board of Directors are not compensated with shares.

Compliance With Section 16(a) Of The Securities Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

Based on available information, we believe that all filings with respect to
Section 16(a) are now current.


Code of Ethics

Samaritan has adopted The Samaritan Pharmaceuticals, Inc. Code of Conduct (the "Code"), a formal code of ethics that applies to our principal executive officer and principal accounting officer. The Code was filed as Exhibit 14.1 to the Company's Form 10-KSB as filed with the SEC on April 15, 2003.


Executive Compensation

The Compensation and Governance Committee of the Board of Directors administers our executive compensation program. Each member of the Committee is a non-employee and Independent Director. The Committee is responsible for establishing salaries and administering the incentive programs for our Chief Executive Officer and other executive officers.


         Compensation Philosophy

The Compensation Committee has designed Samaritan's compensation program based on the philosophy that all of our executives are important to our success, with our executive officers setting the direction of our business and having overall responsibility for our results. Like other pharmaceuticals companies, we operate in a highly competitive and difficult economic environment. Accordingly, the Compensation Committee has structured Samaritan's compensation to accomplish several goals: (a) to attract and retain very talented individuals, (b) to reward creativity in maximizing business opportunities and (c) to enhance shareholder value by achieving our short-term and long-term business objectives.


         Base Salary

The Compensation Committee considers peer data as well as individual performance when approving base salaries for executive officers. The Compensation and Governance Committee evaluates individual performance based on the achievement of corporate or divisional operating goals and subjective criteria, as well as the Chief Executive Officer's evaluation of the other executive officers. No specific weight is assigned to any particular factor. Dr. Greeson, Mr. Boyle and Dr. Thomas Lang each have employment agreements negotiated at arm's length with the Compensation and Governance Committee, and each such agreement provides for a minimum annual base salary. In setting base salaries, the Board has considered
(a) the contributions made by each executive to our Company, (b) compensation paid by peer companies to their executive officers and (c) outside compensation reports.

         Stock Options

The short and long-term compensation program includes stock options granted under the Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan and the Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan as well as non-qualified stock options. The Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan and the Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan are designed to (a) reward executives for achieving long-term financial performance goals over a three (3) year to ten (10) year period, (b) provide retention incentives for executives and (c) tie a significant portion of an executive's total compensation to our long-term performance. Stock options for our executive officers, key employees and key consultants are part of our incentive program and link the enhancement of shareholder value directly to their total compensation. The Compensation and Governance Committee determines the number of stock options granted based upon several factors: (a) level of responsibility, (b) expected contribution towards our performance and (c) total compensation strategy for mix of base salary, short-term incentives and long-term incentives. The following tables and notes present information concerning the compensation of the Company's Chief Executive Officer and to the Company's most-highly compensated executive officers other than the Company's Chief Executive Officer as of December 31, 2004:

                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation                            Long-Term Compensation
                           -------------------------------------------- ---------------------------------------------------
                                                                                            Securities          Other
Name And Principal                                           Accrual                        Underlying      Compensation
  Position                 Year                Salary        Salary     Restricted Stock      Awards         Options(4)
----------------------     --------            -----------   ---------- ----------------- ---------------   ---------------
Dr. Janet R. Greeson       2004                  $437,582            -                 -      $4,253,560            $19,559
CEO, President and         2003                  $247,687            -          $169,058      $2,582,238            $ 8,871
Chairman (1)               2002                  $264,983            -          $131,917      $1,532,210            $ 9,337

Mr. Eugene J. Boyle        2004                  $278,645      $13,076                 -      $2,126,780               $600
CFO, COO (2)               2003                  $156,200            -          $121,630      $1,291,119             $1,200
                           2002                   $97,533            -          $167,067        $766,105             $3,667

Mr. Thomas Lang            2004                  $173,538            -                 -      $1,300,000                  -
Chief Drug Development
Officer (3)(5)

George Weaver              2004                   $89,863      $30,137                 -               -                  -
Regulatory Affairs         2003                   $18,462            -           $51,538         $50,000                  -
Officer

(1) The Company and Dr. Greeson have entered into an employment agreement, a copy of which is attached as Exhibit 10.9 to the Company's Quarterly Report on Form 10-QSB as filed with the U.S. Securities and Exchange Commission on August 14, 2002.
(2) The Company and Mr. Boyle have entered into an employment agreement, a copy of which is attached as Exhibit 10.8 to the Company's Quarterly Report on Form 10-QSB as filed with the U.S. Securities and Exchange Commission on August 14, 2002.
(3) The Company and Mr. Lang have entered into an employment agreement, a copy of which is attached as Exhibit 10.6 to the Company's Quarterly Report on Form 10-QSB, as filed with the U.S. Securities and Exchange Commission on August 16, 2004.
(4) The amounts shown in this column cover amounts for the payment of Medicare/Social Security taxes, life insurance premiums and life annuity premiums for the benefit of the particular employee, and the employers matching contribution to the particular employees 401(k).
(5) Excludes payments to Strategic Development Consulting, Inc., a company Dr. Lang was an employee of prior to being hired pursuant to his employment agreement with Samaritan. Payments to Strategic Development Consulting, Inc. included $50,000 and a five (5) year option for 25,000 shares with an exercise price of $0.50 for work prior to June 2004. Excludes a one-time grant of 75,000 restricted shares into the George Weaver Deferred Compensation Trust at the end of 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                         Number of      Percentage Of
                                        Securities      Total Options                                         Grant Date
                                        Underlying        Granted To      Exercise Base                         Present
Name                                  Options Granted     Employees           Price       Expiration Date      Value(4)
------------------------              ---------------   -------------     -------------   ---------------     ------------
Dr. Janet R. Greeson (1)                    4,253,560         54%            $0.34           01/02/2014         $467,891
Mr. Eugene J. Boyle (2)                     2,126,780         27%            $0.34           01/02/2014         $233,945
Mr. Thomas Lang (3)                         1,300,000         17%            $1.08           06/16/2014         $507,000
Mr. Thomas Lang (3)                           100,000           *            $1.00           06/16/2007          $28,000
Mr. George Weaver                              50,000           *            $0.34           01/02/2014           $5,500

(1) The Company and Dr. Greeson have entered into an employment agreement, a copy of which is attached as Exhibit 10.9 to the Company's Quarterly Report on Form 10-QSB as filed with the U.S. Securities and Exchange Commission on August 14, 2002.
(2) The Company and Mr. Boyle have entered into an employment agreement, a copy of which is attached as Exhibit 10.8 to the Company's Quarterly Report on Form 10-QSB as filed with the U.S. Securities and Exchange Commission on August 14, 2002.
(3) The Company and Mr. Lang have entered into an employment agreement, a copy of which is attached as Exhibit 10.6 to the Company's Quarterly Report on Form 10-QSB, as filed with the U.S. Securities and Exchange Commission on August 16, 2004.
(4) The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The options expiring on January 2, 2014 had a grant date present value of $0.11 per option share. The Black-Scholes model with no dividend was used with the following assumptions: volatility of twenty-five percent (25%) based on a historical weekly average over five (5) years; risk-free interest of three and seventy-two tenths percent (3.72%) based on a U.S. Treasury rate of five (5) years; and a ten (10) year option life. The options expiring on January 16, 2014 had a grant date present value of $0.39 per option share. The Black-Scholes model with no dividend was used with the following assumptions: volatility of twenty-five percent (25%) based on a historical weekly average over five (5) years; risk free interest of three and seventy-two tenths percent (3.72%) based on a U.S. Treasury rate of five (5) year and a ten (10) year option life. The options expiring on January 16, 2007 had a grant date present value of $0.28 per option share. The Black-Scholes model with no dividend was used with the following assumptions: volatility of twenty-five percent (25%) based historical weekly average over five (5) years, risk free interest of three and seventy-two tenths percent (3.72%) based on a U.S. Treasury rate of five (5) years and a five (5) year option life.
*        Less than one percent (1%).


                           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                        Number Of Securities
                                                                             Underlying             Number Of Unexercised
                                Shares Acquired                         Unexercised Options          In-The-Money Options
Name                            On Exercise(1)    Value Realized(2)      At Fiscal Year-End         At Fiscal Year-End (3)
------------------------        ---------------   -----------------     ---------------------       ----------------------
Dr. Janet Greeson                    4,141,941                  -             11,679,902                    $5,345,785
Mr. Eugene J. Boyle                  1,986,163                  -              5,395,028                    $2,539,631
Mr. Thomas Lang (4)                          -                  -              1,325,000                       $12,000
Mr. George Weaver                            -                  -                 50,000                       $32,000

--------------------
(1) These options were exercised and reloaded pursuant to terms stated in the Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Option Plan.
(2) The Company engaged these executives pursuant to employment agreements which allow each executive to defer compensation into Rabbi Trust Agreements described herein below under the subsection entitled "Trust Under Samaritan Pharmaceuticals, Inc.
         Deferred Compensation Plan."
(3) Value of unexercised in-the-money options is calculated based on the fair market value of the underlying securities without restriction, minus the exercise price, and assumes sale of the underlying securities on December 31, 2004, the last trading day for 2004, at a price of $0.98 per share, the fair market value of the Common Stock on such date.
(4) Executive received a grant of 1,200,000 options. One-quarter (1/4) of said options vest every year. The price of the options was $1.08 with a term of ten (10) years. Upon termination of the executive, as provided hereinafter, such executive's 1,200,000 options (vested and non-vested) shall expire within thirty (30) days.

401(k)   Plan

We adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, covering our full-time employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), so that contributions to the 401(k) plan by employees, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Under the 401(k) plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of such contribution contributed to the 401(k) plan. The 401(k) plan does permit additional matching contributions to the 401(k) plan by us on behalf of participants in the 401(k).


Employment Agreements

On January 1, 2001, the Company entered into an employment agreement with Dr. Janet R. Greeson pursuant to which Dr. Greeson shall serve as the Company's Chief Executive Officer, President and Chairman of the Board for a term of five
(5) years. Dr. Greeson is entitled to a base salary of $350,000 per year and stock options based on a formula not to be less than 250,000 options per year. Dr. Greeson is also entitled to convert her salary into shares of the Company based on a formula as set forth in the employment agreement. Dr. Greeson may participate in all of our existing benefit programs and in all future benefit programs if the Company offers such programs to any other employee. If the agreement terminates by reason of Dr. Greeson's death, disability, incapacity or termination of employment by us other than for cause, Dr. Greeson will be entitled to continuation of base salary and health and similar benefits for defined periods, payment of stock options and deferred compensation awards. Dr. Greeson agreed to a non-compete clause for the term of her employment. In the event of a change of control, Dr. Greeson would also vest in her options. Dr. Greeson would also no longer be subject to non-competition undertakings. If a change of control were followed by termination of employment resulting from a change of control, in lieu of the severance benefits described above, Dr. Greeson would be entitled to receive a payment equal to approximately three (3) times her base salary and yearly options. For up to three (3) years following such termination, we would also be obligated to provide continued health and other insurance and disability benefits. We would also be obligated to pay all legal fees and expenses reasonably incurred by Dr. Greeson in seeking enforcement of contractual rights following a change of control. If change of control payments and benefits result in an excise tax under the so-called "golden parachute" provisions of the Code, we would be obligated to pay a tax gross-up payment. Dr. Greeson has also been awarded options based on increases in market capitalization starting with the market capitalization of $12,500,000.

On January 1, 2001, the Company entered into an employment agreement with Mr. Eugene Boyle pursuant to which Mr. Boyle shall serve as the Company's Chief Financial Officer for a term of five (5) years. Mr. Boyle is entitled to a base salary of $240,000 per year and stock options based on a formula not to be less than 250,000 options per year. Mr. Boyle is also entitled to convert his salary into shares of the Company based on a formula as set forth in the agreement. Mr. Boyle is also allowed to participate in all of our existing benefit programs and in all future benefit programs, if the Company offers such programs to any other employee. If the agreement terminates by reason of Mr. Boyle's death, disability, incapacity or termination of employment by us other than for cause, Mr. Boyle will be entitled to continuation of base salary and health and similar benefits for defined periods, payment of stock options and deferred compensation awards. Mr. Boyle agreed to a non-compete clause for the term of his employment. In the event of a change of control, Mr. Boyle would also vest in his options. Mr. Boyle would also no longer be subject to non-competition undertakings. If a change of control were followed by termination of employment resulting from a change of control, in lieu of the severance benefits described above, Mr. Boyle would be entitled to receive a payment equal to approximately three (3) times his base salary and yearly options. For up to three (3) years following such termination, we would also be obligated to provide continued health and other insurance and disability benefits. We would also be obligated to pay all legal fees and expenses reasonably incurred by Mr. Boyle in seeking enforcement of contractual rights following a change of control. If change of control payments and benefits result in an excise tax under the so-called "golden parachute" provisions of the Code, we would be obligated to pay a tax gross-up payment. Mr. Boyle has also been awarded options based on increases in market capitalization starting with the market capitalization of $12,500,000.

On June 1, 2004, the Company entered into a verbal employment agreement with Mr. Thomas Lang pursuant to which Mr. Lang shall serve as the Company's Chief Drug Development Officer for a term of four (4) years. Mr. Lang is entitled to a base salary of $300,000 per year which may be paid in stock pursuant to a formula as set forth in the agreement. Mr. Lang is entitled to receive bonus payments of
(a) $50,000 for FDA approval to move to Phase III or Phase II/III for HIV drug SP-01A and (b) $50,000 for each Investigational New Drug Applications "granted" by the FDA. Mr. Lang has received a one-time signing bonus of 100,000 options to purchase our Common Stock at $1.00 per share, such options to expire after three
(3) years. Mr. Lang is entitled to moving expenses up to $30,000. Mr. Lang shall receive a grant of 1,200,000 options, one-quarter (1/4) of which shall vest each year. The price of the options shall be $1.08 with a term of ten (10) years. Upon termination of the employment agreement, such 1,200,000 options (vested and non-vested) shall expire within thirty (30) days thereafter. Mr. Lang shall have the opportunity to participate in all of the Company's qualified defined benefit and defined contribution retirement plans (subject to eligibility requirements in such plans), three (3) weeks paid vacation (and paid holidays observed by the Company.

On June 1, 2000, the Company entered into a agreement with Dr. Vassilios Papadopoulos pursuant to which Dr. Papadopoulos shall serve as a Key Consultant to the Company for a monthly rate of $5,000. This engagement agreement does not prohibit Dr. Papadopoulos from being employed by other entities. Dr. Papadopoulos has disclosed that he receives payments and benefits from other entities including Georgetown University. Dr. Papadopoulos has the option to convert his compensation into shares and he receives 250,000 warrants per year for the term of the agreement.

On June 29, 2005 the Company entered into an employment arrangement with Christos Dakas to serve as the European Business Development and Managing Director of Samaritan Pharmaceuticals S.A. in Greece, once such entity is established ("Samaritan Pharmaceuticals Europe"). Mr. Dakas shall receive a base salary of (euro)105,280 per year, a car allowance equal to (euro)12,852 per year and a performance based bonus to be awarded annually at the discretion of the CEO of the Company. Mr. Dakas also is entitled to receive 100,000 Company stock options priced at one hundred ten percent (110%) of the market price effective July 11, 2005 and said options expire after three (3) years, or after thirty
(30) days after Mr. Dakas leaves his employ with Samaritan Pharmaceuticals Europe. Mr. Dakas shall be entitled to health insurance and other benefit programs per Samaritan Pharmaceuticals Europe.

Trust Under Samaritan Pharmaceuticals, Inc. Deferred Compensation Plan

The Company has entered into "Rabbi Trust" agreements with select management and highly-compensated employees and has appointed a trustee that is a non-Director and officer providing for the payment out of the assets of the Rabbi Trust agreements accrued under the Company's various benefit plans, employment agreements and other employment arrangements as the Company may specify from time to time. To the extent not already irrevocable, the Rabbi Trust agreements would become irrevocable upon a change of control of Samaritan. The Company may make contributions to the Rabbit Trust agreements from time to time, and additional funding may be required upon a change of control. To the extent funded, the Rabbi Trust agreements are to be used, subject to their terms and to the claims of the Company's general creditors in specified circumstances, to make payments under the terms of the benefit plans, employment agreements and other employment arrangements as the Company may specify from time to time.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information we know with respect to the beneficial ownership of our Common Stock as of November 14, 2005, for each person or group of affiliated persons whom we know to beneficially own more than five percent (5%) of our Common Stock. The table also sets forth such information for our Directors and executive officers, individually and as a group. Unless otherwise indicated in the footnotes, the address for each listed shareholder is: c/o Samaritan Pharmaceuticals, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109.


                                                                     Percentage Of Total
                                    ---------------------------------------------------------------------------------------
                                                                                                       Percentage Of Total
                                                                                   Total Number Of       Number Of Shares
                                     Number Of Options      Number Of Shares     Options And Shares        And Options
Beneficial Owner                    Beneficially Owned     Beneficially Owned    Beneficially Owned     Beneficially Owned
--------------------------          --------------------   -------------------   --------------------  --------------------
Dr. Janet R. Greeson                          11,328,788              200,000             11,528,788                 8.46%
Mr. Eugene J. Boyle                            8,036,116              319,250              8,355,366                 6.13%
Mr. Thomas Lang                                1,325,000              107,143              1,432,143                 1.05%
Ms. Kristi C. Eads                               170,000              195,000                365,000                     *
Mr. George Weaver                                 50,000                    -                 50,000                     *
Dr. Laurent Lecanu                                     -                    -                 50,000                     *
Mr. Douglas D. Bessert                                 -               50,000                 20,000                     *
Dr. Erasto R.C. Saldi                             25,000               20,000                 25,000                     *
Mr. Welter Holden                                100,000            2,509,421              2,609,421                 1.92%
Mr. H. Thomas Winn                               100,000                    -                100,000                     *
Ms. Cynthia C. Thompson                          100,000               10,000                110,000                     *
All executive officers and
Directors as a group (eleven
persons)                                      21,234,904            3,410,814             24,645,718                18.10%
Dr. Vassilios Papadopoulos                     1,250,000               50,000              1,300,000                     *
Christos Dakas                                   100,000                    -                100,000                     *
---------------

(1) Applicable percentage of beneficial ownership is based on 136,198,761 shares of Common Stock issued and outstanding as of November 14, 2005. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. Except as indicated otherwise, to our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Options to purchase shares of Common Stock that are exercisable within sixty (60) days of November 14, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person.
*        Less than one percent (1%).

If an officer or Director had previously elected to exercise options or deferred compensation through a program that involves the crediting of deferred shares of Common Stock held pursuant to the Trust Under Samaritan Pharmaceuticals, Inc. Deferred Compensation Plan (the Rabbi Trust") for distribution to the executive after termination of employment, the shares were excluded from the above calculation. As of November 14, 2005, the Company has issued 31,990,749 shares into the Rabbi Trust agreements with credit allocations for the benefit of each of the following individuals: Dr. Janet R. Greeson (13,298,509), Mr. Eugene J. Boyle (6,973,188), Mr. Doug Bessert (3,751,245), Dr. Vassilios Papadopoulos (500,000), Mr. George Weaver (600,117), Mr. Welter Holden (518,237), Ms. Cynthia
C. Thompson (100,000), Mr. H. Thomas Winn (80,000), Ms. Kristi C. Eads (75,000) and Dr. Erasto R. C. Saldi (20,000), Samaritan has Rabbi Trust agreements with Dr. Thomas Lang and Mr. Brian Sullivan, however no credit allocations have been made to these accounts.

                          DESCRIPTION OF CAPITAL STOCK


Common Stock

Our authorized capital stock consists of 250,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 136,198,761 shares are issued and outstanding as of November 14, 2005. The holders of our Common Stock are entitled to one (1) vote for each share on all matters voted on by shareholders, including the election of Directors and, except as otherwise required by law, or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, exclusively possess all voting power. Under our Articles of Incorporation (as amended and restated), voting rights are non-cumulative so that shareholders holding more than fifty percent (50%) of our outstanding shares of Common Stock are able to elect all members of our Board of Directors. Holders of shares of our Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of our common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

Preferred Stock

Our authorized capital stock also includes 5,000,000 shares of preferred stock, par value $0.001 per share, of which zero (0) shares are issued and outstanding as of the date of this Prospectus.

Provisions In Our Articles Of Incorporation And By-Laws That Would Delay, Defer Or Prevent A Change In Control

Our Articles of Incorporation (restated as last amended June 10, 2005) authorize a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the Board of Directors as shares of one (1) or more classes or series. Our Board of Directors, subject to the provisions of our Articles of Incorporation (restated as last amended June 10, 2005) and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.


Staggering Board Of Directors

Our Bylaws (restated as last amended April 18, 2005), which were approved by the Directors on April 19, 2005, provide that our Board of Directors shall consist of eight (8) Directors that shall be divided into three (3) classes. The authorized number of Directors may from time to time be increased to not more than fifteen (15) or decreased to not less than three (3) by resolution of the Board of Directors. A single class of Directors shall be elected each year at the annual meeting, and each Director shall be elected to serve for a term ending on the date of the third annual meeting of shareholders after his election and until his successor has been elected and duly qualified, subject to any transition periods. This provision in our Bylaws (restated as last amended April 18, 2005) would delay, defer or prevent a change in control of Samaritan. Our Board of Directors or shareholders may remove a Director at any time, with or without cause.

Amendment Of Our Bylaws

Our Bylaws (restated as last amended April 18, 2005) may be adopted, amended or repealed by (a) the affirmative vote of more than eighty percent (80%) of our outstanding shares or (b) our Board of Directors.


Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest". This law provides generally that any person or entity that acquires twenty percent (20%) or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (a) twenty percent (20%) to thirty-three and one-third percent (33 1/3%), (b) thirty-three and one-third percent (33 1/3%) to fifty percent (50%) or (c) more than fifty percent (50%). A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (a) has two hundred (200) or more shareholders, with at least one hundred (100) of such shareholders being both shareholders of record and residents of Nevada; and (b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have one hundred (100) shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Samaritan, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Shareholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Samaritan Pharmaceuticals. This statute prevents an "interested shareholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested shareholder", or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested shareholder" having;
(a) an aggregate market value equal to five percent (5%) or more of the aggregate market value of the assets of the corporation; (b) an aggregate market value equal to five percent (5%) or more of the aggregate market value of all outstanding shares of the corporation; or (c) representing ten percent (10%) or more of the earning power or net income of the corporation. An "interested shareholder" means the beneficial owner of ten percent (10%) or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three (3) years after the interested shareholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of: (a) the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher; (b) the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or (c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.


Transfer Agent

The transfer agent for the common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                         SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our Common Stock in the public market following this offering could negatively affect the market price of our Common Stock. Such sales could also impair our future ability to raise capital through the sale of our equity securities.

At the time of this Prospectus, we have outstanding 136,348,761 shares of our common stock (including the 1,700,000 shares issued to Fusion Capital pursuant to the Purchase Agreement II as a commitment fee). Of these shares, approximately:

        o 66,885,775 shares will be freely tradable by persons other than "affiliates" without restriction under the Securities Act of 1933, as amended; and

        o 69,462,986 shares will be "restricted" securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and may not be sold in the absence of registration under the Securities Act of 1933, as amended, unless an exemption from registration is available, including the exemption provided by Rule 144. As of the date of this Prospectus, 41,105,617 shares are held by affiliates of Samaritan, and may only be sold pursuant to Rule 144.

In general, under Rule 144, a person or persons whose shares are aggregated, including any affiliate of Samaritan who has beneficially owned restricted securities for at least one (1) year, would be entitled to sell within any three
(3) month period, a number of shares that does not exceed one percent (1%) of the number of shares of Common Stock then outstanding.

Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about Samaritan. Under Rule 144(k), a person who is not considered to have been an affiliate of Samaritan at any time during the ninety (90) days preceding a sale, and who has beneficially owned restricted securities for at least two (2) years, including the holding period of any prior owner except an affiliate of Samaritan, may sell these shares without following the terms of Rule 144.

                               SELLING SHAREHOLDER

The following table presents information regarding Fusion Capital, the selling shareholder under this Prospectus. Neither the principals of Fusion Capital nor any affiliates of Fusion Capital have held a position or office, or have had any other material relationship with us.


                                                             Percentage Of       Number of Shares To      Percentage Of
                                     Number of Shares      Outstanding Shares      Be Sold/Offered      Outstanding Shares
                                    Beneficially Owned     Beneficially Owned      Pursuant To The      Beneficially Owned
Selling Shareholder                   Before Offering      Before Offering(1)         Offering          After Offering(2)
---------------------------------   --------------------   ------------------   --------------------    ------------------
Fusion Capital Fund II, LLC(3)               6,392,193                4.69%              16,700,000                  3.1%

----------

(1) As of the date hereof, 1,700,000 shares of our Common Stock have been issued to Fusion Capital pursuant to the Purchase Agreement II with Fusion Capital as a commitment fee. Fusion Capital may acquire up to an additional 15,000,000 shares under the Purchase Agreement II. Percentage of outstanding shares is based on 136,198,761 shares of Common Stock outstanding as of November 14, 2005. Fusion Capital may not purchase shares of our Common Stock under the Purchase Agreement II if Fusion Capital, together with its affiliates, would beneficially own more than nine and nine-tenths percent (9.9%) of our Common Stock outstanding at the time of the purchase by Fusion Capital. Fusion Capital has the right at any time to sell any shares purchased under the Purchase Agreement II which would allow it to avoid the nine and nine-tenths percent (9.9%) limitation. Therefore, we do not believe that Fusion Capital will ever reach the nine and nine-tenths percent (9.9% ) limitation.
(2) Percentage of outstanding shares is based on 136,198,761 shares of Common Stock outstanding as of November 14, 2005, together with such additional 15,000,000 shares of Common Stock that may be acquired by Fusion Capital from us pursuant to the Purchase Agreement II after the date hereof.
(3) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of Common Stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this Prospectus.

                              PLAN OF DISTRIBUTION

We are registering 16,700,000 shares of our Common Stock pursuant to this Prospectus and such 16,700,000 shares shall be offered to be sold by Fusion Capital pursuant to the "Purchase Agreement II. Fusion Capital is sometimes referred to herein as a selling shareholder.


The Common Stock may be sold or distributed from time to time by Fusion Capital directly to one (1) or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this Prospectus pursuant to the Purchase Agreement II may be effected in one or more of the following methods:

         o        ordinary brokers' transactions;

         o        transactions involving cross or block trades;

         o through brokers, dealers, or underwriters who may act solely as agents;

         o        "at the market" into an existing market for the Common Stock;

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         o        in privately negotiated transactions; or

         o        any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from a selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.


   Fusion Capital Is An "Underwriter" Within The Meaning Of The Securities Act

Neither we nor Fusion Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion Capital, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from a selling shareholder and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion Capital and related persons against specified liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

         Fusion Capital And Its Affiliates Have Agreed Not To Engage In Any Direct Or Indirect Short Selling Or Hedging Of Our Common Stock During The Term Of The Purchase Agreement II.

We have advised Fusion Capital that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes a selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

This offering will terminate on the date that Fusion Capital has sold all shares offered by this Prospectus.

                                  LEGAL MATTERS

Burton, Bartlett & Glogovac has passed upon the validity of the shares of our Common Stock offered hereby.


                                     EXPERTS

Sherb & Co., LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2004, and the consolidated statements of operations, shareholders' equity, and cash flows for the two (2) years in the period ended December 31, 2004 as set forth in this Prospectus. The financial statements are included in reliance on such reports given upon the authority of Sherb & Co., LLP as experts in accounting and auditing. Sherb & Co., LLP does not have any ownership interest in Samaritan.


                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC's regional offices. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC's web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act with respect to the securities offered in this Prospectus. This Prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC's rules and regulations. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in this Prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

                          CHANGES IN AND DISAGREEMENTS
             WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Feldman Sherb & Co., P.C., a professional corporation of certified public accountants ("Feldman") was our independent accounting firm for the fiscal years ended December 31, 2001 and 2000 and the four (4) month, ten (10) day period ended May 10, 2002. The report of Feldman on our 2001 and 2000 consolidated financial statements contained no adverse opinion, disclaimer of opinion or modification of the opinion except that their report on the 2001 financial statements contains an explanatory paragraph that states that "the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and as more fully described in Note 1, the Company anticipates that additional funding will be necessary to sustain the Company's operations through the year ending December 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

Feldman was merged into Grassi & Co., CPA's, P.C. ("Grassi"), and the principal accountants who had been responsible for the Company's audit during the years ended December 31, 2001 and 2000 left and started their own firm called Sherb & Co., LLP ("Sherb"). As a result, on May 11, 2002, the Company dismissed Grassi and selected Sherb to serve as independent public accountants for the fiscal year 2002.

During the two (2) most recent fiscal years and through May 10, 2002, Registrant has not consulted with Sherb regarding the application of accounting principles to a specific or contemplated transaction. Neither the Company nor anyone on its behalf consulted with Sherb regarding the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or event as defined at Item 304(a)(2) of Regulation S-B.

The decision to change accountants was recommended and approved by the Board of Directors of the Company. During the period from January 1, 1999 to May 10, 2002, and through the date hereof, there were no disagreements with Feldman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Feldman, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements as described on Item 304(a)(1)(iv)(A). In addition, there were no such events as described under Item 304(a)(1)(iv)(B) of Regulation S-B during such periods.

On September 24, 2002, the Company has provided Grassi with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-B, and has requested that Grassi provide its response letter, addressed to the SEC pursuant to Item 304(a)(3) of Regulation S-B, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Grassi's letter is attached as an exhibit to Form 8-K as filed with the SEC on September 27, 2002.

                        DISCLOSURE OF COMMISSION POSITION
                OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified by our Bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been Directors or officers of the Company or Samaritan. Our Articles of Incorporation as amended and restated, provide that no Director or officer shall be personally liable for damages for breach of any fiduciary duty as a Director or officer involving any act or omission made by any such Director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such Director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

This Prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement that contains this Prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this Prospectus. That registration statement can be read at the SEC web site or at the SEC's offices mentioned herein under the heading "Where You Can Find More Information". We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this Prospectus, or any supplement or amendment to this Prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                    INDEX TO

                              FINANCIAL STATEMENTS


                                                                        PAGE
                                                                     -----------
Samaritan Pharmaceuticals, Inc. Consolidated Financial Statements
For The Years Ended December 31, 2004 and 2003

    Report of Independent Registered Public Accounting Firm.....         F-ii

    Consolidated Financial Statements:

      Balance Sheet.............................................         F-1

      Statements of Operations and Comprehensive Income.........         F-2

      Statements of Shareholders' Deficit.......................      F-3 - F-6

      Statements of Cash Flows..................................         F-7

   Notes to Financial Statements................................     F-8  - F-15

Samaritan Pharmaceuticals, Inc. Consolidated Financial Statements
For the Period Ended September 30, 2005 (Unaudited)

    Consolidated Balance Sheet as of September 30, 2005.........         F-16

    Consolidated Statements of Operations for the period from
    Inception (September 5, 2994) to September 30, 2004, and
    for the Three (3) Months and Nine (9) Months Ended
    September 30, 2005 and 2004.................................         F-17

    Consolidated Statements of Shareholders' Equity (Deficit)
    for the period from Inception (September 5, 1994) to
    September 30, 2005..........................................     F-18 - F-21

    Consolidated Statements of Cash Flows for the period from
    Inception (September 5, 1994) to September 30, 2005 and for
    the Nine (9) Months Ended September 30, 2005 and 2004.......         F-22

    Notes to Interim Financial Statements.......................     F-23 - F-26

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Samaritan Pharmaceuticals, Inc.

         We have audited the accompanying consolidated balance sheet of Samaritan Pharmaceuticals, Inc. (a development stage company) as of December 31, 2004 and the related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, the consolidated financial position of Samaritan Pharmaceuticals, Inc. (a development stage company) as of December 31, 2004 and the consolidated results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying cumulative statements of operations and comprehensive income, shareholders' equity and cash flows regarding the period from inception (September 5, 1994) through December 31, 2004, include activity prior to our engagement as auditors upon which we or the predecessor auditor have not performed procedures. Therefore, we do not express an opinion on them.

                                               /s/  Sherb & Co., LLP
                                                    ----------------------------
                                                    Sherb & Co., LLP
                                                    Certified Public Accountants

New York, New York
March 31, 2005

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2004

                                     ASSETS

CURRENT ASSETS:

     Cash                                                          $  2,438,451

     Marketable securities                                            1,490,812

     Interest receivable                                                 23,238

     Prepaid expenses                                                    53,111
                                                                   -------------

                                 TOTAL CURRENT ASSETS                 4,005,612


PROPERTY AND EQUIPMENT                                                   37,221
                                                                   -------------

OTHER ASSETS:

     Patent registration costs                                          430,060

     Purchased  technology rights                                        30,879

     Marketable securities                                              492,608

     Note receivable                                                    250,000

     Deposits                                                             2,779
                                                                   -------------

                                 TOTAL OTHER ASSETS                   1,206,326
                                                                   -------------



                                                                   $  5,249,159
                                                                   =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

     Accounts payable                                              $    147,753

     Accrued expenses                                                    22,414
                                                                   -------------

                                 TOTAL CURRENT LIABILITIES              170,167
                                                                   -------------



SHAREHOLDERS'  EQUITY:
     Common stock, 200,000,000 shares authorized at $.001
      par value,  132,030,199 issued and outstanding                    132,030

     Additional paid-in capital                                      33,697,043

     Deferred compensation                                             (304,416)

     Treasury stock                                                    (250,248)

     Accumulated other comprehensive income                             (16,580)

     Accumulated deficit during development stage                   (28,178,837)
                                                                   -------------

                                 TOTAL SHAREHOLDERS' EQUITY           5,078,992
                                                                   -------------

                                                                   $  5,249,159
                                                                   =============






        See accompanying notes to the consolidated financial statements.

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME

             FROM INCEPTION (SEPTEMBER 5, 1994) TO DECEMBER 31, 2004
               AND FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003





                                                             From
                                                          Inception
                                                     (September 5, 1994)                            December 31,
                                                             To                   ---------------------- ------------------
                                                       December 31, 2004                   2004                    2003
                                                 ----------------------------     ---------------------- ------------------
                                                         (Unaudited)
REVENUES                                         $                   300,000      $  -                   $         250,000
                                                 ----------------------------     ---------------------- ------------------

EXPENSES:

Research and development                                           6,283,470                  1,543,921            838,208
Interest, net                                                         13,276                    (36,730)             6,334
General and administrative                                        21,403,387                  3,561,302          4,902,213
Depreciation and amortization                                      1,147,834                     27,218             23,776

Other income                                                        (369,130)                  (231,350)                 -
                                                 ----------------------------     ---------------------- ------------------
                                                                  28,478,837                  4,864,361          5,770,531
                                                 ----------------------------     ---------------------- ------------------


NET LOSS                                                         (28,178,837)                (4,864,361)        (5,520,531)

Other Comprehensive Income

   Unrealized loss on marketable securities                          (16,580)                   (16,580)                 -
                                                 ----------------------------     ----------------------  -----------------
Total Comprehensive Income                       $               (28,195,417)     $          (4,880,941)  $     (5,520,531)
                                                 ============================     ======================  =================


Loss per share, basic and diluted                $                     (0.86)     $               (0.04)  $          (0.07)
                                                 ============================     ======================  =================





Weighted average number of shares outstanding:

                        Basic and diluted                         32,931,183                124,483,372         79,767,085
                                                 ============================     ======================  =================




         See accompanying notes to the consolidated financial statements

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                   (UNAUDITED)
            FROM INCEPTION (SEPTEMBER 5, 1994) TO December 31, 2004


                                                              Shares
                                   Number       Par Value    Reserved     Additional
                                     of          Common         for         Paid in
                                   Shares         Stock      Conversion     Capital       Warrants
                                -------------   ----------   ----------   ------------   -----------
Inception at September 5, 1994             -    $       -    $       -              -    $        -

Shares issued for cash, net of
 offering costs                    6,085,386          609            -        635,481             -
Warrants issued for cash                   -            -            -              -         5,000
Shares issued as compensation
 for services                        714,500           71            -      1,428,929             -

Net loss                                   -            -            -              -             -
                                -------------   ----------   ----------   ------------   -----------
December 31, 1996                  6,799,886          680            -      2,064,410         5,000

Issuance of stock, prior to
 acquisition                         206,350           21            -        371,134             -
Acquisition of subsidiary for
 stock                             1,503,000          150            -         46,545             -


Shares of parent redeemed, par
 value $.0001                     (8,509,236)        (851)           -            851             -
Shares of public subsidiary
 issued, par value $.001           7,689,690        7,690          820         (8,510)            -

Net loss                                   -            -            -              -             -
                                -------------   ----------   ----------   ------------   -----------

December 31, 1997                  7,689,690        7,690          820      2,474,430         5,000

Conversion of parent's shares        696,022          696         (696)             -             -
Shares issued for cash, net of
 offering costs                      693,500          694            -        605,185             -
Shares issued in cancellation
 of debt                             525,000          525            -        524,475             -
Shares issued as compensation        400,000          400            -        349,600             -

Net loss                                   -            -            -              -             -
                                -------------   ----------   ----------   ------------   -----------

December 31, 1998                 10,004,212       10,005          124      3,953,690         5,000

Conversion of parent's shares         13,000           13          (13)             -             -
Shares issued in cancellation
 of debt                              30,000           30            -         29,970             -
Shares issued for cash, net of
 offering costs                       45,000           45            -         41,367             -
Shares issued as compensation      3,569,250        3,569            -        462,113             -
Detachable warrants issued                 -            -            -              -       152,125
Detachable warrants exercised        100,000          100            -        148,900      (149,000)
Debentures converted to stock      1,682,447        1,682            -        640,438             -

Net loss                                   -            -            -              -             -
                                -------------   ----------   ----------   ------------   -----------

December 31, 1999                 15,443,909       15,444          111      5,276,478         8,125

Conversion of parent's shares        128,954          129         (111)           (18)            -
Shares issued for cash, net of
offering costs                     1,575,192        1,575            -        858,460             -
Shares issued in cancellation
 of debt                             875,000          875            -        660,919             -
Shares issued in cancellation
 of accounts payable                 100,000          100            -         31,165             -
Shares issued as compensation      3,372,945        3,373            -      2,555,094             -
Warrants exercised                    38,807           39            -          3,086        (3,125)
Warrants expired                           -            -            -          5,000        (5,000)

Net loss                                   -            -            -              -             -
                                 ------------    ---------    ----------   ------------   -----------

December 31, 2000                 21,534,807       21,535            -      9,390,184             -

         See accompanying notes to the consolidated financial statements

                                       F-3


Shares issued for cash, net of
 offering cost                     6,497,088        6,497            -      1,257,758             -
Shares issued as compensation      9,162,197        9,162            -      1,558,599             -
Shares issued for previously
 purchased shares                    342,607          342            -        188,208             -
Shares issued in cancellation
 of accounts payable                 200,000          200            -         68,880             -
Amortization of deferred
 compensation                              -            -            -              -             -
Stock options issued for
 services                                  -            -            -        439,544             -
Net loss                                   -            -            -              -             -
                                 ------------    ----------   ----------   ------------   -----------

December 31, 2001                 37,736,699        37,736            -     12,903,173             -

Shares issued for cash, net of
 offering costs                   18,657,500        18,658            -      2,077,641             -
Shares issued as compensation      3,840,525         3,841            -      1,044,185             -
Shares issued for previously
 purchased shares                     50,000            50            -          4,950             -
Shares issued in cancellation
 of accounts payable               4,265,184         4,265            -        539,291             -
Amortization of deferred
 compensation                              -             -            -              -             -
Shares issued in cancellation
 of notes payable                          -             -            -              -             -
Stock options issued for
  services                                 -             -            -        225,000             -
Net loss                                   -             -            -              -             -
                                 ------------    ----------   ----------   ------------   -----------

December 31, 2002                 64,549,908        64,550                  16,794,240


Shares issued for cash, net of
 offering costs                   17,493,664        17,493            -      2,392,296             -
Shares issued as compensation      4,062,833         4,063            -        549,779             -
Shares issued for previously
 purchased shares                  1,160,714         1,161            -        161,339             -
Shares issued in cancellation
 of accounts payable and
 accrued compensation              9,615,870         9,616            -      3,448,950             -
Shares issued in cancellation
of notes payable                           -             -            -              -             -
Shares issued in connection
 with equity financing             3,125,000         3,125                      (3,125)            -
Exercise of stock options          7,770,892         7,771            -      1,112,077             -
Shares reacquired in settlement
 of judgement                     (1,564,048)       (1,564)           -        251,812             -
Stock options issued for
 services                                  -             -            -        145,000             -
Net loss                                   -             -            -                            -
                                 ------------    ----------   ----------   ------------   -----------

December 31, 2003                106,214,833       106,215            -     24,852,368             -


Shares issued for cash, net
 of offering costs                11,426,733        11,427            -      4,289,511             -
Shares issued as compensation,
expensed                           2,081,249         2,081            -      1,788,397             -
Amortization of deferred
compensation                               -             -            -              -             -
Shares issued for previously
 purchased shares                     83,332            83            -         12,417             -
Exercise of stock options         16,950,468        16,951            -      4,841,869             -
Exercise of warrants                 635,000           635            -        449,365             -
Shares issued in connection
 with equity financing             8,758,240         8,758            -      3,091,243             -
Stock retired in settlement of
 subscriptions receivable        (13,869,656)      (13,870)           -     (5,964,798)            -
Shares reacquired in settlement
of judgement                        (250,000)         (250)           -       (231,100)            -
Stock options issued for services          -             -            -        567,771             -
Other comprehensive income (loss)          -             -            -              -             -
Net Loss                                   -             -            -              -             -
                                 ------------    ----------   ----------   ------------   -----------
December 31, 2004                132,030,199     $ 132,030    $       -    $33,697,043    $        -
                                 ============    ==========   ==========   ============   ===========

         See accompanying notes to the consolidated financial statements

                                       F-4


                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STATE COMPANY)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

            FROM INCEPTION (SEPTEMBER 5, 1994) TO December 31, 2004

                                               Accumulated
                                                  Other          Stock                                       Total
                                    Deferred    Comprehensive Subscriptions  Treasury    Accumulated     Shareholders'
                                   Compensation   Income      Receivable     Shares       Deficit          Deficit
                                  ------------- ------------ ------------  -----------  -------------   ---------------
Inception at September 5, 1994    $         -             -  $         -   $        -   $          -    $            -

Shares issued for cash, net of
 offering costs                             -             -            -            -              -           636,090
Warrants issued for cash                    -             -            -            -              -             5,000
Shares issued as compensation
 for services                               -             -            -            -              -         1,429,000

Net loss                                    -             -            -            -     (2,152,843)       (2,152,843)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1996                           -             -            -            -     (2,152,843)          (82,753)

Issuance of stock, prior to
 acquisition                                -             -            -            -              -           371,155
Acquisition of subsidiary
 for stock                                  -             -            -            -              -            46,695


Shares of parent redeemed,
 par value $.0001                           -             -            -            -              -                 -
Shares of public subsidiary
 issued, par value $.001                    -             -            -            -              -                 -

Net loss                                    -             -            -            -       (979,635)         (979,635)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1997                           -             -            -            -     (3,132,478)         (644,538)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued for cash, net
 of offering costs                          -             -            -            -              -           605,879
Shares issued in cancellation
 of debt                                    -             -            -            -              -           525,000
Shares issued as compensation               -             -            -            -              -           350,000

Net loss                                    -             -            -            -     (1,009,945)       (1,009,945)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1998                           -             -            -            -     (4,142,423)         (173,604)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued in cancellation
 of debt                                    -             -            -            -              -            30,000
Shares issued for cash, net of
 offering costs                             -             -            -            -              -            41,412
Shares issued as compensation               -             -            -            -              -           465,682
Detachable warrants issued                  -             -            -            -              -           152,125
Detachable warrants exercised               -             -            -            -              -                 -
Debentures converted to stock               -             -            -            -              -           642,120

Net loss                                    -             -            -            -     (1,671,255)       (1,671,255)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1999                           -             -            -            -     (5,813,678)         (513,520)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued for cash, net of
 offering costs                             -             -            -            -              -           860,035
Shares issued in cancellation
 of debt                                    -             -            -            -              -           661,794
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -            31,265
Shares issued as compensation        (759,560)            -            -            -              -         1,798,907
Warrants exercised                          -             -            -            -              -                 -
Warrants expired                            -             -            -            -              -                 -

Net loss                                    -             -            -            -     (3,843,308)       (3,843,308)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 2000                    (759,560)            -            -            -     (9,656,986)       (1,004,827)



         See accompanying notes to the consolidated financial statements

                                       F-5


Shares issued for cash, net
 of offering costs                          -             -            -            -              -         1,264,255
Shares issued as compensation        (230,512)            -            -            -              -         1,337,249
Shares issued for previously
 purchased shares                           -             -            -            -              -           188,550
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -            69,080
Amortization of deferred
  compensation                        495,036             -            -            -              -           495,036
Stock options issued for
 services                                   -             -            -            -              -           439,544
Net loss                                    -             -            -            -     (4,079,806)       (4,079,806)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2001                    (495,036)            -            -            -    (13,736,792)       (1,290,919)

Shares issued for cash, net
 of offering costs                          -             -            -            -              -         2,096,299
Shares issued as compensation               -             -            -            -              -         1,048,026
Shares issued for previously
 purchased shares                           -             -            -            -              -             5,000
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -           543,556
Amortization of deferred
 compensation                         495,036             -            -            -              -           495,036
Shares issued in cancellation
 of notes payable                           -             -            -            -              -                 -
Stock options issued for
 services                                   -             -            -            -              -           225,000
Net loss                                    -             -            -            -     (4,057,153)       (4,057,153)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2002                           -             -            -            -    (17,793,945)         (935,155)


Shares issued for cash, net of
 offering costs                             -             -            -            -              -         2,409,789
Shares issued as compensation               -             -            -            -              -           553,842
Shares issued for previously
 purchased shares                           -             -            -            -              -           162,500
Shares issued in cancellation
 of accounts payable and
 accrued compensation                       -             -            -            -              -         3,458,566
Shares issued in cancellation
 of notes payable                           -             -            -            -              -                 -
Shares issued in connection
 with equity financing                      -             -            -            -              -                 -
Exercise of stock options                   -             -   (1,119,848)           -              -                 -
Shares reacquired in settlement
 of judgement                               -             -            -     (250,248)             -                 -
Stock options issued for
 services                                   -             -            -            -              -           145,000
Net loss                                    -             -            -            -     (5,520,531)       (5,520,531)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2003                           -             -   (1,119,848)    (250,248)   (23,314,476)          274,011

Shares issued for cash, net
 of offering costs                          -             -           -            -              -          4,300,938
Shares issued as compensation,
expensed                             (544,416)            -           -            -              -          1,246,062
Amortization of deferred
compensation                          240,000             -           -            -              -            240,000
Shares issued for previously
 purchased shares                           -             -           -            -              -             12,500
Exercise of stock options                   -             -  (4,858,820)           -              -                  -
Exercise of warrants                        -             -           -            -              -            450,000
Shares issued in connection
 with equity financing                      -             -           -            -              -          3,100,001
Stock retired in settlement of
 subscriptions receivable                   -             -   5,978,668            -              -                  -
Shares reacquired in settlement
of judgement                                -             -           -            -              -           (231,350)
Stock options issued for services           -             -           -            -              -            567,771
Other comprehensive income (loss)           -       (16,580)          -            -              -            (16,580)
Net Loss                                    -             -           -            -     (4,864,361)        (4,864,361)
                                  ------------ ------------- -----------   ----------   ------------   ----------------
December 31, 2004                 $  (304,416) $    (16,580) $        -    $(250,248)  $(28,178,837)   $     5,078,992
                                  ============ ============= ===========   ==========   ============   ================



         See accompanying notes to the consolidated financial statements

                         SAMARITAN PHARMACEUTICALS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FROM INCEPTION (SEPTEMBER 5, 1994) AND FOR THE YEARS
                        ENDED DECEMBER 31, 2004 AND 2003


                                                        From                     For the Years
                                                      Inception                      Ended
                                                 (September 5, 1994)               December 31,
                                                         To           ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:             DECEMBER 31, 2004           2004              2003
                                                  -----------------          -----              -----
Net loss                                          $    (28,178,837)   $    (4,864,361)    $    (5,520,531)
Adjustments to reconcile net loss to net cash
    used in operating activities:
        Depreciation and amortization                    1,147,834             27,218              23,776
        Stock based compensation                         9,590,130          1,246,062           2,859,705
        Stock options issued for services                1,377,315            567,771             145,000
        Amortization of deferred compensation            1,230,072            240,000                   -
        Other income                                      (231,350)          (231,350)                  -
(Increase) decrease in assets:
        Interest receivable and prepaids                   (89,589)           (55,092)            (18,256)
        Deposits                                            12,941                  -              12,941
Increase (decrease) in liabilities:
        Deferred revenue                                         -                  -            (250,000)
        Accounts payable and accrued expenses            2,030,980           (218,144)            513,524
                                                  -----------------   ----------------    ----------------

NET CASH USED IN OPERATING ACTIVITIES                  (13,110,504)        (3,287,896)         (2,233,841)
                                                  -----------------   ----------------    ----------------


CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of technology                                    (108,969)                 -                   -
Purchase of furniture and equipment                       (115,963)           (17,316)            (13,902)
Note receivable                                           (250,000)          (250,000)                  -
Purchase of marketable securities                       (2,000,000)        (2,000,000)                  -
Patent registration costs                                 (439,479)          (227,862)             (4,832)
                                                  -----------------   ----------------    ----------------

NET CASH USED IN INVESTING ACTIVITIES                   (2,914,411)        (2,495,178)            (18,734)
                                                  -----------------   ----------------    ----------------


CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrants                                     607,125            450,000                   -
Proceeds from debentures                                   642,120                  -                   -
Proceeds from stock issued for cash                     12,583,570          4,300,939           2,409,790
Proceeds from equity financing                           3,100,001          3,100,001
Proceeds from common stock to be issued                    206,050                  -              12,500
Short-term loan repayments                                (288,422)                 -            (156,955)
Short-term loan proceeds                                 1,612,922                  -                   -
                                                  -----------------   ----------------    ----------------

NET CASH PROVIDED BY FINANCING ACTIVITIES               18,463,366          7,850,940           2,265,335
                                                  -----------------   ----------------    ----------------

CHANGE IN CASH                                           2,438,451          2,067,866              12,760
CASH AT BEGINNING OF YEAR                                        -            370,585             357,825
                                                  -----------------   ----------------    ----------------

CASH AT END OF YEAR                               $      2,438,451    $     2,438,451     $       370,585
                                                  =================   ================    ================

NON-CASH FINANCING AND INVESTING ACTIVITIES:

Purchase of net, non-cash assets of  subsidiary
     for stock                                    $            195    $             -     $             -
Short-term debt retired through issuance
    of stock                                      $      1,890,695    $             -     $             -
Issuance of common stock, previously subscribed   $        180,000    $        12,500     $       162,500
Treasury stock acquired through settlement
   of judgement                                   $        250,248    $             -     $       250,248
Stock subscriptions receivable                    $      1,119,848    $             -     $     1,119,848
Stock retired in settlement of subscriptions
   receivable                                     $     (5,978,668)   $    (5,978,668)    $             -
Stock received in settlement                      $       (231,350)   $      (231,350)    $             -
Stock as compensation for services                $      5,175,792    $     1,246,062     $     3,929,730
Stock issued in cancellation of accounts payable  $      4,248,938    $             -     $     1,815,203
Exercise of stock options                         $      4,858,820    $     4,858,820     $             -


         See accompanying notes to the consolidated financial statements

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A. Samaritan Pharmaceuticals, Inc. ("the Company") was formed in September 1994 and became public in October 1997. Our principal executive offices are located in Las Vegas, Nevada.

Samaritan Pharmaceuticals is working to ensure a longer and better life, for patients suffering with AIDS, Alzheimer's, Cancer, and Cardiovascular disease. Samaritan is a pipeline-driven Biopharmaceutical company, with a clear focus on advancing early stage innovative drugs through clinical development, to become commercially valuable compounds.

         B. Basis of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

         C. Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

         D. Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight line method over the estimated useful lives of the assets.

         E.  Intangibles

1) Legal fees associated with filing patents are recorded at cost. Amortization, once the patent is approved, will be calculated using the straight-line method, over the estimated useful lives of the patents.

The Company has 1 issued U.S. patent and had 13 pending patent applications in the U.S. to protect its proprietary methods and processes. The Company also filed corresponding foreign patent applications for certain of these U.S. patent applications. As of December 31, 2004, its patent portfolio outside the U.S. comprised 1 issued patent and over 13 pending patent applications. The issued U.S. patent and pending patent applications relate to Alzheimer's, Cancer, Cardiovascular, and HIV indications. Certain U.S. patents may be eligible for patent term extensions under the Hatch-Waxman Act may be available to Samaritan for the lost opportunity to market and sell the invention during the regulatory review process.

The Company reviews patent costs for impairment by comparing the carrying value of the patents with the fair value. Fair value is estimated using the present value of expected future cash flows. The Company believes it will recover the full amount of the patent costs based on forecasts of sales of the products related to the patents.

2) Purchased technology rights are recorded at cost and are being amortized using the straight line method over the estimated useful life of the technology. Amortization was approximately $10,896 for the years ended December 31, 2004 and 2003. Accumulated amortization at December 31, 2004 was $78,090. Amortization expense associated with these technology rights for the next five years will be $10,896 per year.

             F. Earnings (loss) per share

The Company reports loss per common share in accordance with Statement of Financial Accounting Standards ("SFAS") no. 128, "Earnings Per Share." The per share effects of potential common shares such as warrants, options, convertible debt and convertible preferred stock have not been included, as the effect would be antidilutive. The Company has 20,942,930 options outstanding at December 31, 2004, which were not included.

             G. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

             H. Income Taxes

Pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS 109") "Accounting for Income Taxes", the Company accounts for income taxes under the liability method. Under the liability method, a deferred tax asset or liability is determined based upon the tax effect of the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted rates, which will be in effect when these differences reverse.

             I. Research and Development Costs

Research and development costs are expensed when incurred. Research and development costs for the three (3) and nine (9) months ended September 30, 2005, were $824,204 and $2,365,103, respectively. Research and development costs for the three months and nine months ended September 30, 2004, were $475,432 and $896,321, respectively.Research and development costs are expensed when incurred.

             J. Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those on a quarterly basis for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 2004, the Company does not believe that any impairment has occurred.

             K.  Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107 "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires the disclosure of fair value information about financial instruments whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Where quoted market prices are not readily available, fair values are based on quoted market prices of comparable instruments. The carrying amount of cash, accounts payable and accrued expenses approximates fair value because of the short maturity of those instruments.

             L. Stock Based Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for the Company's stock at the date of the grant over the amount of an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

         M. Marketable Securities

At December 31, 2004, the Company holds three brokered Certificates of Deposit with a total market value of $1,983,420. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive loss in Shareholder's Deficit. Realized gains and losses will be determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.

           N. New Accounting Pronouncements

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. The Company is in the process of assessing the effect of SFAS 149 and does not expect the adoption of this statement, which will be effective for contracts entered into or modified after June 30, 2003, to have a material effect on its financial position or results of operations.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments and Characteristics of both Liabilities and Equity". SFAS 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. SFAS 150 became effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 is not expected to have a material effect on the Company's financial position or results of operations.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is in process of evaluating the impact of this pronouncement on its financial position.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

Management does not believe that any recently issued but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

2. PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following as of December 31,
2004:
                                        Estimated Useful Life
                                              (Years)
                                        ---------------------
          Furniture and Fixtures                  3-7                 $106,494
          Software                                  3                    9,470
          Accumulated depreciation                                     (78,743)
                                                                      ---------
                                                                      $ 37,221
                                                                      =========
Depreciation expense for the years ended December 31, 2004 and 2003 was $16,322 and $12,880 respectively.

3. SHAREHOLDERS' EQUITY

On June 27, 2003, the Company amended its articles of incorporation to increase the authorized number of shares to 200 million and on April 24, 2001, a class of 5 million shares of preferred stock. There are no outstanding preferred stock shares at December 31, 2004.

         A. 2001 Stock Option Plan (the "2001 Plan").

The short and long-term compensation program includes stock options granted under the Stock Incentive Plan as well as non-qualified stock options. The Option Plan is designed to reward executives for achieving long-term financial performance goals over a three-year to ten-year period, provide retention incentives for executives, and tie a significant portion of an executive's total compensation to long-term performance. Stock options for executive officers and key associates are part of the incentive program and link the enhancement of shareholder value directly to their total compensation.

Shares Available under the Plan: The number of awards that may be granted under the 2001 Plan in each calendar year will not exceed twenty percent (20%) of (i) the total shares of common stock outstanding on a fully diluted basis, without taking into account awards outstanding under the 2001 Plan that are exercisable for or convertible into common stock or that are unvested stock awards (referred to as "outstanding awards"), at the close of business on the last day of the preceding calendar year, less (ii) the number of shares subject to "outstanding awards" at the close of business on that date.

There were 25,000,806 options granted and 20,924,930 options remaining outstanding pursuant to the plan as of December 31, 2004.

The following table summarizes the Company's stock options outstanding at December 31, 2004:
                                                          Weighted average
                                     Shares                exercise price
                                   -----------            -----------------
Outstanding and exercisable
at December 31, 2002                8,994,208             $            .25
Granted                            14,758,942                          .22
Exercised                          (7,770,892)                        (.14)
Expired                               (20,000)                        (.10)
                                -----------------         -----------------
Outstanding and exercisable
at December 31, 2003               15,962,258             $            .34
Granted                            25,000,806                          .51
Exercised                         (17,585,468)                        (.30)
Expired                            (2,452,666)                        (.51)
                                -----------------         ------------------
Outstanding and exercisable
at December 31, 2004               20,924,930             $            .56
                                =================         ==================

The Company applies APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock options. As a result no compensation expense has been recognized for employee and director stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have been reported as follows:

                                       December 31,
                                    2004           2003
                                -------------  -------------
Net Loss:
            As reported         $ (4,864,361)  $ (5,520,531)
            Pro Forma           $ (8,927,246)  $ (7,796,531)
Basic and diluted loss per
common share:
            As reported         $     (0.04)          (0.07)
            Pro Forma           $     (0.07)          (0.10)

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options with the following assumptions used for grants during the year ended December 31, 2004 and 2003. The per-share weighted average fair value of stock options granted during 2004 and 2003 was $0.24 and $0.19, respectively, on the date of grant using the Black Scholes pricing model and the following assumptions for the year ended December 31, 2004 and 2003:

                                            2004     2003
                                        ---------- ---------
         Expected dividend yield            0%          0%
         Risk-free interest rate            5%          5%
         Annualized volatility             82%        122%

At December 31, 2004 the range of exercise price for all of the Company's outstanding stock options was $.10 - $1.26, with an average remaining life of five years and an average exercise price of $.56.

         C. Stock as compensation and settlement of debt

The Company issues stock as compensation for services valuing such issues premised upon the fair market value of the stock.

During the year ended December 31, 2004, the Company issued an aggregate of 2,081,249 shares of common stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $1,790,478 ranging from $.16 - $1.19 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense and deferred compensation. The unamortized balance of deferred compensation at December 31, 2004 is $304,416.

During the year ended December 31, 2003, the Company issued an aggregate of 4,062,833 shares of common stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $553,842 ranging from $.16-$.71 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense. During the year ended December 31, 2003 the Company exchanged 12,740,870 shares of the Company's common stock in settlement of accounts payable, accrued salaries for officers and equity financing totaling $1,152,703. To the extent that the market value of shares issued as payment of accrued salaries exceeded the recorded amount of accrued salaries, such amount was recognized as additional compensation. The amount of additional compensation recorded at December 31, 2003 was $2,305,863.

During the year ended December 31, 2004, the Company also issued 8,758,240 shares in connection with the common stock purchase agreement with Fusion Capital (Note 9).

D. Private Placement

During the year ended December 31, 2004, through various private placements, the Company sold 11,426,733 shares for $4,300,938. During the year 2003, through various private placements, the Company sold 17,493,664 shares for $2,409,789.

4. INCOME TAXES

The Company has net operating losses at December 31, 2004 of approximately $15,200,000 expiring through 2024. Utilization of these losses may be limited by the "change of ownership" rules as set forth in section 382 of the Internal Revenue Code.

Deferred income tax assets as of December 31, 2004 of $5,320,000 as a result of net operating losses, have been fully offset by valuation allowances. The valuation allowances have been established equal to the full amounts of the deferred tax assets, as the Company is not assured that it is more likely than not that these benefits will be realized.

A reconciliation of the statutory U.S. Federal rate (35%) and effective rates is as follows:

                                              Years Ended December 31,
                                        --------------------------------------
                                             2004                   2003
                                        ---------------         --------------
     Expected income tax benefit at
       Federal statutory rate           $    1,732,000          $   1,932,000
     Permanent differences                    (647,000)            (1,052,000)
     Benefit not recognized                 (1,085,000)              (880,000)
                                        ---------------         --------------
                                        $            -          $           -
                                        ===============         ==============

5. COMMITMENTS AND CONTINGENCIES

A. The Company leases various facilities under operating lease agreements expiring through April 2005. Rental expense for the years ended December 31, 2004 and 2003 was $49,883 and $40,006 respectively. Future minimum annual lease payments under the facilities lease agreements for agreements lasting more than one year are as follows:

                                  2005      $11,120

B. During the year ended December 31, 2004, the Company amended its research collaboration and licensing agreement with Georgetown University ("Georgetown"), which terminates in 2014. As consideration for Georgetown's performance under this Agreement the Company shall pay Georgetown $1,000,000 per year in quarterly installments commencing with the quarter ended March 31, 2004.

C. The Company has entered into employment agreements with two officers. These agreements started January 1, 2001 and are for five years with annual compensation for both at $780,000, with an annual increase not less than 5% per year. Each officer at their option can receive payment in Company common stock calculated at the lowest closing price of the stock quoted for the period for which the salary has been earned, divided by the current discount rate for restricted stock offered by the Company.

Each officer is entitled to a bonus payable in ten year warrants based on a calculation of the Company's market capitalization but each officer has foregone their bonus despite reaching the performance goal. In addition each officer is guaranteed annual incentive stock options of the greater of $250,000 or a percentage of the issued and outstanding shares on the anniversary date of the agreement. The percentage ranges from 1% to 4%. Such options vest 25% each quarter and are priced at the lowest closing price of the Company's common stock in the quarter preceding the grant. The options terminate after ten years.

6. LITIGATION

Samaritan, from time to time, is involved in various legal proceedings in the ordinary course of its business.

7. RELATED PARTY TRANSACTIONS

In the ordinary course of business, we entered into transactions with Clay County Holdings ("CCH"). These transactions include loans made to and from CCH. In the past, CCH had made a loan to Samaritan which Samaritan paid off in 2003. During 2004, Samaritan created a notes receivable with CCH for $250,000 which amount bears interest at a rate of 12% per annum. The note receivable is secured by pledge of common stock in Samaritan owned by CCH. CCH is also an affiliate of Nevada Gold and Casinos through CCH ownership of over 10% of Nevada Gold and Casinos common stock. A Director of the Company is the CEO of Nevada Gold and Casinos but is not a shareholder of CCH.

8. OTHER INCOME

Other income consists of the return of 250,000 shares of common stock that had been issued as compensation to a consultant in a prior year. The shares were returned due to the fact that the services were not performed. The shares were valued at their original issuance value, $231,350.

9. FUSION TRANSACTION

On April 22, 2003, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed to purchase shares our common stock from time to time at the Company's option up to an aggregate amount of $10,000,000. The SEC declared effective the Company's registration statement on Form SB-2, Commission Registration No. 333-105818 on October 9, 2003. In the year ended December 31, 2004, the Company sold 8,758,240 shares of common stock to Fusion Capital for gross proceeds of $3,100,000. The proceeds from these sales were used for general corporate purposes and working capital.

10. RISKS AND UNCERTAINTIES

Marketability of the product is dependent, among other things, upon securing additional capital to successfully complete the clinical testing of the product, securing FDA approval, and procurement of viable patents.

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                               SEPTEMBER 30, 2005

                                     ASSETS

CURRENT ASSETS:
       Cash                                                     $       850,095
       Accounts receivable                                                5,661
       Interest receivable                                               44,347
       Prepaid expenses                                                  25,732
       Marketable securities                                            748,490
                                                                ----------------

            TOTAL CURRENT ASSETS                                      1,674,325
                                                                ----------------

PROPERTY AND EQUIPMENT, net                                             203,898
                                                                ----------------

OTHER ASSETS:
       Patent registration costs                                        568,852
       Purchased  technology rights                                      22,707
       Marketable securities                                            494,273
       Note receivable                                                  250,000
       Deposits                                                           2,779
                                                                ----------------

            TOTAL OTHER ASSETS                                        1,338,611
                                                                ----------------


                                                                $     3,216,834
                                                                ================


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable and accrued expenses                    $       332,258
                                                                ----------------

            TOTAL CURRENT LIABILITIES                                   332,258
                                                                ----------------


SHAREHOLDERS'  EQUITY:
       Preferred stock, 5,000,000 shares authorized,
            0 issued and outstanding                                          -
       Common stock, 250,000,000 shares authorized at $.001
            par value,  136,028,761 issued and outstanding              136,029
       Additional paid-in capital                                    36,517,779
       Deferred compensation                                         (1,239,538)
       Accumulated other comprehensive income                           (24,142)
       Treasury stock                                                  (250,248)
       Deficit accumulated during development stage                 (32,255,304)
                                                                ----------------

            TOTAL SHAREHOLDERS'  EQUITY                               2,884,576
                                                                ----------------

                                                                $     3,216,834
                                                                ================











  See accompanying notes to the consolidated financial statements (unaudited).

                         SAMARITAN PHARMACEUTICALS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
 FROM INCEPTION (SEPTEMBER 5, 1994), TO SEPTEMBER 30, 2005, AND FOR THE FOR THE
       NINE MONTHS AND THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004



                                                 From                    For the Nine                     For the Three
                                              Inception                  Months Ended                     Months Ended
                                          (September 5, 1994)            September 30,                     September 30,
                                                  To           ----------------------------------   -----------------------------
                                          September 30, 2005          2005               2004            2005            2004
                                          -------------------  -----------------    -------------   -------------   -------------
REVENUES:                                 $          435,429   $        135,429     $          -    $    120,179    $          -
                                          -------------------  -----------------    -------------   -------------   -------------
EXPENSES:

Research and development                           8,648,573          2,365,103          896,321         824,204         475,432
Interest                                             (34,602)           (47,878)         (19,378)        (13,401)        (13,347)
General and administrative                        23,247,772          1,844,385        1,912,499         628,357         489,397
Forgiveness of debt                                 (369,130)                 -                -               -               -
Depreciation and amortization                      1,198,120             50,286           21,151          25,534           7,690
                                          -------------------  -----------------    -------------   -------------   -------------
                                                  32,690,733          4,211,896        2,810,593       1,464,694         959,172
                                          -------------------  -----------------    -------------   -------------   -------------

NET INCOME (LOSS)                                (32,255,304)        (4,076,467)      (2,810,593)     (1,344,515)       (959,172)

Other Comprehensive Income
Unrealized loss on marketable securities              (7,238)             9,342                -           3,647               -
Foreign currency translation adjustment              (16,904)           (16,904)               -          (1,528)              -
                                          -------------------  -----------------    -------------   -------------   -------------
Total Comprehensive Income                $      (32,279,446)   $    (4,084,029)    $ (2,810,593)   $ (1,342,396)       (959,172)
                                          ===================  =================    =============   =============   =============


Loss per share, basic and diluted:        $            (0.81)   $         (0.03)    $      (0.02)   $      (0.01)   $      (0.01)
                                          -------------------  -----------------    -------------   -------------   -------------

              Basic and diluted           $            (0.81)   $         (0.03)    $      (0.02)   $      (0.01)   $      (0.01)
                                          ===================  =================    =============   =============   =============

Weighted average number of shares
 outstanding:

              Basic and diluted                   39,811,783        134,034,155      122,420,653     135,767,894     130,749,005
                                          ===================  =================    =============   =============   =============




           See accompanying notes to consolidated financial statements

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                   (UNAUDITED)
            FROM INCEPTION (SEPTEMBER 5, 1994) TO September 30, 2005


                                                              Shares
                                   Number       Par Value    Reserved     Additional
                                     of          Common         for         Paid in
                                   Shares         Stock      Conversion     Capital       Warrants
                                -------------   ----------   ----------   ------------   -----------
Inception at September 5, 1994             -    $       -    $       -              -    $        -

Shares issued for cash, net of
 offering costs                    6,085,386          609            -        635,481             -
Warrants issued for cash                   -            -            -              -         5,000
Shares issued as compensation
 for services                        714,500           71            -      1,428,929             -

Net loss                                   -            -            -              -             -
                                -------------   ----------   ----------   ------------   -----------
December 31, 1996                  6,799,886          680            -      2,064,410         5,000

Issuance of stock, prior to
 acquisition                         206,350           21            -        371,134             -
Acquisition of subsidiary for
 stock                             1,503,000          150            -         46,545             -


Shares of parent redeemed, par
 value $.0001                     (8,509,236)        (851)           -            851             -
Shares of public subsidiary
 issued, par value $.001           7,689,690        7,690          820         (8,510)            -

Net loss                                   -            -            -              -             -
                                -------------   ----------   ----------   ------------   -----------

December 31, 1997                  7,689,690        7,690          820      2,474,430         5,000

Conversion of parent's shares        696,022          696         (696)             -             -
Shares issued for cash, net of
 offering costs                      693,500          694            -        605,185             -
Shares issued in cancellation
 of debt                             525,000          525            -        524,475             -
Shares issued as compensation        400,000          400            -        349,600             -

Net loss                                   -            -            -              -             -
                                -------------   ----------   ----------   ------------   -----------

December 31, 1998                 10,004,212       10,005          124      3,953,690         5,000

Conversion of parent's shares         13,000           13          (13)             -             -
Shares issued in cancellation
 of debt                              30,000           30            -         29,970             -
Shares issued for cash, net of
 offering costs                       45,000           45            -         41,367             -
Shares issued as compensation      3,569,250        3,569            -        462,113             -
Detachable warrants issued                 -            -            -              -       152,125
Detachable warrants exercised        100,000          100            -        148,900      (149,000)
Debentures converted to stock      1,682,447        1,682            -        640,438             -

Net loss                                   -            -            -              -             -
                                -------------   ----------   ----------   ------------   -----------

December 31, 1999                 15,443,909       15,444          111      5,276,478         8,125

Conversion of parent's shares        128,954          129         (111)           (18)            -
Shares issued for cash, net of
offering costs                     1,575,192        1,575            -        858,460             -
Shares issued in cancellation
 of debt                             875,000          875            -        660,919             -
Shares issued in cancellation
 of accounts payable                 100,000          100            -         31,165             -
Shares issued as compensation      3,372,945        3,373            -      2,555,094             -
Warrants exercised                    38,807           39            -          3,086        (3,125)
Warrants expired                           -            -            -          5,000        (5,000)

Net loss                                   -            -            -              -             -
                                 ------------    ---------    ----------   ------------   -----------

December 31, 2000                 21,534,807       21,535            -      9,390,184             -

         See accompanying notes to the consolidated financial statements

                                      F-18


Shares issued for cash, net of
 offering cost                     6,497,088        6,497            -      1,257,758             -
Shares issued as compensation      9,162,197        9,162            -      1,558,599             -
Shares issued for previously
 purchased shares                    342,607          342            -        188,208             -
Shares issued in cancellation
 of accounts payable                 200,000          200            -         68,880             -
Amortization of deferred
 compensation                              -            -            -              -             -
Stock options issued for
 services                                  -            -            -        439,544             -
Net loss                                   -            -            -              -             -
                                 ------------    ----------   ----------   ------------   -----------

December 31, 2001                 37,736,699        37,736            -     12,903,173             -

Shares issued for cash, net of
 offering costs                   18,657,500        18,658            -      2,077,641             -
Shares issued as compensation      3,840,525         3,841            -      1,044,185             -
Shares issued for previously
 purchased shares                     50,000            50            -          4,950             -
Shares issued in cancellation
 of accounts payable               4,265,184         4,265            -        539,291             -
Amortization of deferred
 compensation                              -             -            -              -             -
Shares issued in cancellation
 of notes payable                          -             -            -              -             -
Stock options issued for
  services                                 -             -            -        225,000             -
Net loss                                   -             -            -              -             -
                                 ------------    ----------   ----------   ------------   -----------

December 31, 2002                 64,549,908        64,550            -     16,794,240             -


Shares issued for cash, net of
 offering costs                   17,493,664        17,493            -      2,392,296             -
Shares issued as compensation      4,062,833         4,063            -        549,779             -
Shares issued for previously
 purchased shares                  1,160,714         1,161            -        161,339             -
Shares issued in cancellation
 of accounts payable and
 accrued compensation              9,615,870         9,616            -      3,448,950             -
Shares issued in cancellation
of notes payable                           -             -            -              -             -
Shares issued in connection
 with equity financing             3,125,000         3,125            -         (3,125)            -
Exercise of stock options          7,770,892         7,771            -      1,112,077             -
Shares reacquired in settlement
 of judgement                     (1,564,048)       (1,564)           -        251,812             -
Stock options issued for
 services                                  -             -            -        145,000             -
Net loss                                   -             -            -              -             -
                                 ------------    ----------   ----------   ------------   -----------

December 31, 2003                106,214,833       106,215            -     24,852,368             -


Shares issued for cash, net
 of offering costs                11,426,733        11,427            -      4,289,511             -
Shares issued as compensation,
expensed                           2,081,249         2,081            -      1,788,397             -
Amortization of deferred
compensation                               -             -            -              -             -
Shares issued for previously
 purchased shares                     83,332            83            -         12,417             -
Exercise of stock options         16,950,468        16,951            -      4,841,869             -
Exercise of warrants                 635,000           635            -        449,365             -
Shares issued in connection
 with equity financing             8,758,240         8,758            -      3,091,243             -
Stock retired in settlement of
 subscriptions receivable        (13,869,656)      (13,870)           -     (5,964,798)            -
Shares reacquired in settlement
of judgement                        (250,000)         (250)           -       (231,100)            -
Stock options issued for services          -             -            -        567,771             -
Other comprehensive income (loss)          -             -            -              -             -
Net loss                                                 -            -                            -
                                 ------------    ----------   ----------   ------------   -----------
December 31, 2004                132,030,199       132,030            -     33,697,043             -

Shares issued as compensation      1,948,900         1,949            -      1,357,735             -
Amortization of deferred
compensation                               -             -            -              -             -
Shares issued in connection
with equity financing              2,049,662         2,050            -      1,397,949             -
Stock options issued for services          -             -            -         65,052             -
Other comprehensive income (loss)          -             -            -              -             -
Net loss                                   -             -            -              -             -
                                 ------------    ----------   ----------   ------------   -----------

September 30, 2005               136,028,761     $ 136,029    $       -    $36,517,779    $        -
                                 ============    ==========   ==========   ============   ===========

         See accompanying notes to the consolidated financial statements

                                      F-19


                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STATE COMPANY)

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

            FROM INCEPTION (SEPTEMBER 5, 1994) TO September 30, 2005

                                               Accumulated
                                                  Other          Stock                                       Total
                                    Deferred    Comprehensive Subscriptions  Treasury    Accumulated     Shareholders'
                                   Compensation   Income      Receivable     Shares       Deficit          (Deficit)
                                  ------------- ------------ ------------  -----------  -------------   ---------------
Inception at September 5, 1994    $         -             -  $         -   $        -   $          -    $            -

Shares issued for cash, net of
 offering costs                             -             -            -            -              -           636,090
Warrants issued for cash                    -             -            -            -              -             5,000
Shares issued as compensation
 for services                               -             -            -            -              -         1,429,000

Net loss                                    -             -            -            -     (2,152,843)       (2,152,843)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1996                           -             -            -            -     (2,152,843)          (82,753)

Issuance of stock, prior to
 acquisition                                -             -            -            -              -           371,155
Acquisition of subsidiary
 for stock                                  -             -            -            -              -            46,695


Shares of parent redeemed,
 par value $.0001                           -             -            -            -              -                 -
Shares of public subsidiary
 issued, par value $.001                    -             -            -            -              -                 -

Net loss                                    -             -            -            -       (979,635)         (979,635)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1997                           -             -            -            -     (3,132,478)         (644,538)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued for cash, net
 of offering costs                          -             -            -            -              -           605,879
Shares issued in cancellation
 of debt                                    -             -            -            -              -           525,000
Shares issued as compensation               -             -            -            -              -           350,000

Net loss                                    -             -            -            -     (1,009,945)       (1,009,945)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1998                           -             -            -            -     (4,142,423)         (173,604)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued in cancellation
 of debt                                    -             -            -            -              -            30,000
Shares issued for cash, net of
 offering costs                             -             -            -            -              -            41,412
Shares issued as compensation               -             -            -            -              -           465,682
Detachable warrants issued                  -             -            -            -              -           152,125
Detachable warrants exercised               -             -            -            -              -                 -
Debentures converted to stock               -             -            -            -              -           642,120

Net loss                                    -             -            -            -     (1,671,255)       (1,671,255)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1999                           -             -            -            -     (5,813,678)         (513,520)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued for cash, net of
 offering costs                             -             -            -            -              -           860,035
Shares issued in cancellation
 of debt                                    -             -            -            -              -           661,794
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -            31,265
Shares issued as compensation        (759,560)            -            -            -              -         1,798,907
Warrants exercised                          -             -            -            -              -                 -
Warrants expired                            -             -            -            -              -                 -

Net loss                                    -             -            -            -     (3,843,308)       (3,843,308)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 2000                    (759,560)            -            -            -     (9,656,986)       (1,004,827)



         See accompanying notes to the consolidated financial statements

                                      F-20


Shares issued for cash, net
 of offering costs                          -             -            -            -              -         1,264,255
Shares issued as compensation        (230,512)            -            -            -              -         1,337,249
Shares issued for previously
 purchased shares                           -             -            -            -              -           188,550
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -            69,080
Amortization of deferred
  compensation                        495,036             -            -            -              -           495,036
Stock options issued for
 services                                   -             -            -            -              -           439,544
Net loss                                    -             -            -            -     (4,079,806)       (4,079,806)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2001                    (495,036)            -            -            -    (13,736,792)       (1,290,919)

Shares issued for cash, net
 of offering costs                          -             -            -            -              -         2,096,299
Shares issued as compensation               -             -            -            -              -         1,048,026
Shares issued for previously
 purchased shares                           -             -            -            -              -             5,000
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -           543,556
Amortization of deferred
 compensation                         495,036             -            -            -              -           495,036
Shares issued in cancellation
 of notes payable                           -             -            -            -              -                 -
Stock options issued for
 services                                   -             -            -            -              -           225,000
Net loss                                    -             -            -            -     (4,057,153)       (4,057,153)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2002                           -             -            -            -    (17,793,945)         (935,155)


Shares issued for cash, net of
 offering costs                             -             -            -            -              -         2,409,789
Shares issued as compensation               -             -            -            -              -           553,842
Shares issued for previously
 purchased shares                           -             -            -            -              -           162,500
Shares issued in cancellation
 of accounts payable and
 accrued compensation                       -             -            -            -              -         3,458,566
Shares issued in cancellation
 of notes payable                           -             -            -            -              -                 -
Shares issued in connection
 with equity financing                      -             -            -            -              -                 -
Exercise of stock options                   -             -   (1,119,848)           -              -                 -
Shares reacquired in settlement
 of judgement                               -             -            -     (250,248)             -                 -
Stock options issued for
 services                                   -             -            -            -              -           145,000
Net loss                                    -             -            -            -     (5,520,531)       (5,520,531)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2003                           -             -   (1,119,848)    (250,248)   (23,314,476)          274,011

Shares issued for cash, net
 of offering costs                          -             -           -            -              -          4,300,938
Shares issued as compensation,
expensed                             (544,416)            -           -            -              -          1,246,062
Amortization of deferred
compensation                          240,000             -           -            -              -            240,000
Shares issued for previously
 purchased shares                           -             -           -            -              -             12,500
Exercise of stock options                   -             -  (4,858,820)           -              -                  -
Exercise of warrants                        -             -           -            -              -            450,000
Shares issued in connection
 with equity financing                      -             -           -            -              -          3,100,001
Stock retired in settlement of
 subscriptions receivable                   -             -   5,978,668            -              -                  -
Shares reacquired in settlement
of judgement                                -             -           -            -              -           (231,350)
Stock options issued for services           -             -           -            -              -            567,771
Other comprehensive income (loss)           -       (16,580)          -            -              -            (16,580)
Net loss                                    -             -           -            -     (4,864,361)        (4,864,361)
                                  ------------ ------------- -----------   ----------   ------------   ----------------
December 31, 2004                    (304,416)      (16,580)          -     (250,248)   (28,178,837)         5,078,992

Shares issued as compensation      (1,352,034)            -           -            -              -              7,650
Amortization of deferred
compensation                          416,912             -           -            -              -            416,912
Shares issued in connection with
equity financing                            -             -           -            -              -          1,399,999
Stock options issued for services           -             -           -            -              -             65,052
Other comprehensive income (loss)           -        (7,562)          -            -              -             (7,562)
Net loss                                    -             -           -            -     (4,076,467)        (4,076,467)
                                  ------------ ------------- -----------   ----------   ------------   ----------------
September 30, 2005                $(1,239,538) $    (24,142) $        -    $(250,248)  $(32,255,304)   $     2,884,576
                                  ============ ============= ===========   ==========   ============   ================



         See accompanying notes to the consolidated financial statements

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
 FROM INCEPTION (SEPTEMBER 5, 1994) TO SEPTEMBER 30,2005 AND FOR THE NINE MONTHS
                        ENDED SEPTEMBER 30, 2005 AND 2004


                                                          From                 For the Nine Months
                                                       Inception                      Ended
                                                   (September 5, 1994)             September 30,
                                                            To           ----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                June 30, 2005            2005              2004
                                                  --------------------   ---------------   ----------------
Net loss                                          $       (32,255,304)   $   (4,076,467)   $    (2,810,593)
Adjustments to reconcile net loss to net cash
    used in operating activities:
         Depreciation and amortization                      1,198,120            50,286             21,151
         Stock based compensation                           9,597,780             7,650            195,706
         Stock options issued for services                  1,442,367            65,052            503,269
         Amortization of deferred compensation              1,646,984           416,912                  -
         Foreign currency loss                                (16,904)          (16,904)                 -
         Other income                                        (231,350)                -                  -
Change in assets:
         Accounts receivable                                   (5,661)           (5,661)            13,007
         Interest receivable and prepaids                     (83,319)            6,270            (91,232)
         Deposits                                              12,941                 -                  -
Change in liabilities:                                              -                 -                  -
         Accounts payable and accrued expenses              2,193,071           162,091             24,024
                                                  --------------------   ---------------   ----------------

NET CASH USED IN OPERATING ACTIVITIES                     (16,501,275)       (3,390,771)        (2,144,668)
                                                  --------------------   ---------------   ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in note receivable                                (250,000)                -                  -
Purchase of technology                                       (108,969)                -                  -
Purchase of furniture and equipment                          (324,754)         (208,791)           (17,316)
Redemption of marketable securities                        (1,250,000)          750,000         (2,250,000)
Patent registration costs                                    (578,272)         (138,793)          (124,861)
                                                  --------------------   ---------------   ----------------

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES        (2,511,995)          402,416         (2,392,177)
                                                  --------------------   ---------------   ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrants                                        607,125                 -            450,000
Proceeds from debentures                                      642,120                 -                  -
Proceeds from stock issued for cash                        12,583,570                 -          4,290,939
Proceeds from equity financing                              4,500,000         1,399,999          3,100,000
Common stock to be issued                                     206,050                 -              5,000
Short-term loan repayments                                   (288,422)                -                  -
Short-term loan proceeds                                    1,612,922                 -                  -
                                                  --------------------   ---------------   ----------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                  19,863,365         1,399,999          7,845,939
                                                  --------------------   ---------------   ----------------

CHANGE IN CASH                                                850,095        (1,588,356)         3,309,094
CASH AT BEGINNING OF PERIOD                                         -         2,438,451            370,585
                                                  --------------------   ---------------   ----------------

CASH AT END OF PERIOD                             $           850,095    $      850,095    $     3,679,679
                                                  ====================   ===============   ================

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                     $                 -    $          468    $             -

NON-CASH FINANCING & INVESTING ACTIVITIES:
Purchase of net, non-cash assets of  subsidiary
     for stock                                    $               195    $            -    $             -
Short-term debt retired through issuance
    of stock                                      $         1,890,695    $            -    $             -
Issuance of common stock, previously subscribed   $           180,000    $            -    $        12,500
Treasury stock acquired through settlement
of judgement                                      $           250,248    $            -    $             -
Stock subscriptions receivable                    $         1,119,848    $            -    $             -
Stock received in settlement                      $          (231,350)   $            -
Stock as compensation for services                $         6,527,826    $    1,352,034    $             -
Stock issued in cancellation of accounts payable  $         4,248,938    $            -    $             -
Exercise of stock options                         $         4,858,820    $            -    $             -
Stock retired in settlement of subscriptions
receivable                                        $        (5,978,668)   $            -    $    (1,440,787)




   See accompanying notes to the consolidated financial statements (unaudited)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 2005


Note 1.  Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all the information and disclosures required for annual financial statements. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related footnotes for the year ended December 31, 2004, included in the Form 10-KSB for the year then ended.

In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 2005, and the results of operations and cash flows for the nine (9) month period ending September 30, 2005 have been included. The results of operations for the nine (9) month period ended September 30, 2005 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-KSB as filed with the U.S. Securities and Exchange Commission on April 15, 2005 for the year ended December 31, 2004.


Note 2.  Summary of Significant Accounting Policies


                                     General

Samaritan Pharmaceuticals, Inc. trades on the American Stock Exchange under the symbol LIV and its principal executive office is located in Las Vegas, Nevada.

Samaritan Pharmaceuticals, Inc. is working to ensure a longer and better life for patients suffering with AIDS, Alzheimer's, Cancer and Cardiovascular disease. Samaritan is a pipeline-driven biopharmaceutical company with a clear focus on advancing early stage innovative drugs through clinical development with our ultimate goal of bringing our novel therapeutics and diagnostic products to market.


                             Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.


                                Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three (3) months or less to be cash equivalents.

                               Revenue Recognition

During the quarter ended September 30, 2005, the Company incurred research expenditures pursuant to a grant received from the US Department of Health and Human Services. The Company recognized grant revenue of $120,179, the extent of such qualifying expenditures.

                             Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight line method over the estimated useful lives of the assets.


                                   Intangibles

1) Legal fees associated with filing patents are recorded at cost. Amortization, once the patent is approved, will be calculated using the straight-line method, over the estimated useful lives of the patents.

The Company has been issued one (1) U.S. patent and has seventeen (17) pending licensed patent applications in the U.S. to protect its proprietary methods and processes. The Company also has several licenses corresponding to foreign patent applications for some of these U.S. patent applications. As of September 30, 2005, the Company patent portfolio outside the U.S. comprised of two (2) licensed issued patents and seventeen (17) licensed pending patent applications. The issued U.S. patent and pending patent applications relate to Alzheimer's, Cancer, Cardiovascular and HIV indications.

Certain U.S. patents may be eligible for patent term extensions under the Hatch-Waxman Act for the lost opportunity to market and sell the invention during the regulatory review process.

The Company reviews patent costs for impairment by comparing the carrying value of the patents with the fair value. Fair value is estimated using the present value of expected future cash flows. The Company believes it will recover the full amount of the patent costs based on forecasts of sales of the products related to the patents.

2) Purchased technology rights are recorded at cost and are being amortized using the straight line method over the estimated useful life of the technology.


                                 Loss Per Share

The Company reports loss per common share in accordance with Statement of Financial Accounting Standards ("SFAS") no. 128, "Earnings Per Share." The per share effects of potential common shares such as warrants, options, convertible debt and convertible preferred stock have not been included, as the effect would be antidilutive. The Company had 24,076,018 options outstanding at September 30, 2005, which were not included.


                                Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


                                  Income Taxes

Pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS 109") "Accounting for Income Taxes", the Company accounts for income taxes under the liability method. Under the liability method, a deferred tax asset or liability is determined based upon the tax effect of the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted rates, which will be in effect when these differences reverse.

                         Research and Development Costs

Research and development costs are expensed when incurred. Research and development costs for the three (3) and nine (9) months ended September 30, 2005, were $824,204 and $2,365,103, respectively. Research and development costs for the three months and nine months ended September 30, 2004, were $475,432 and $896,321, respectively.


                         Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those on a quarterly basis for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.


                       Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107 "Disclosures about Fair Value of Financial Instruments" ("SFAS 107") requires the disclosure of fair value information about financial instruments whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Where quoted market prices are not readily available, fair values are based on quoted market prices of comparable instruments. The carrying amount of cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of those instruments.


                              Marketable Securities

At September 30, 2005, the Company held two (2) brokered Certificates of Deposit with a total market value of $1,242,763. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive loss in Shareholder's Equity. Realized gains and losses will be determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.


Note 3.  Stock Based Compensation

In December 2004, the FASB finalized SFAS No. 123R "Share-Based Payment" ("SFAS 123R"), amending SFAS No. 123, effective December 15, 2005. SFAS 123R will require the Company to expense stock options based on grant date fair value in its financial statements. Further, adoption of SFAS No. 123R will require additional accounting related to income tax effects and additional disclosure regarding cash flow effects resulting from share-based payments arrangements. The adoption of SFAS 123R will not affect the Company's cash flows or financial position, but may have an adverse impact on results of operations if options are granted in the future. In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment for APB Opinion No. 29". This statement amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for the Company's year ended December 31, 2006. Management is currently evaluating the impact of the adoption of SFAS No. 153 on the Company's consolidated financial position, liquidity, or results of operations.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. [Accordingly, compensation cost for the Company's stock at the date of the grant over the amount of an employee must pay to acquire the stock.] The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been reported as follows:


                                                       Nine (9)         Nine (9)         Three (3)       Three (3)
                                                    Months Ended     Months Ended     Months Ended     Months Ended
                                                    September 30,    September 30,    September 30,    September 30,
                                                       2005             2004             2005             2004
                                                   --------------   --------------   --------------    -------------
Net Loss:
  As reported                                      $(4,076,467)     $(2,810,593)     $(1,344,515)       $(959,172)
  Pro Forma                                        $(5,406,298)     $(3,910,593)     $(1,344,515)       $(959,172)
Basic and diluted loss per common share:
  As reported                                          $ (0.03)         $ (0.02)        $  (0.01)        $  (0.01)
  Pro Forma                                            $ (0.04)         $ (0.02)        $  (0.01)        $  (0.01)

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options with the following assumptions used for grants during the three months and nine months ended September 30, 2005. The per-share weighted average fair value of stock options granted during the three months and nine months ended September 30, 2005 was $0.15 and $0.43, respectively. On the date of grant using the Black-Scholes pricing model and the following assumptions were used for the three (3) and nine (9) months ended September 30, 2005:

                                                    Three (3)        Nine (9)
                                                     Months           Months
                                                    ---------        --------
        Expected dividend yield                        0%               0%
        Risk-free interest rate                        5%               5%
        Annualized volatility                         46%              44%


At September 30, 2005, the range of exercise price for all of the Company's outstanding stock options was $0.10 to $1.26, with an average remaining life of five (5) years and an average exercise price of $0.60.


Note 4.  Stockholders' Equity


                  Stock As Compensation And Settlement Of Debt

The Company issues stock as compensation for services valuing such issues premised upon the fair market value of the stock.

During the three (3) months ended September 30, 2005, the Company issued 15,000 shares of common stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $7,650 at $0.51 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense.

During the three (3) months ended September 30, 2005, the Company also issued 298,040 shares in connection with the common stock purchase agreement with Fusion Capital. The gross proceeds for these shares was $150,000.


                            Authorized Capital Stock

The Company has 250,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock.


                                  Stock Options

The following table summarizes the Company's stock options outstanding at September 30, 2005:


                                                                                Weighted
                                                                                average
                                                                 Shares      exercise price
                                                              ----------     --------------
    Outstanding and exercisable at December 31, 2004          20,924,930        $   0.56
      Granted                                                  3,201,088            0.88
      Exercised                                                        -               -
      Expired                                                   (50,000)          (1.00)
                                                              ----------     --------------
    Outstanding and exercisable at September 30, 2005         24,076,018        $   0.60

                                     PART II


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

None of our Directors will have personal liability to us or any of our shareholders for monetary damages for breach of fiduciary duty as a Director involving any act or omission of any such Director since provisions have been made in the Articles of Incorporation (restated as last amended June 10, 2005) limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a Director (a) for any breach of the Director's duty of loyalty to us or our shareholders, (b) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (c) under applicable Sections of the Nevada Revised Statutes, (d) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or (e) for any transaction from which the Director derived an improper personal benefit.

Our Bylaws provide for indemnification of the Directors, officers, and employees of Samaritan in most cases for any liability suffered by them or arising out of their activities as Directors, officers, and employees of Samaritan if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. Our Bylaws (restated as last amended April 18, 2005), therefore, limit the liability of Directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and Directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or Directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Samaritan in connection with such sale or purchase, including the misapplication by any such officer or Director of the proceeds from the sale of these securities, may be able to recover such losses from us.

The Company has entered into indemnification agreements with each of its Directors and officers, indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a Director or officer or served at our request as a Director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Nevada law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Samaritan except to the extent Nevada law shall permit broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by Samaritan's Articles of Incorporation (restated as last amended June 10, 2005) and by Nevada law.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:

                           Registration Fees                          $   786.24
                           Legal Fees and Expenses                   $ 50,000.00
                           Accounting Fees                           $ 20,000.00
                           Miscellaneous                             $ 14,213.76
                                                                     -----------
                           Total                                     $ 85,000.00
                                                                     ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

The following discussion sets forth securities sold by the Company in the recent past, including any during the period covered by this registration statement. These securities were shares of Common Stock of the Company, they were sold for cash unless otherwise noted, they were sold in private transactions to persons believed to be of a class of "accredited investors" not affiliated with the Company unless otherwise noted, and purchasing the shares with an investment intent, and the Company relied upon, among other possible exemptions, Section 4(2) of the Securities Act of 1933, as amended. It's reliance on said exemption was based upon the fact that no public solicitation was used by the Company in the offer or sale, and that the securities were legend shares, along with a notation at the respective transfer agent, restricting the shares from sale or transfer as in customary with reference to Rule 144 of the U.S. Securities and Exchange Commission ("SEC").

During the year ended December 31, 2004, the Company issued an aggregate of 2,081,249 shares of Common Stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $1,790,478 ranging from $0.16-$1.19 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense. During the year ended December 31, 2004 the Company exchanged 11,426,733 shares of the Company Stock for $4,300,938.

During the year ended December 31, 2003, the Company issued an aggregate of 4,062,833 shares of Common Stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $553,842 ranging from $0.16 to $0.71 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense. During the year ended December 31, 2003 the Company exchanged 12,740,870 shares of the Common Stock in settlement of accounts payable, accrued salaries for officers and equity financing totaling $1,152,703. To the extent that the market value of shares issued as payment of accrued salaries exceeded the recorded amount of accrued salaries, such amount was recognized as additional compensation. The amount of additional compensations recorded at December 31, 2003 was $2,305,863. During the year 2003, through various private placements, the Company sold 17,493,664 shares for $2,409,789.

During the year ended December 31, 2002, the Company issued an aggregate of 3,840,525 shares of Common Stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $1,048,026 ranging from $0.17-$0.25 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense. During the year ended December 31, 2002 the Company exchanged 4,265,184 shares of the Company's Common Stock in settlement of accounts payable.


ITEM 27.  EXHIBITS

Listed below are all exhibits filed as part of this report. Some exhibits are filed by the Registrant with the SEC pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended.


EXHIBIT NO.           DESCRIPTION                                         LOCATION
-----------           ------------------------------------------------    -------------------------------------------------
2.1                   Agreement and Plan of Reorganization                Incorporated by reference to Exhibit 2.1 to the
                                                                          Company's Form 10-SB12G as filed with the U.S.
                                                                          Securities and Exchange Commission on July 21,
                                                                          1999

3.1                   Articles of Incorporation, restated as last         Incorporated by reference to Exhibit 3.1 to the
                      amended June 10, 2005                               Company's Current Report on Form 8-K as filed
                                                                          with the U.S. Securities and Exchange Commission
                                                                          on July 8, 2005

3.2                   Bylaws, restated as last amended April 18, 2005     Incorporated by reference to Exhibit 3.2 to the
                                                                          Company's Current Report on Form 8-K as filed
                                                                          with the U.S. Securities and Exchange Commission
                                                                          on July 8, 2005

4.1                   Form of Common Stock Certificate                    Incorporated by reference to Exhibit 4.1 to the
                                                                          Company's Current Report Form 10-SB12G as filed
                                                                          with the U.S. Securities and Exchange Commission
                                                                          on July 21, 1999

4.2                   Amended Samaritan Pharmaceuticals, Inc. 2001        Incorporated by reference to Exhibit 4.2 to the
                      Stock Option Plan                                   Company's Quarterly Report on Form 10-QSB as
                                                                          filed with the U.S. Securities and Exchange
                                                                          Commission on August 16, 2004

                                      II-2


EXHIBIT NO.           DESCRIPTION                                         LOCATION
-----------           ------------------------------------------------    -------------------------------------------------
4.3                   Samaritan Pharmaceuticals, Inc.  2005 Stock         Incorporated by reference to Schedule 14-A
                      Option Plan                                         Information Statement as filed with the U.S.
                                                                          Securities and Exchange Commission on April 29,
                                                                          2005 and approved by the shareholders on
                                                                          June 10, 2005

5.1                   Opinion re: legality                                Provided herewith

10.1                  Assignment of Invention, dated September 6, 2000,   Incorporated by reference to Exhibit 10.1 to the
                      by and between Linda Johnson and the Company        Company's Quarterly Report on Form 10-QSB as
                                                                          filed with the U.S. Securities and Exchange
                                                                          Commission on August 14, 2002

10.2                  Assignment of Invention, dated May 14, 2999, by     Incorporated by reference to Exhibit 10.2 to the
                      and between Linda Johnson and Spectrum              Company's Quarterly Report on Form 10-QSB as
                      Pharmaceuticals Corporation                         filed with the U.S. Securities and Exchange
                                                                          Commission on August 14, 2002

10.3                  Assignment of Invention, dated May 22, 1990, by     Incorporated by reference to Exhibit 10.3 to the
                      and between Alfred T. Sapse and Spectrum            Company's Quarterly Report on Form 10-QSB as
                      Pharmaceutical Corporation                          filed with the U.S. Securities and Exchange
                                                                          Commission on August 14, 2002

10.4                  Common Stock Purchase Agreement (Purchase           Incorporated by reference to Exhibit 10.1 to the
                      Agreement I), dated April 22, 2003, by and          Company's Current Report on Form 8-K as filed
                      between the Company and Fusion Capital Fund II,     with the U.S. Securities and Exchange Commission
                      LLC                                                 on April 25, 2003

10.5                  Registration Rights Agreement, dated April 22,      Incorporated by reference to Exhibit 10.2 to the
                      2003, by and between the Company and Fusion         Company's Current Report on Form 8-K as filed
                      Capital Fund II, LLC                                with the U.S. Securities and Exchange Commission
                                                                          on April 25, 2003

10.6                  Employment Agreement, dated as of January 1,        Incorporated by reference to Exhibit 10.6 to the
                      2001, by and between Samaritan Pharmaceuticals,     Company's Quarterly Report on Form 10-QSB as
                      Inc. and Mr. Thomas Lang                            filed with the U.S. Securities and Exchange
                                                                          Commission on August 16, 2004

10.7                  Form of Trust Under Samaritan Pharmaceuticals,      Incorporated by reference to Exhibit 10.10 to
                      Inc. Deferred Compensation Plan                     the Company's Quarterly Report on Form 10-QSB as
                                                                          filed with the U.S. Securities and Exchange
                                                                          Commission on August 14, 2002

10.8                  Employment Agreement, dated as of June 1, 2004,     Incorporated by reference to Exhibit 10.8 to the
                      by and between Samaritan Pharmaceuticals, Inc.      Company's Quarterly Report on Form 10-QSB as
                      and Eugene Boyle                                    filed with the U.S. Securities and Exchange
                                                                          Commission on August 14, 2002

10.9                  Employment Agreement, dated as of January 1,        Incorporated by reference to Exhibit 10.9 to the
                      2001, by and between Samaritan Pharmaceuticals,     Company's Quarterly Report on Form 10-QSB as
                      Inc. and Janet Greeson                              filed with the U.S. Securities and Exchange
                                                                          Commission on August 14, 2002

10.10                 Master Clinical Trial and Full Scale                Incorporated by reference to Exhibit 10.10 to
                      Manufacturing Agreement, dated October 5, 2004,     the Company's Quarterly Report on Form 10-QSB as
                      by and between the Company and Pharmaplaz, LTD      filed with the U.S. Securities and Exchange
                                                                          Commission on November 15, 2004

10.11                 Common Stock Purchase Agreement (Purchase           Incorporated by reference to Exhibit 10.11 to
                      Agreement II), dated May 12, 2005, as amended,      the Company's Quarterly Report on Form 10-QSB as
                      by and between the Company and Fusion Capital       filed with the U.S. Securities and Exchange
                      Fund II, LLC                                        Commission on May 13, 2005

                                      II-3


EXHIBIT NO.           DESCRIPTION                                         LOCATION
-----------           ------------------------------------------------    -------------------------------------------------
10.12                 Amendment to Common Stock Purchase Agreement,       Provided herewith
                      dated December 19, 2005, by and between the
                      Company and Fusion Capital Fund II, LLc

10.13                 Registration Rights Agreement, dated May 12,        Incorporated by reference to Exhibit 10.12 to
                      2005, by and between the Company and Fusion         the Company's Quarterly Report on Form 10-QSB as
                      Capital Fund II, LLC                                filed with the U.S. Securities and Exchange
                                                                          Commission on May 13, 2005

10.14                 Norbrook Supply Agreement                           Incorporated by reference to Exhibit 1 to the
                                                                          Company's Current Report on Form 8-K as filed
                                                                          with the U.S. Securities and Exchange Commission
                                                                          on September 27, 2005

10.15                 Research Collaboration and Licensing Agreement,     Incorporated by reference to Exhibit 10.10 to
                      dated June 8, 2001, by and between Georgetown       the Company's Registration Statement on Form
                      University and Samaritan Pharmaceuticals, Inc.      SB-2 as filed with the U.S. Securities and
                                                                          Exchange Commission on July 30, 2003

13.1                  Samaritan Pharmaceuticals, Inc. Annual Report on    Filed on Form 10-KSB on April 15, 2005 and
                      Form 10-KSB                                         incorporated herein by reference

14.1                  The Samaritan Pharmaceuticals, Inc. Code of         Incorporated by reference to Exhibit 14.1 to the
                      Conduct                                             Company's Form 10-KSB as filed with the U.S.
                                                                          Securities and Exchange Commission on April 15,
                                                                          2003

16.1                  Letter Regarding Change in Certifying Accountant    Incorporated by reference to Exhibit 16.1 to the
                                                                          Company's Current Report on Form 8-K as filed
                                                                          with the U.S. Securities and Exchange Commission
                                                                          on September 27, 2002

21                    List of Subsidiaries                                Incorporated by reference to Exhibit 21 to the
                                                                          Company's Quarterly Report on Form 10-QSB as
                                                                          filed with the U.S. Securities and Exchange
                                                                          Commission on August 15, 2005

23.1                  Consent of Independent Registered Public            Provided herewith
                      Accounting Firm

23.2                  Consent of Nevada Counsel                           Provided herewith (contained in Exhibit 5.1
                                                                          provided herewith)

ITEM 28.  UNDERTAKINGS

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Las Vegas, Nevada, on December 15, 2005.

                                                SAMARITAN PHARMACEUTICALS, INC.

                                                By:  /s/ Dr. Janet R. Greeson
                                                     ---------------------------
                                                         Dr. Janet R. Greeson
                                                         Chief Executive Officer


                                                By:  /s/ Mr. Eugene Boyle
                                                     ---------------------------
                                                         Mr. Eugene Boyle
                                                         Chief Financial Officer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                                   TITLE                                    DATE
------------------------------------        ------------------------------------     ---------------------
/s/ Dr. Janet R. Greeson                    Chief Executive Officer and Director     December 15, 2005
------------------------------------
Dr. Janet R. Greeson                        (Principal Executive Officer)


/s/ Mr. Eugene Boyle                        Chief Financial Officer and Director     December 15, 2005
------------------------------------
Mr. Eugene Boyle                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Mr. Welter Holden                       Director                                 December 15, 2005
------------------------------------
Mr. Welter Holden


/s/ Mr. Doug Bessert                        Director                                 December 15, 2005
------------------------------------
Mr. Doug Bessert


/s/ Ms. Cynthia C. Thompson                 Director                                 December 15, 2005
------------------------------------
Ms. Cynthia C. Thompson


/s/ Mr. H. Thomas Winn                      Director                                 December 15, 2005
------------------------------------
Mr. H. Thomas Winn


/s/ Dr. Laurent Lecanu                      Director                                 December 15, 2005
------------------------------------
Dr. Laurent Lecanu


/s/ Dr. Erasto R. Saldi                     Director                                 December 15, 2005
------------------------------------
Dr. Erasto R. C. Saldi